The depositor has filed a registration  statement  (including a base  prospectus) with the SEC for the offering to which this term sheet  supplement  relates.  Before you invest,  you should read the base prospectus in that registration  statement and other documents the depositor has filed with the SEC for more complete  information about the issuing  entity and this  offering.  You may obtain these  documents free of charge by visiting EDGAR on the SEC  Web  site at  www.sec.gov.  Alternatively,  the  issuing  entity,  any  underwriter  or any  dealer participating  in the  offering  will  arrange  to send you the base  prospectus  if you  request it by calling toll-free 1-866-803-9204. Please click here  http:// www.bearstearns.com/prospectus/sami  or visit the following website:  http:// www.bearstearns.com/prospectus/sami  for a copy  of the  base  prospectus  applicable  to this offering.

This term sheet  supplement is not required to contain all  information  that is required to be included in the base prospectus.

The information in this term sheet supplement is preliminary and is subject to completion or change.

The  information in this term sheet  supplement,  if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet  supplement is not an offer to sell or a  solicitation  of an offer to buy these  securities in any state where such offer, solicitation or sale is not permitted.

The  securities  referred to in this term sheet  supplement  are being  offered  when,  as and if issued.   Our
obligation to sell securities to you is conditioned on the securities having the  characteristics  described in this term sheet  supplement.  If that condition is not  satisfied,  we will notify you, and neither the issuing entity nor the  underwriter  will have any  obligation  to you to deliver all or any portion of the  securities which you have  committed  to  purchase,  and there will be no  liability  between us as a  consequence  of the non-delivery.

                                             TERM SHEET SUPPLEMENT

                                 Bear Stearns Mortgage Funding Trust 2006-AR5
                                                Issuing Entity

                                           EMC Mortgage Corporation
                                             Servicer and Sponsor

                                 Structured Asset Mortgage Investments II Inc.
                                                   Depositor

                                 Bear Stearns Mortgage Funding Trust 2006-AR5
                              Mortgage Pass-Through Certificates, Series 2006-AR5

The  certificates  are  obligations  only of the trust.  Neither the  certificates  nor the mortgage  loans are insured or guaranteed by any person,  except as described  herein.  Distributions on the  certificates  will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

Neither  the  Securities  and  Exchange  Commission  nor any  state  securities  commission  has  approved  the certificates  or  determined  if this term sheet  supplement  or the  prospectus  is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney  General of the state of New York has not passed on or endorsed the merits of this  offering.  Any representation to the contrary is unlawful.

For use with  securitizations  involving Bear Stearns Option ARM loans and 5 Yr. Secure Option ARM loans,  each with  negative  amortization  features,  consisting  of  certain  classes  of  Class  A,  Class  M and  Class B certificates  with  multiple  loan  groups  and  with an  overcolleralization  structure.  Certain  classes  of certificates may be grantor trust certificates or have the benefit of a certificate  insurance policy,  each as further described herein.

                                           Bear, Stearns & Co. Inc.
                                                  Underwriter
                                         Dated as of December 6, 2006
                            For use with the base prospectus dated October 23, 2006

                  Important notice about information presented in this term sheet supplement and the accompanying prospectus

You should rely only on the information  contained in this document.  We have not authorized  anyone to provide you with different information.

We provide  information to you about the offered  certificates  in two separate  documents  that  progressively provide more detail:

o       the accompanying  prospectus,  which provides general information,  some of which may not apply to this series of certificates; and

o       this term sheet supplement, which describes the specific terms of your certificates.

Annex I is incorporated into and comprises a part of this term sheet supplement as if fully set forth herein.

The  description  of your  certificates  in this term sheet  supplement  is  intended  to enhance  the  related description  in the prospectus  and you should rely on the  information  in this term sheet  supplement and the related term sheet as providing additional detail not available in the prospectus.

The  Depositor's  principal  offices  are  located  at 383  Madison  Avenue,  New York,  New York 10179 and its
telephone number is (212) 272-2000.

NOTWITHSTANDING  ANY OTHER  EXPRESS OR IMPLIED  AGREEMENT TO THE  CONTRARY,  THE  SPONSOR,  THE  SERVICER,  THE
TRUSTEE,  EACH RECIPIENT OF THE RELATED TERM SHEET SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF,  EACH HOLDER OF A
CERTIFICATE,  AGREES AND ACKNOWLEDGES  THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES,
REPRESENTATIVES  AND OTHER AGENTS MAY DISCLOSE,  IMMEDIATELY UPON  COMMENCEMENT OF DISCUSSIONS,  TO ANY AND ALL
PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE  CERTIFICATES  AND THE REMICS,  THE  TRANSACTIONS  DESCRIBED
HEREIN AND ALL MATERIALS OF ANY KIND  (INCLUDING  OPINIONS OR OTHER TAX  ANALYSES)  THAT ARE PROVIDED TO ANY OF
THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE.

                                             TRANSACTION STRUCTURE

                                                     RISK FACTORS

        You are encouraged to carefully  consider the following risk factors in connection with the purchase of the offered certificates:

       Your Yield on the  Certificates  Will be Subject to any Negative  Amortization  on the Related  Mortgage
Loans.

        All of the  mortgage  loans in the trust fund are negative  amortization  loans.  Generally,  after the initial fixed rate period  following  origination  (as set forth in the related  mortgage  note),  the interest rates on the  negative  amortization  loans  included  in the trust will  typically  adjust  either  monthly or semi-annually,  as applicable,  but their monthly  payments and  amortization  schedules  adjust  annually.  In addition,  in most  circumstances,  the amount by which a monthly  payment may be adjusted on an annual payment adjustment  date may be limited and may not be sufficient to amortize fully the unpaid  principal  balance of a mortgage loan over its remaining  term to maturity.  The initial  interest  rates on most of the mortgage loans are lower than the sum of the indices  applicable at origination  and the related  margins.  During a period of rising  interest  rates,  as  well as  prior  to the  annual  adjustment  to the  monthly  payment  made by the mortgagor,  the amount of interest  accruing on the principal  balance of these  mortgage  loans may exceed the amount of the  minimum  monthly  payment.  As a  result,  a  portion  of the  accrued  interest  on  negatively amortizing  loans may become deferred  interest which will be added to their  principal  balances and will also bear interest at the  applicable  interest  rates.  The amount of any deferred  interest  accrued on a mortgage loan  during a due period  will  reduce the amount of  interest  available  to be  distributed  on the  related certificates on the related distribution date.

        If the interest rates on the mortgage loans decrease prior to an adjustment in the monthly  payment,  a larger  portion of the monthly  payment will be applied to the unpaid  principal  balance of the mortgage loan, which may cause the related  classes of  certificates  to amortize  more quickly.  Conversely,  if the interest rates on the mortgage loans increase prior to an adjustment in the monthly  payment,  a smaller  portion of the monthly  payment  will be applied to the unpaid  principal  balance of the mortgage  loan,  which may cause the related classes of certificates to amortize more slowly.

        With respect to the Bear Option ARM loans, on the fifth payment  adjustment date of a mortgage loan and every fifth payment  adjustment  date  thereafter  and the last payment  adjustment  date prior to the mortgage loan's  maturity,  the monthly  payment due on that mortgage  loan will be reset without  regard to the related periodic  payment cap or, if the unpaid  principal  balance  equals or exceeds a percentage of 110% or 115% (as applicable)  of the  original  principal  balance due to  deferred  interest,  the monthly  payment due on that mortgage  loan will be reset  without  regard to the  related  periodic  payment  cap, in each case in order to provide for the  outstanding  balance of the mortgage loan to be paid in full at its maturity by the payment of equal  monthly  installments.  With  respect to the 5 Yr. Bear  Secure  Option ARM loans,  the initial  minimum monthly  payment  is  calculated  on the basis of the  original  loan  amount  and an  interest  rate below the original  interest  rate  of  generally  up to 3%.  On the  fifth  payment  adjustment  date  or if the  unpaid principal  balance  equals or exceeds a percentage of 110% or 115% (as  applicable)  of the original  principal balance due to deferred  interest,  the monthly  payment due on that mortgage loan will be reset without regard to the related  periodic  payment  cap, to an interest  only  payment in an amount  equal to the full amount of accrued  interest on the mortgage loan calculated  based on the outstanding  principal  balance of the mortgage loan and the interest  rate then in effect.  These  adjustment  features are likely to  substantially  increase the monthly  payment due from borrowers and are likely to affect the rate at which  principal on these mortgage loans is paid and may  create a  greater  risk of  default  if the  borrowers  are  unable  to pay the  monthly payments  on the  related  increased  principal  balances.  It is  expected  that if a  borrower  paid only the minimum  monthly  payment due under the mortgage loan,  such mortgage loan would reach the applicable  negative amortization percentage within approximately four years of  origination.

        The amount of deferred  interest,  if any,  with respect to the  mortgage  loans for a given month will reduce  the  amount of  interest  collected  on these  mortgage  loans and  available  to be  distributed  as a distribution  of  interest  to the  related  classes of  certificates.  The  resulting  reduction  in  interest collections  on the mortgage loans will be offset,  in part or in whole,  by applying all payments of principal received on the mortgage loans in the related loan group to interest  distributions  on the related  classes of certificates.  For any  distribution  date,  the net deferred  interest on the mortgage loans will be allocated to each  class of  certificates  as set  forth in the Term  Sheet.  The  amount  of the  reduction  of  accrued interest  distributable  to each class of certificates  attributable to net deferred  interest will be added to the current  principal  amount of that class.  Only the amount by which the payments of  principal  received on the  mortgage  loans  exceed the amount of  deferred  interest on the  mortgage  loans will be  distributed  as principal to the related classes of certificates.  The increase in the class  certificate  balance of any class of  certificates  and the slower  reduction in the class  certificate  balances due to the use of all principal collected  on the  mortgage  loans to offset  the  deferred  interest  will have the effect of  increasing  the weighted  average lives of the  certificates  and  increasing  your exposure to realized  losses on the related mortgage  loans.  We cannot  predict  the extent to which  mortgagors  will  prepay  their  mortgage  loans and therefore  cannot  predict  the  extent of the  effect  of the  allocation  of net  deferred  interest  on your certificates.

        In  addition,  as the  principal  balance of a mortgage  loan  subject to  negative  amortization  will increase by the amount of deferred  interest  allocated to such loan,  the  increasing  principal  balance of a negative  amortization  loan  may  approach  or  exceed  the  value of the  related  mortgaged  property,  thus increasing  the likelihood of defaults as well as the amount of any loss  experienced  with respect to any such negative  amortization  that is required to be  liquidated.  Furthermore,  each  mortgage loan provides for the payment of any remaining  unamortized  principal balance thereto (due to the addition of deferred interest,  if any, to the  principal  balance of the  mortgage  loan) in a single  payment at the  maturity of such  mortgage loan.  Because the related  mortgagors  may be required to make a larger single  payment upon  maturity,  it is possible that the default risk  associated  with mortgage  loans  subject to negative  amortization  is greater than associated with fully amortizing mortgage loans.

       Some of the Mortgage Loans Have a Limited Performance History.

        The 5 Yr. Bear  Secure  Option ARM loans  included  in loan group II are a new product in the  mortgage marketplace.  The performance of these mortgage loans may be  significantly  different than mortgage loans that
fully  amortize  or  have  other  negative   amortization  features  that  are  more  common  to  the  mortgage marketplace.  In particular,  the depositor is not aware of any performance  history for mortgage loans of this type,  including with respect to losses,  delinquencies  or  prepayments.  If the performance of these mortgage loans is  substantially  worse or different  than  assumed by an  investor,  there may be delays in payment and increased  losses on the mortgage  loans.  Such delays and losses on the  mortgage  loans could affect the rate and timing of payments on the certificates.

       The Offered  Certificates Will Have Limited  Liquidity,  So You May Be Unable to Sell Your Securities or
May Be Forced to Sell Them at a Discount from Their Fair Market Value.

        The  underwriter  intends  to  make  a  secondary  market  in the  offered  certificates,  however  the underwriter  will not be obligated to do so. There can be no assurance that a secondary  market for the offered certificates  will develop or, if it does  develop,  that it will provide  holders of the offered  certificates with  liquidity of investment or that it will continue for the life of the offered  certificates.  As a result, any resale  prices that may be available for any offered  certificate  in any market that may develop may be at a discount from the initial  offering price or the fair market value  thereof.  The offered  certificates  will not be listed on any securities exchange.

       Credit  Enhancement  Is Limited;  The Failure of Credit  Enhancement  to Cover  Losses on the Trust Fund
Assets May Result in Losses Allocated to the Offered Certificates.

        The  subordination  of the subordinate  certificates to the senior  certificates as described herein is intended to enhance the likelihood that holders of the senior  certificates and, to a more limited extent,  the holders of the related  offered  subordinate  certificates,  will  receive  regular  payments  of interest  and principal and to provide the holders of the senior  certificates and, to a more limited extent,  the holders of the offered  subordinate  certificates with a higher payment priority,  with protection against losses realized when the  remaining  unpaid  principal  balance on a related  mortgage  loan  exceeds  the  amount of  proceeds recovered upon the  liquidation  of that mortgage loan. In general,  this loss  protection is  accomplished  by allocating  the  principal  portion of any realized  losses,  to the extent not covered by excess spread or any overcollateralization,  among the related  certificates,  beginning with the subordinate  certificates with the lowest payment  priority,  until the current  principal  amount of that  subordinate  class has been reduced to zero.  The  principal  portion  of  realized  losses  are then  allocated  to the  next  most  junior  class of subordinate  certificates,  until the current  principal  amount of each class of subordinate  certificates  is reduced to zero. If no subordinate  certificates remain  outstanding,  the principal portion of realized losses on a mortgage loan will be allocated to the related senior  certificates  in the order of priority as described in the Term Sheet until the current  principal  amount  thereof has been reduced to zero.  Accordingly,  if the aggregate  current  principal amount of the non-offered  subordinate  certificates  were to be reduced to zero, delinquencies  and  defaults on the  mortgage  loans  would  reduce the amount of funds  available  for monthly distributions to the holders of the offered  subordinate  certificates  and, if the aggregate current principal amount of the offered  subordinate  certificates were to be reduced to zero,  delinquencies and defaults on the mortgage  loans would  reduce the amount of funds  available  for monthly  distributions  to the holders of the senior certificates.

        Certain  classes  of  certificates  may be  insured  by a  certificate  insurance  policy  issued  by a certificate  insurer.  Only the insured  certificates  will be entitled to any benefits of the related  policy.
In the  absence of payment  under the  certificate  insurance  policy,  the  holders  of the  related  class of certificates will directly bear the credit risks associate with their certificates.

        The ratings of the offered  certificates  by the rating  agencies may be lowered  following the initial issuance  thereof  as a result of losses  on the  mortgage  loans in the  related  loan  group in excess of the levels  contemplated  by the  rating  agencies  at the  time of  their  initial  rating  analysis.  None of the depositor,  the  sponsor,  the trustee  nor any of their  respective  affiliates  will have any  obligation  to replace or  supplement  any credit  enhancement,  or to take any other  action to  maintain  the ratings of the
offered   certificates.   See   "Description  of  Credit   Enhancement-Reduction   or  Substitution  of  Credit
Enhancement" in the prospectus.

        Developments  in Specified  Regions Could Have a  Disproportionate  Effect on the Mortgage Loans due to
Geographical Concentrations of Mortgaged Properties.

        Some of the mortgage  loans may be  concentrated  in certain  geographical  regions.  Property in those regions may be more  susceptible  than  properties  located in other  parts of the country to certain  types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.  In addition:

o       economic conditions in a specific region with a significant  concentration of properties underlying the mortgage  loans  (which may or may not affect  real  property  values) may affect the ability of borrowers to repay their loans on time;

o       declines in a region's  residential  real estate market may reduce the values of properties  located in that region, which would result in an increase in the loan-to-value ratios; and

o       any  increase  in the market  value of  properties  located in a  particular  region  would  reduce the loan-to-value  ratios and could,  therefore,  make alternative sources of financing available to the borrowers at lower interest rates,  which could result in an increased rate of prepayment of the mortgage loans.

        Any risks associated with mortgage loan  concentration  may affect the yield to maturity of the offered certificates  to the extent  losses  caused by these  risks are not  covered by  subordination  provided by the subordinate certificates.

        A Transfer of Servicing May Result in an Increased Risk of Delinquency and Loss on the Mortgage Loans.

        It is expected that the primary  servicing for a portion of the mortgage  loans will be  transferred to the servicer  within one month of the closing  date;  however,  the  servicer  will be obligated to service the mortgage  loans as of the closing date.  Any  servicing  transfer  will involve  notifying  mortgagors to remit payments to a new  servicer,  transferring  physical  possession  of loan files and records to the new servicer and entering loan and mortgagor data on the management  information  systems of the new servicer.  Accordingly, such  transfers  could  result in  misdirected  notices,  misapplied  payments,  data input  problems and other problems.  In addition,  investors should note that when the servicing of mortgage loans is transferred,  there is generally an increase in delinquencies  associated with such transfer.  Such increase in  delinquencies  and problems  incurred  with the transfer to the new servicer may result in losses,  which,  to the extent they are not  absorbed  by credit  enhancement,  will cause  losses or  shortfalls  to be incurred by the holders of the offered  certificates.  In addition,  any higher  default rate  resulting  from such  transfer may result in an acceleration of prepayments on those mortgage loans.

        The Underwriting  Standards of Some of the Mortgage Loans Do Not Conform to the Standards of Fannie Mae
or Freddie Mac and May Increase the Risk of Payment Application Errors.

        Some of the mortgage loans were underwritten  generally in accordance with underwriting standards which are  primarily  intended to provide for single  family  "non-conforming"  mortgage  loans.  A  "non-conforming"
mortgage  loan means a mortgage  loan which is  ineligible  for  purchase  by Fannie Mae or Freddie  Mac due to either credit  characteristics  of the related  mortgagor or  documentation  standards in  connection  with the underwriting  of the  related  mortgage  loan  that do not meet the  Fannie  Mae or  Freddie  Mac  underwriting guidelines for "A" credit mortgagors.  These credit  characteristics  include mortgagors whose creditworthiness and repayment  ability do not satisfy such Fannie Mae or Freddie Mac  underwriting  guidelines  and  mortgagors who may have a record of credit write-offs,  outstanding  judgments,  prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting  guidelines.  These documentation standards may include  mortgagors who provide limited or no  documentation in connection with the underwriting of the related
mortgage  loan.  Accordingly,   mortgage  loans  underwritten  under  the  originator's  non-conforming  credit underwriting  standards are likely to experience  rates of  delinquency,  foreclosure and loss that are higher, and may be  substantially  higher,  than mortgage loans originated in accordance with the Fannie Mae or Freddie
Mac  underwriting  guidelines.  Any  resulting  losses,  to the extent not covered by credit  enhancement,  may affect the yield to maturity of the related offered certificates.

        Book-Entry Securities May Delay Receipt of Payment and Reports.

        If the trust fund issues certificates in book-entry form,  certificateholders  may experience delays in receipt of payments  and/or  reports  since  payments  and reports  will  initially  be made to the  book-entry depository  or its  nominee.  In addition,  the  issuance of  certificates  in  book-entry  form may reduce the liquidity of  certificates  so issued in the secondary  trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

        The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

        The yield to maturity on the offered certificates will depend, in general, on:

o       the applicable purchase price; and

o       the  rate  and  timing  of  principal  payments  (including  prepayments,  collections  upon  defaults, liquidations  and repurchases and the allocation of deferred  interest) on the related  mortgage loans and the  allocation  thereof to reduce or  increase  the current  principal  amount of the offered certificates, as well as other factors.

        The yield to  investors  on the offered  certificates  will be  adversely  affected  by any  allocation thereto of interest shortfalls on the mortgage loans.

       In general,  if the offered  certificates are purchased at a premium and principal  distributions  occur at a rate faster than  anticipated  at the time of purchase,  the  investor's  actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely,  if the offered  certificates  are purchased at a discount and  principal  distributions  occur at a rate slower than that  anticipated  at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

        The rate and timing of distributions  allocable to principal on the offered  certificates  will depend, in general,  on the rate and timing of principal payments  (including  prepayments,  collections upon defaults, liquidations  and  repurchases  and  the  allocation  of  deferred  interest)  on the  mortgage  loans  and the allocation  thereof to pay principal on these  certificates  as provided  herein.  As is the case with mortgage pass-through  certificates  generally,  the offered  certificates are subject to substantial inherent cash-flow uncertainties  because the  mortgage  loans may be prepaid at any time.  However,  with  respect to some of the mortgage loans, a prepayment  within one to four years of its origination may subject the related  mortgagor to a prepayment  charge,  which may act as a deterrent to prepayment  of the mortgage  loan during the  applicable period.  However, under certain circumstances,  the prepayment charge may be waived by the servicer.  There can be no  assurance  that any  prepayment  charges  will have any  effect  on the  prepayment  performance  of the mortgage loans. See "Description of the Mortgage Loans" herein.

        The sponsor  may,  from time to time,  implement  programs  designed to  encourage  refinancing.  These programs may include,  without limitation,  modifications of existing loans, general or targeted solicitations, the  offering of  pre-approved  applications,  reduced  origination  fees or closing  costs or other  financial incentives.  Targeted solicitations may be based on a variety of factors,  including the credit of the borrower or the location of the  mortgaged  property.  In addition,  the sponsor may encourage  assumptions  of mortgage loans,  including  defaulted  mortgage  loans,  under  which  creditworthy  borrowers  assume  the  outstanding indebtedness  of the mortgage  loans which may be removed from the related  mortgage pool. As a result of these programs,  with respect to the mortgage pool  underlying  any trust,  the rate of principal  prepayments of the mortgage  loans in the  mortgage  pool may be higher than would  otherwise  be the case and in some cases,  the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

        Generally,  when prevailing  interest rates are increasing,  prepayment rates on mortgage loans tend to decrease.  A decrease in the prepayment  rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered  certificates  at a time when  reinvestment  at higher  prevailing  rates would be desirable.

        Conversely,  when prevailing  interest rates are declining,  prepayment rates on mortgage loans tend to increase.  An increase in the  prepayment  rates on the mortgage  loans will result in a greater rate of return of principal to investors in the offered  certificates at time when  reinvestment at comparable  yields may not be possible.

        During at least the first  three  years  after the  Closing  Date,  the entire  amount of  payments  of principal  with  respect to the  mortgage  loans will be  allocated  to the senior  certificates,  as described herein,  unless the current  principal  amount of the senior  certificates  has been reduced to zero. This will accelerate the  amortization  of the senior  certificates  in each  certificate  group as a whole while, in the absence of losses in respect of the  mortgage  loans,  increasing  the  percentage  interest  in the  principal balance of the mortgage loans the subordinate certificates evidence.

        For further information  regarding the effect of principal prepayments on the weighted average lives of the offered  certificates,  see "Yield and Prepayment  Considerations"  herein,  including the tables  entitled
"Percent of Initial Principal Amount Outstanding" in this term sheet supplement.

        The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

        When certain  classes of certificates  provide credit  enhancement for other classes of certificates it is sometimes  referred to as  "subordination."  For purposes of this term sheet supplement,  subordination with respect to the offered certificates or "subordinated classes" generally means:

o       with  respect  to the  Class A  certificates  in a loan  group:  the Class M  certificates  and Class B certificates in such loan group and any overcollateralization in such loan group;

o       with respect to the Class M certificates  in a loan group:  each class, if any, of Class M certificates in such loan group with a higher  numerical  designation  and the Class B  certificates  and any overcollateralization in such loan group;

o       with respect to the Class B certificates  in a loan group:  each class, if any, of Class B certificates in such loan group with a higher  numerical  designation and any  overcollateralization  in such loan group.

        Credit enhancement for the senior certificates will be provided,  first, by the right of the holders of the  senior  certificates  to  receive  certain  payments  of  interest  and  principal  prior  to the  related subordinated  classes and,  second,  by the allocation of realized losses to the related  subordinated  classes before allocation to the related senior  certificates.  This form of credit enhancement uses collections on the mortgage loans otherwise  payable to the holders of the related  subordinate  classes to pay amounts due on the more senior  classes.  Such  collections  are the sole source of funds from which such  credit  enhancement  is provided.  Realized losses in excess of any available excess spread and any current  overcollateralization in a loan group are  allocated to the related  subordinate  certificates,  beginning  with the Class B  certificates with the highest  numerical  designation,  until the  principal  amount of that class has been reduced to zero.
Accordingly,  if the aggregate  certificate  principal  balance of a  subordinated  class were to be reduced to zero,  delinquencies  and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the remaining  subordinated  class or classes of certificates and, if the aggregate certificate  principal  balance of all the subordinated  classes were to be reduced to zero,  delinquencies and defaults  on the  mortgage  loans in the  related  loan group would  reduce the amount of funds  available  for monthly  distributions  to  holders  of  the  related  senior  certificates.  Realized  losses  on  the  senior certificates  in each loan group will be further  allocated  among such  certificates  as set forth in the Term
Sheet.  You should  fully  consider the risks of investing in a  subordinate  certificate,  including  the risk that you may not fully recover your initial investment as a result of realized losses.

        The  weighted  average  lives of, and the yields to maturity on, the Class M  certificates  and Class B certificates  will be progressively  more sensitive  sequentially,  starting with the Class B certificates with the highest numerical  designation and then the Class M certificates  with the highest  numerical  designation, to the rate and timing of  mortgagor  defaults  and the  severity  of ensuing  losses on the  related  mortgage loans.  If the actual rate and severity of losses on the related  mortgage  loans is higher than those  assumed by an investor in such  certificates,  the actual yield to maturity of such  certificates may be lower than the yield  anticipated  by such holder based on such  assumption.  The timing of losses on the mortgage  loans will also affect an  investor's  actual yield to maturity,  even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's  expectations.  In general, the earlier a loss occurs,  the greater the effect on an investor's  yield to maturity.  Realized  losses on the related  mortgage loans, to the extent they exceed the amount of  overcollateralization  following  distributions of principal on the related  distribution  date, will reduce the current  principal amounts of the related Class M certificates and Class B  certificates  sequentially,  starting  with the Class B  certificates  with the highest  numerical order and then the Class M  certificates  with the highest  numerical  order.  As a result of such  reductions, less interest will accrue on such class of subordinate  certificates  than would  otherwise be the case. Once a realized loss is allocated to a subordinate  certificate,  no interest  will be  distributable  with respect to such written down amount.  However,  the amount of any  realized  losses  allocated to the related  subordinate certificates may be reimbursed to the holders of the subordinate  certificates  according to the priorities set forth under "Description of the Certificates-Distributions on the Certificates" herein.

        Unless the current principal amounts of the related senior  certificates have been reduced to zero, the related  subordinate  certificates will not be entitled to any principal  distributions  until the distribution date set forth in the Term Sheet or during any period in which  delinquencies  or losses on the mortgage  loans exceed certain levels. As a result, the weighted average life of the related  subordinate  certificates will be longer  than  would  otherwise  be the case if  distributions  of  principal  were  allocated  among all of the certificates  at the same time. As a result of the longer  weighted  average  lives of the related  subordinate certificates,  the holders of such certificates  have a greater risk of suffering a loss on their  investments.
Furthermore,  because such certificates  might not receive any principal if certain  delinquency  levels occur, it is possible for such certificates to receive no principal  distributions  even if no losses have occurred on the mortgage pool.

        In addition,  the multiple class  structure of the  subordinate  certificates  causes the yield of such classes to be  particularly  sensitive to changes in the rates of  prepayment  of the mortgage  loans.  Because distributions  of  principal  will be made to the  holders of such  certificates  according  to the  priorities described  herein,  the yield to maturity on such  classes of  certificates  will be  sensitive to the rates of
prepayment  on  the  mortgage  loans   experienced   both  before  and  after  the  commencement  of  principal distributions  on such classes.  The yield to maturity on such classes of  certificates  will also be extremely sensitive to losses due to defaults on the related  mortgage loans and the timing  thereof,  to the extent such losses are not covered by  overcollateralization,  excess spread, or a class of subordinate certificates with a lower  payment  priority.  Furthermore,  the timing of receipt of  principal  and  interest by the  subordinate certificates  may be adversely  affected by losses even if such classes of  certificates do not ultimately bear such loss.

       Excess Spread May be Inadequate to Cover Losses and/or to Build Overcollateralization.

        The mortgage  loans in each loan group are  expected to generate  more  interest  than is needed to pay interest on the related offered  certificates  because we expect the weighted  average net interest rate on the related mortgage loans to be higher than the weighted average  pass-through  rate on the related  certificates.
If the  mortgage  loans  generate  more  interest  than  is  needed  to pay  interest  on the  related  offered certificates,  any  non-offered  certificates  entitled  to interest  payments  and trust fund  expenses,  such
"excess  spread"  will be used to make  additional  principal  payments  on the  offered  certificates  and any non-offered  certificates  entitled to principal  payments,  which will reduce the total  principal  balance of
such  certificates   below  the  aggregate   principal   balance  of  the  mortgage  loans,   thereby  creating
"overcollateralization."  Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate's  share of losses from liquidated  mortgage loans.  However, we cannot assure you that enough excess spread will be generated on the mortgage  loans to establish or maintain the required  level of  overcollateralization.  On the Closing Date the required level is of  overcollateralization  is expected to
be  met  with  respect  to  both  loan  groups.  If  the  protection  afforded  by   overcollateralization   is
insufficient, then an investor could experience a loss on your investment.

        The excess spread available on any distribution  date will be affected by the actual amount of interest received,  advanced or recovered in respect of the mortgage loans during the preceding  month.  Such amount may be influenced by changes in the weighted  average of the mortgage rates  resulting from  prepayments,  defaults and liquidations of the mortgage loans.

        The overcollateralization  provisions,  whenever overcollateralization is at a level below the required level,  are intended to result in an accelerated  rate of principal  distributions to holders of the classes of offered  certificates  then  entitled to  distributions  of  principal.  An earlier  return of principal to the holders of the offered  certificates  as a result of the  overcollateralization  provisions  will influence the yield on the offered  certificates  in a manner  similar to the manner in which  principal  prepayments  on the mortgage loans will influence the yield on the related offered certificates.

        The Net Rate Cap May Reduce the Yields on the Offered Certificates.

        The  pass-through  rates on the offered  certificates  are each  subject to a net rate cap equal to the weighted  average of the net mortgage  rates on the related  mortgage  loans (as  adjusted  for the  applicable portion of the premium rate with respect to any insured  certificates,  if applicable) as described in the Term
Sheet. If on any  distribution  date the  pass-through  rate for a class of offered  certificates is limited to the  related  net rate cap,  the  holders  of the  applicable  certificates  will  receive a smaller  amount of interest than they would have received on that  distribution  date had the pass-through rate for that class not been calculated  based on the related net rate cap. The holders of those  certificates  will not be entitled to recover any  resulting  shortfall  in  interest on that  distribution  date or on any other  distribution  date except to the extent of excess  cashflow  available  for that  purpose or to the  extent of  available  amounts received from the cap contracts (if  applicable).  If mortgage  loans with  relatively  higher  mortgage  rates prepay or default, the net rate cap would result in lower interest than otherwise would be the case.

        The Offered  Certificates May Not Always Receive Interest Based on One-Month LIBOR or One-Year MTA Plus
the Related Margin.

        The  offered  certificates  may not  always  receive  interest  at a rate equal to  One-Month  LIBOR or
One-Year MTA, as applicable,  plus the related margin. The pass-through  rates on the offered  certificates are each  subject  to a net rate  cap  equal to the  weighted  average  of the net  mortgage  rates on the  related mortgage  loans (as  adjusted  for the  applicable  portion of the  premium  rate with  respect to any  insured certificates),  as further  described  herein.  If the net rate cap on a class of certificates is less than the lesser of (a) One-Month  LIBOR or One-Year MTA, as  applicable,  plus the related margin and (b) the fixed rate set forth in the Term Sheet (if any),  the  interest  rate on the related  certificates  will be reduced to the net rate cap. Thus, the yield to investors in such  certificates  will be sensitive both to fluctuations in the level of One-Month  LIBOR and One-Year MTA and to the adverse  effects of the  application of the net rate cap.
The prepayment or default of mortgage loans with relatively  higher net mortgage rates,  particularly  during a period of  increased  One-Month  LIBOR or One-Year  MTA rates,  may result in the net rate cap being lower than otherwise  would be the case. If on any  distribution  date the  application  of the net rate cap results in an interest  payment lower than One-Month  LIBOR or One-Year MTA plus the related  margin on the applicable  class of certificates  during the related  interest  accrual period,  the value of such class of certificates  may be temporarily or permanently reduced.

       The Securities Are Not Suitable Investments for All Investors.

        The  certificates are complex  investments that are not appropriate for all investors.  The interaction of the  factors  described  above  is  difficult  to  analyze  and may  change  from  time to  time  while  the certificates  are  outstanding.  It is  impossible  to  predict  with any  certainty  the  amount  or timing of distributions on the  certificates or the likely return on an investment in any such  securities.  As a result, only  sophisticated  investors  with the resources to analyze the potential  risks and rewards of an investment in the certificates should consider such an investment.

       Statutory  and Judicial  Limitations  on  Foreclosure  Procedures  May Delay  Recovery in Respect of the
Mortgaged  Property and, in Some Instances,  Limit the Amount that May Be Recovered by the Foreclosing  Lender,
Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates.

        Foreclosure  procedures  may vary from state to state.  Two primary  methods of  foreclosing a mortgage instrument are judicial foreclosure,  involving court proceedings,  and non-judicial  foreclosure pursuant to a power of sale granted in the mortgage  instrument.  A  foreclosure  action is subject to most of the delays and expenses of other lawsuits if defenses are raised or  counterclaims  are asserted.  Delays may also result from difficulties in locating  necessary  defendants.  Non-judicial  foreclosures may be subject to delays resulting from state laws  mandating  the  recording of notice of default and notice of sale and, in some states,  notice to any party  having an interest of record in the real  property,  including  junior  lienholders.  Some states have adopted  "anti-deficiency"  statutes that limit the ability of a lender to collect the full amount owed on a loan if the property  sells at  foreclosure  for less than the full amount owed.  In addition,  United States courts have  traditionally  imposed general equitable  principles to limit the remedies available to lenders in foreclosure  actions  that are  perceived  by the court as harsh or unfair.  The effect of these  statutes  and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates.

       The Value of the  Mortgage  Loans May Be  Affected  By,  Among  Other  Things,  a Decline in Real Estate
Values, Which May Result in Losses on the Offered Certificates.

        No  assurance  can be given that values of the  mortgaged  properties  have  remained or will remain at their levels on the dates of origination of the related  mortgage loans. If the residential  real estate market should  experience  an overall  decline in property  values so that the  outstanding  balances of the  mortgage loans,  and any  secondary  financing on the  mortgaged  properties,  in the  mortgage  pool become equal to or greater  than the value of the  mortgaged  properties,  the actual  rates of  delinquencies,  foreclosures  and losses could be higher than those now generally  experienced in the mortgage  lending  industry.  In some areas of the United  States,  real estate  values have risen at a greater rate in recent  years than in the past.  In particular,  mortgage loans with high principal balances or high  loan-to-value  ratios will be affected by any decline in real  estate  values.  Real  estate  values in any area of the  country  may be  affected by several factors,  including  population trends,  mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the  mortgage  loans may result in the  allocation  of losses which are not covered by credit enhancement to the offered certificates.

       The  Ratings on the  Offered  Certificates  are Not a  Recommendation  to Buy,  Sell or Hold the Offered
Certificates  and are Subject to Withdrawal at any Time,  Which May Affect the Liquidity or the Market Value of
the Offered Certificates.

        It is expected  that as a condition  to the  issuance  of the offered  certificates  that each class of offered  certificates  will have the ratings in the categories  set forth in the term sheet. A security  rating is not a  recommendation  to buy, sell or hold  securities  and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered  certificate,  and,  accordingly,  there can be no  assurance  that the  ratings  assigned  to any  offered  certificate  on the date on which  the  offered certificates  are initially  issued will not be lowered or withdrawn by a rating agency at any time thereafter.
In the event any rating is revised or  withdrawn,  the  liquidity  or the market  value of the related  offered certificates may be adversely affected.

       The Mortgage Loans May Have Limited  Recourse to the Related  Borrower,  Which May Result in Losses with
Respect to These Mortgage Loans.

        Some or all of the mortgage  loans included in the trust fund will be  non-recourse  loans or loans for which  recourse may be  restricted  or  unenforceable.  As to those  mortgage  loans,  recourse in the event of mortgagor  default will be limited to the specific real  property and other  assets,  if any, that were pledged to secure the  mortgage  loan.  However,  even with respect to those  mortgage  loans that provide for recourse against the mortgagor and its assets  generally,  there can be no assurance  that  enforcement  of the recourse provisions  will be  practicable,  or that the other assets of the  mortgagor  will be  sufficient  to permit a recovery in respect of a defaulted  mortgage loan in excess of the liquidation  value of the related  mortgaged property.  Any risks  associated  with  mortgage  loans  with no or  limited  recourse  may affect the yield to maturity  of the  offered  certificates  to the extent  losses  caused by these  risks which are not covered by credit enhancement are allocated to the offered certificates.

       The Mortgage Loans May Have  Environmental  Risks,  Which May Result in Increased Losses with Respect to
These Mortgage Loans.

        To the extent that the servicer or the trustee (in its capacity as successor  servicer)  for a mortgage loan acquires title to any related  mortgaged  property on behalf of the trust,  which is contaminated  with or affected by hazardous  wastes or hazardous  substances,  these mortgage loans may incur additional  losses.  To the extent  these  environmental  risks result in losses on the  mortgage  loans,  the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

       Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

        Applicable state and local laws generally  regulate interest rates and other charges,  require specific disclosure,  and require  licensing of the originator.  In addition,  other state and local laws, public policy and general  principles of equity relating to the protection of consumers,  unfair and deceptive  practices and debt collection  practices may apply to the  origination,  servicing and collection of the mortgage loans.  The mortgage loans are also subject to various federal laws.

        Depending on the provisions of the applicable  law and the specific facts and  circumstances  involved, violations  of these  federal or state  laws,  policies  and  principles  may limit the ability of the trust to collect all or part of the  principal  of or  interest on the  mortgage  loans,  may entitle the  borrower to a refund of amounts  previously  paid and, in  addition,  could  subject the trust to damages and  administrative enforcement. See "Legal Aspects of  Mortgage Loans" in the prospectus.

        Under the  anti-predatory  lending laws of some states, the borrower is required to meet a net tangible benefits  test in  connection  with the  origination  of the  related  mortgage  loan.  This test may be highly subjective and open to  interpretation.  As a result,  a court may determine that a mortgage loan does not meet the test even if the  originator  reasonably  believed that the test was satisfied at the time of  origination.
Any  determination  by a court that the mortgage  loan does not meet the test will result in a violation of the state  anti-predatory  lending law, in which case the sponsor will be required to purchase  that  mortgage loan from the trust.

        On the Closing  Date,  the  sponsor  will  represent  that each  mortgage  loan at the time it was made complied in all material  respects with all applicable laws and  regulations,  including,  without  limitation, usury,  equal credit  opportunity,  disclosure  and  recording  laws and all predatory  lending laws;  and each mortgage  loan has  been  serviced  in all  material  respects  in  accordance  with  all  applicable  laws and regulations,  including,  without limitation,  usury, equal credit  opportunity,  disclosure and recording laws and all  predatory  lending  laws and the terms of the  related  mortgage  note,  the  mortgage  and other loan documents.  In the event of a breach of this  representation,  the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

       The Return on the Offered  Certificates  Could be Reduced by Shortfalls  Due to The  Application  of the
Servicemembers' Civil Relief Act and Similar State Laws.

        The  Servicemembers'  Civil Relief Act or the Relief Act and similar state or local laws provide relief to mortgagors  who enter active  military  service and to mortgagors in reserve status who are called to active military  service after the origination of their mortgage loans.  The military  operations by the United States in Iraq and  Afghanistan  has caused an increase in the number of citizens in active  military duty,  including those citizens  previously in reserve  status.  Under the Relief Act the interest rate applicable to a mortgage loan for which the related  mortgagor is called to active military  service will be reduced from the percentage stated in the related  mortgage note to 6.00%.  This interest rate  reduction and any reduction  provided under similar  state or local laws will result in an interest  shortfall  because  the  servicer  will not be able to collect the amount of interest  which  otherwise  would be payable  with respect to such  mortgage  loan if the
Relief Act or similar state law was not  applicable  thereto.  This shortfall will not be paid by the mortgagor on future due dates or  advanced by the  servicer  and,  therefore,  will  reduce the amount  available  to pay interest to the  certificateholders  on subsequent  distribution  dates. We do not know how many mortgage loans in the mortgage  pool have been or may be affected by the  application  of the Relief Act or similar state law.
In addition,  the Relief Act imposes  limitations that would impair the ability of the servicer to foreclose on an  affected  single  family  loan  during  the  mortgagor's  period of active  duty  status,  and,  under some circumstances,  during an additional three month period  thereafter.  Thus, in the event that the Relief Act or similar  legislation or regulations  applies to any mortgage loan which goes into default,  there may be delays in payment and losses on the certificates in connection  therewith.  Any other interest  shortfalls,  deferrals or forgiveness of payments on the mortgage loans  resulting from similar  legislation or regulations may result in delays in  payments or losses to holders of the  offered  certificates.  The  certificate  insurance  policy will not cover any  interest  shortfalls  on the insured  certificates  as a result of the  application  of the
Relief Act or similar state laws.

                                       DESCRIPTION OF THE MORTGAGE LOANS

General

        The related Term Sheet will include  information  with  respect to the  mortgage  loans  expected to be included in the pool of mortgage  loans in the trust fund.  Prior to the Closing  Date,  mortgage  loans may be removed from the mortgage pool and other  mortgage  loans may be substituted  for the removed  mortgage  loans.
The  depositor  believes  that the  information  set  forth in the Term  Sheet  will be  representative  of the characteristics  of the  mortgage  pool  as it  will be  constituted  at the  Closing  Date,  although  certain characteristics of the mortgage loans in the mortgage pool may vary.

        The mortgage pool will generally consist of first lien,  adjustable-rate negative amortization mortgage loans secured by one- to four-family  residences and individual  condominium  units.  The mortgage pool will be divided  into two loan groups.  One loan group will include  mortgage  loans  originated  under the Bear Option
ARM  program and the second  loan group will  include  mortgage  loans  originated  under the 5 Yr. Bear Secure
Option ARM program, each as described below.

        The  mortgage  loans will be  selected  for  inclusion  in the  mortgage  pool  based on rating  agency criteria,  compliance  with  representations  and  warranties,  and  conformity  to  criteria  relating  to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

        The mortgage loans are being serviced as described below under "The  Servicer-EMC".  The mortgage loans
were   originated   generally   in   accordance   with  the   guidelines   described   under   "Mortgage   Loan
Origination-Underwriting Guidelines".

        All of the mortgage loans have scheduled  monthly payments due on the Due Date. Each mortgage loan will contain a customary "due-on-sale" clause.

Bear Option ARM Loans

        The mortgage rates for the Bear Option ARM loans are fixed for the one or three month period  following their  origination and then adjust monthly.  After the initial  fixed-rate  period,  the interest rate borne by each Bear Option ARM mortgage loan will be adjusted  monthly  based on One-Year  MTA,  referred to in this term sheet  supplement  as an Index as described  below,  computed in  accordance  with the related  note,  plus (or minus) the  related  gross  margin and  generally  subject to  rounding.  The Bear  Option ARM  mortgage  loans generally contain a maximum lifetime mortgage rate and a minimum lifetime mortgage rate.

        Each month,  the mortgagor will be required to pay a minimum monthly payment as provided in the related mortgage note. The minimum  monthly  payment will adjust  annually on a date specified in the related  mortgage note,  subject to the conditions  that (i) the amount of the monthly  payment (with the exception of each fifth payment  adjustment date or the final payment  adjustment date) will not increase or decrease by an amount that is more than 7.50% of the monthly  payment prior to the  adjustment,  (ii) as of the fifth  payment  adjustment date and on the same day every fifth year  thereafter  and on the last  payment  adjustment  date,  the monthly payment will be recast without  regard to the limitation in clause (i) above and (iii) if the unpaid  principal balance exceeds a percentage  (either 110% or 115%,  depending on the maximum  negative  amortization  for that mortgage loan) of the original principal balance due to deferred  interest,  the monthly payment will be recast without  regard to the limitation in clause (i) to amortize  fully the then unpaid  principal  balance over its remaining term to maturity.

        In addition to the minimum monthly payment option,  under the Bear Option ARM program, the mortgagor is offered  three  additional  payment  options to the extent  they  result in a larger  payment  than the minimum monthly  payment.  The payment options  include:  (i) the Interest Only Payment,  where the mortgagor would pay the full  amount of accrued  interest  on the  mortgage  loan at the current  interest  rate and the  principal balance would not be decreased by any amount,  (ii) the Fully  Amortized  Payment,  where the  mortgagor  would make payments in an amount that would pay interest and amortize  fully the then unpaid  principal  balance over its remaining term to maturity in  substantially  equal  payments  (assuming the interest rate was not adjusted prior to maturity)  and (iii) the 15 Year  Amortized  Payment,  where the  mortgagor  would make payments in an amount that would pay interest and amortize  fully the then unpaid  principal  balance over a remaining term of fifteen (15) years in  substantially  equal  payments  (assuming  the interest  rate was not adjusted  prior to maturity).  If a payment  option  would not result in an amount  greater  than the  minimum  payment  due,  the payment option will not be available to a mortgagor.

5 Yr. Bear Secure Option ARM Loans

        The  mortgage  rates for the 5 Yr.  Bear  Secure  Option  ARM loans are fixed for the five year  period following the  origination of the mortgage loan and thereafter  adjust every six (6) months.  After the initial fixed-rate  period,  the interest  rate borne by each  mortgage  loan will be adjusted  semi-annually  based on
Six-Month LIBOR or annually based on One-Year LIBOR,  referred to in this term sheet  supplement as an Index as described  below,  computed in accordance  with the related note,  plus (or minus) the related gross margin and generally  subject to rounding and to certain  other  limitations.  The 5 Yr. Bear Secure Option ARM loans will generally  contain a maximum  mortgage rate cap for the first  adjustment  date, a periodic  interval cap of 1%
and a maximum lifetime mortgage rate.

        During the initial five year fixed  period,  the  mortgagor  will be required to pay a minimum  monthly payment  calculated  on the basis of the original  loan amount and a note rate below the original  note rate of generally  up to 3%. The  minimum  monthly  payment  will  adjust at the  earlier of (i) the end of the initial five  year  fixed  period or (ii) the date  upon  which  the  unpaid  principal  balance  equals  or  exceeds a percentage  (either 110% or 115%,  depending on the maximum  negative  amortization  for that mortgage loan) of the original  principal balance of the mortgage loan due to deferred  interest.  Upon adjustment,  the required monthly  payment will be an interest only payment in an amount equal to the full amount of accrued  interest of the mortgage loan calculated based on the outstanding  principal  balance of the mortgage loan and the interest rate then in effect.  The required  monthly  payment may change once every six months based on the  semi-annual adjustment  of  interest  or once  every  twelve  months  based on the  annual  adjustment  of  interest.  This interest-only  period will expire at the end of the tenth  anniversary  of the loan,  at which time the monthly payment  will be  adjusted to pay  interest  and  amortize  fully the then unpaid  principal  balance  over its remaining  term to maturity  (assuming  the interest rate was not adjusted  prior to maturity).  In addition to the minimum  monthly payment  option,  under the 5 Yr. Bear Secure Option ARM program,  during the initial five year fixed period,  the mortgagor is offered three  additional  payment  options to the extent they result in a larger payment than the minimum monthly  payment.  The payment  options include the Interest Only Payment,  the
Fully  Amortized  Payment  and the 15 Year  Amortized  Payment,  as  offered  pursuant  to the Bear  Option ARM program.  As with the Bear Option ARM program,  if a payment  option would not result in an amount greater than the minimum payment due, the payment option will not be available to a mortgagor.

Billing and Payment Procedures

        The  mortgage  loans  require  monthly  payments to be made no later than either the 1st or 15th day of each month,  with a grace period as specified in the related  mortgage  note.  Each month,  the Servicer  sends monthly  invoices to borrowers  which provide the payment  options  available to each  borrower.  Borrowers may elect for  monthly  payments  to be deducted  automatically  from  deposit  accounts  and may make  payments by various means,  including online  transfers,  phone payment although an additional fee may be charged for these payment methods.

Prepayment Charges on the Mortgage Loans

        Some of the mortgage  loans provide for payment by the  mortgagor of a prepayment  charge in connection with some  prepayments.  The amount of the prepayment  charge is as provided in the related  mortgage note, and the prepayment  charge will generally apply if, in any  twelve-month  period during the first year, first three years or other period as provided in the related  mortgage  note from the date of  origination  of the mortgage loan,  the  mortgagor  prepays an  aggregate  amount  exceeding  20% of the original  principal  balance of the mortgage loan or another  amount  permitted by applicable  law. The amount of the  prepayment  charge will, for the majority of the mortgage  loans,  be equal to 6 months'  advance  interest  calculated  on the basis of the mortgage rate in effect at the time of the  prepayment  on the amount  prepaid in excess of 20% of the original principal  balance of the mortgage  loan,  but it may be a lesser or greater  amount as provided in the related mortgage  note. A prepayment  charge may not apply with  respect to a sale of the related  mortgaged  property, and in some circumstances, such as illegality, may be unenforceable.

        Generally,  the Servicer shall not waive any prepayment charge unless: (i) the  enforceability  thereof shall have been limited by bankruptcy,  insolvency,  moratorium,  receivership  and other similar laws relating to  creditors'  rights  generally,  (ii) the  enforcement  thereof is illegal,  or any local,  state or federal agency has  threatened  legal action if the  prepayment  penalty is enforced,  (iii) the mortgage debt has been accelerated in connection with a foreclosure or other  involuntary  payment or (iv) such waiver is standard and customary in servicing  similar  mortgage  loans and relates to a default or a reasonably  foreseeable  default and would,  in the  reasonable  judgment  of the  Servicer,  maximize  recovery of total  proceeds  taking into account  the value of such  prepayment  charge and the  related  mortgage  loan.  Accordingly,  there can be no assurance  that the  prepayment  charges  will have any effect on the  prepayment  performance  of the mortgage loans.

        Certain prepayment charges are classified as "hard" prepayment charges,  meaning that the mortgagor has to cover the  prepayment  charge  regardless  of the reason for  prepayment,  while  others are  classified  as
"soft,"  meaning that the  mortgagor has to cover the  prepayment  charge unless the mortgagor has conveyed the related  mortgaged  property  to a  third-party.  The sponsor  does not have  information  with  respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Negative Amortization

        All of the mortgage loans have a negative  amortization  feature,  under which accrued  interest may be deferred  and added to the  principal  balance of the mortgage  loan.  Negative  amortization  results from the fact that while the interest rate on a negative  amortization loan adjusts either monthly or semi-annually,  as applicable,  the amount of the monthly  payment  adjusts  only on an annual  basis.  In  addition,  the monthly payment may not fully  amortize the  principal  balance of the loan on an annual  adjustment  date if a payment cap applies.

        In any given month, the mortgage loan may be subject to:

(1)     reduced  amortization  if the monthly  payment is  sufficient  to pay current  accrued  interest at the mortgage rate but is not sufficient to reduce  principal in accordance  with a fully  amortizing schedule;

(2)     negative  amortization,  if current accrued interest is greater than the monthly  payment,  which would result in the accrued interest not currently paid being treated as Deferred Interest; or

(3)     accelerated  amortization  if the monthly  payment is greater than the amount  necessary to pay current interest and to reduce principal in accordance with a fully amortizing schedule.

        Deferred  Interest  may result in a final lump sum payment at maturity  significantly  greater than the monthly payment that would otherwise be payable.

        The total amount of Deferred  Interest that may be added is limited by a provision in the mortgage note to the effect that the  principal  amount of the  mortgage  loan may not exceed a percentage  or periodic  cap, times the principal amount of the loan at origination.

Indices on the Mortgage Loans

        One-Year  MTA. The  interest  rate on the Bear Option ARM loans will adjust  monthly  based on One-Year
MTA.  One-Year MTA will be a per annum rate equal to the  twelve-month  moving average  monthly yield on United
States  Treasury  Securities  adjusted to a constant  maturity of one year as published by the Federal  Reserve
Board in the Federal Reserve  Statistical  Release  "Selected  Interest Rates (H.15),"  determined by averaging the monthly  yields for the most  recently  available  twelve  months.  The index figure used for each interest rate adjustment date will be the most recent index figure available as of fifteen days before that date.

        The following levels of One-Year MTA do not purport to be  representative  of future levels of One-Year
MTA. No  assurance  can be given as to the level of One-Year MTA on any  adjustment  date or during the life of any mortgage loan with an Index of One-Year MTA.

                                                       One-Year MTA
Date                            2001       2002        2003      2004       2005       2006
January 1                       5.999%     3.260%      1.935%    1.234%     2.022%     3.751%
February 1                     5.871       3.056      1.858      1.229      2.171      3.888
March 1                        5.711       2.912      1.747      1.225      2.347      4.011
April 1                        5.530       2.786      1.646      1.238      2.504      4.143
May 1                          5.318       2.668      1.548      1.288      2.633      4.282
June 1                         5.102       2.553      1.449      1.381      2.737      4.432
July 1                         4.897       2.414      1.379      1.463      2.865      4.563
August 1                       4.671       2.272      1.342      1.522      3.019      4.664
September 1                    4.395       2.180      1.302      1.595      3.163      4.758
October 1                      4.088       2.123      1.268      1.677      3.326      4.827
November 1                     3.763       2.066      1.256      1.773      3.478      4.883
December 1                     3.481       2.002      1.244      1.887      3.618

---------------------------------------------------------------------------------------------------------------

        Six-Month  LIBOR.  The interest rate on a majority of the 5 Yr Secured  Option ARM mortgage  loans will adjust  semiannually  based on Six-Month  LIBOR.  Six-Month LIBOR will be a per annum rate equal to the average of  interbank  offered  rates for  six-month  U.S.  dollar-denominated  deposits in the London  market based on quotations  of major banks as published in The Wall Street  Journal and are most  recently  available as of the time specified in the related mortgage note.

        The following does not purport to be  representative  of future levels of Six-Month LIBOR. No assurance can be given as to the level of  Six-Month  LIBOR on any  adjustment  date or during  the life of any  mortgage loan with an Index of Six-Month LIBOR.

                                                      Six-Month LIBOR
Date                              2001        2002      2003      2004       2005      2006
January 1................             6.20%   2.03%     1.38%     1.22%      2.78%     4.71%
February 1...............             5.26    2.08      1.35      1.21       2.97      4.82
March 1..................             4.91    2.04      1.34      1.17       3.19      5.26
April 1..................             4.71    2.36      1.23      1.16       3.39      5.14
May 1....................             4.30    2.12      1.29      1.38       3.41      5.22
June 1...................             3.98    2.08      1.21      1.60       3.54      5.39
July 1...................             3.91    1.95      1.12      1.89       3.73      5.59
August 1.................             3.69    1.87      1.21      1.99       3.95      5.51
September 1..............             3.45    1.80      1.20      1.98       4.00      5.42
October 1................             2.52    1.71      1.14      2.20       4.27      5.38
November 1...............             2.15    1.60      1.23      2.32       4.47
December 1...............             2.03    1.47      1.27      2.63       4.63

---------------------------------------------------------------------------------------------------------------

        One-Year  LIBOR.  The  interest  rate on  certain of the 5 Yr Secured  Option ARM  mortgage  loans will adjust  annually  based on  One-Year  LIBOR.  One-Year  LIBOR will be a per annum rate equal to the  average of interbank  offered  rates  for  one-year  U.S.  dollar-denominated  deposits  in the  London  market  based  on quotations  of major banks as published in The Wall Street  Journal and are most  recently  available as of the time specified in the related mortgage note.

                                            STATIC POOL INFORMATION

        The depositor will provide  static pool  information,  material to this  offering,  with respect to the experience  of the  sponsor in  securitizing  asset  pools of a type  similar  to the Bear  Option ARM loans at
http://www.bearstearns.com/transactions/sami_ii/bsmf2006-ar5/index.html.

        Information  provided  through the internet  address above will not be deemed to be a part of this term sheet  supplement,  the Term  Sheet or the  registration  statement  for the  securities  offered  hereby if it relates to any prior  securities  pool or vintage  data  related to  periods  before  January 1, 2006,  or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

        The 5 Yr. Bear Secure  Option ARM  mortgage  loans are a new product in the mortgage  marketplace.  The performance of these mortgage loans may be  significantly  different than mortgage loans that fully amortize or have other  negative  amortization  features that are more common to the mortgage  marketplace.  In particular, the depositor is not aware of any performance history for these mortgage loans.

                                              THE ISSUING ENTITY

        Bear Stearns  Mortgage  Funding Trust 2006-AR5 is a common law trust formed under the laws of the State of New York pursuant to the Agreement.  The Agreement constitutes the "governing  instrument" under the laws of the State of New York.  After its formation,  Bear Stearns  Mortgage  Funding Trust 2006-AR5 will not engage in any activity  other than (i)  acquiring  and holding the  mortgage  loans and the other assets of the trust and proceeds  therefrom,  (ii)  issuing  the  certificates,  (iii)  making  payments on the  certificates  and (iv)
engaging in other  activities  that are  necessary,  suitable or convenient to accomplish  the foregoing or are incidental thereto or connected  therewith.  The foregoing  restrictions are contained in the Agreement.  For a description  of other  provisions  relating to amending the Pooling and  Servicing  Agreement,  please see "The
Agreements- Amendment of Agreement" in the prospectus.

        The assets of Bear Stearns  Mortgage  Funding  Trust  2006-AR5  will consist of the mortgage  loans and certain related assets.

        Bear Stearns Mortgage Funding Trust 2006-AR5's fiscal year end is December 31.

                                                 THE DEPOSITOR

        Structured Asset Mortgage  Investments Inc. II, referred to herein as the Depositor,  was formed in the state of Delaware in June 2003,  and is a  wholly-owned  subsidiary  of The Bear  Stearns  Companies  Inc.  The
Depositor was organized for the sole purpose of serving as a private  secondary  mortgage market  conduit.  The
Depositor does not have, nor is it expected in the future to have, any significant assets.

        The Depositor has been serving as a private secondary mortgage market conduit for residential  mortgage loans since 2003. As of June 30, 2006,  the  Depositor  has been involved in the issuance of securities  backed
by  residential  mortgage  loans  of  approximately   $115,594,490,169.   In  conjunction  with  the  Sponsor's
acquisition  of the mortgage  loans,  the Depositor  will execute a mortgage loan  purchase  agreement  through which the loans will be  transferred  to itself.  These  loans are  subsequently  deposited  in a common law or statutory trust, described herein, which will then issue the Certificates.

        After issuance and registration of the securities contemplated in this term sheet supplement,  the Term
Sheet and any  supplement  hereto,  the Depositor will have no duties or  responsibilities  with respect to the pool assets or the securities.

        The  Depositor's  principal  executive  offices are located at 383 Madison  Avenue,  New York, New York
10179.  Its telephone number is (212) 272-2000.

                                                  THE SPONSOR

        The sponsor,  EMC Mortgage  Corporation,  referred to herein as EMC or the Sponsor, was incorporated in the State of Delaware on September  26,  1990,  as a wholly owned  subsidiary  corporation  of The Bear Stearns
Companies  Inc.,  and is an affiliate of the Depositor and the  Underwriter.  The Sponsor was  established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios  containing  various levels of  quality  from  "investment  quality"  to  varying  degrees  of  "non-investment  quality"  up to and including real estate owned assets ("REO"). The Sponsor commenced operation in Texas on October 9, 1990.

        The Sponsor  maintains  its principal  office at 2780 Lake Vista Drive,  Lewisville,  Texas 75067.  Its
telephone number is (214) 626-3800.

        Since its inception in 1990,  the sponsor has purchased  over $100 billion in  residential  whole loans and  servicing  rights,  which  include  the  purchase of newly  originated  alternative  A, jumbo  (prime) and sub-prime  loans.  Loans are  purchased  on a bulk and flow  basis.  The  Sponsor is one of the United  States'
largest  purchasers  of  scratch  and dent  and  sub-performing  residential  mortgages  and REO  from  various institutions,  including  banks,  mortgage  companies,  thrifts and the U.S.  government.  Loans are  generally purchased with the ultimate strategy of  securitization  into an array of Bear Stearns'  securitizations  based upon  product  type  and  credit  parameters,  including  those  where  the loan has  become  re-performing  or cash-flowing.

        Performing  loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit  ("HELOCs").  Performing  loans  acquired by the  Sponsor are subject to varying  levels of due diligence prior to purchase.  Portfolios may be reviewed for credit, data integrity,  appraisal  valuation, documentation,  as well as compliance with certain laws.  Performing  loans purchased will have been originated pursuant  to the  sponsor's  underwriting  guidelines  or the  originator's  underwriting  guidelines  that are acceptable to the Sponsor.

        Subsequent to purchase by the Sponsor,  performing loans are pooled together by product type and credit parameters and structured  into RMBS, with the assistance of Bear Stearns'  Financial  Analytics and Structured
Transactions group, for distribution into the primary market.

        The  Sponsor  has been  securitizing  residential  mortgage  loans  since  1999.  The  following  table describes  size,  composition  and growth of the Sponsor's  total  portfolio of assets it has securitized as of the dates indicated.

                                   December 31, 2003                   December 31, 2004                  December 31, 2005                   June 30, 2006
                                         Total Portfolio of                 Total Portfolio of                 Total Portfolio of                Total Portfolio of
        Loan Type             Number            Loans           Number             Loans            Number           Loans           Number            Loans
Alt-A ARM                        12,268     $ 3,779,319,393.84    44,821     $ 11,002,497,283.49      73,638     $19,087,119,981.75    45,516     $ 12,690,441,830.33
Alt-A Fixed                      15,907     $ 3,638,653,583.24    15,344     $  4,005,790,504.28      17,294     $ 3,781,150,218.13     9,735     $ 2,365,141,449.49
HELOC                                 -     $             -            -     $              -          9,309     $   509,391,438.93     4,360     $   310,097,521.06
Prime ARM                        16,279     $ 7,179,048,567.39    30,311     $ 11,852,710,960.78      27,384     $13,280,407,388.92     4,203     $ 2,168,057,808.87
Prime Fixed                       2,388     $ 1,087,197,396.83     1,035     $    509,991,605.86       3,526     $ 1,307,685,538.44     1,803     $   484,927,212.35
Prime Short Duration ARM          7,089     $ 2,054,140,083.91    23,326     $  7,033,626,375.35      38,819     $14,096,175,420.37    39,946     $ 15,102,521,877.81
Reperforming                      2,800     $   247,101,330.36     2,802     $    311,862,677.46       2,877     $   271,051,465.95     1,084     $   115,127,847.83
Seconds                               -     $             -       14,842     $    659,832,093.32     114,899     $ 5,609,656,263.12    68,788     $ 3,755,330,847.76
SubPrime                         29,303     $ 2,898,565,285.44    98,426     $  13,051,338,552.19    101,156     $16,546,152,274.44    34,396     $ 6,069,878,975.92
Totals                           86,034     $20,884,025,641.01   230,907     $    48,427,650,052.73  388,902     $74,488,789,990.05   209,831     $ 43,061,525,370.96

---------------------------------------------------------------------------------------------------------------

        With  respect to some of the  securitizations  organized  by the  sponsor,  a  "step-down"  trigger has occurred  with  respect  to the loss  and  delinquency  experience  of the  mortgage  loans  included  in those securitizations,  resulting in a sequential payment of principal to the related offered certificates,  from the certificates  with the highest  credit rating to the one with the lowest rating.  In addition,  with respect to one  securitization  organized by the Sponsor,  a servicing trigger required by the related financial  guaranty insurer has occurred;  however,  the insurer has granted extensions enabling the normal servicing activities to continue.

        The Sponsor has received a civil  investigative  demand (CID), from the Federal Trade Commission (FTC), seeking  documents  and data relating to the Sponsor's  business and  servicing  practices.  The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing  non-public  investigations of various unnamed subprime  lenders,  loan servicers and loan brokers to determine  whether there have been violations of certain consumer protections laws.  The Sponsor is cooperating with the FTC's inquiry.

                                                 THE SERVICER

General

        EMC Mortgage  Corporation  or EMC, will act as the Servicer of the mortgage loans pursuant to a Pooling and Servicing  Agreement,  referred to herein as the Agreement.  Among other things, the Agreement will require that the Servicer  accurately  and fully report its borrower  credit files to credit  repositories  in a timely manner.

        The  information  set forth in the following  paragraphs with respect to the Servicer has been provided by the Servicer.  None of the Depositor,  the Underwriter,  the Trustee or any of their  respective  affiliates
(other than the  Servicer)  have made or will make any  representation  as to the accuracy or  completeness  of such information.

The Servicer

EMC

        For a description  of EMC,  please see "-The Sponsor" in this term sheet  supplement.  EMC will service the mortgage  loans in accordance  with the  description of the applicable  servicing  procedures  contained in this  section in the term sheet  supplement.  EMC has been  servicing  residential  mortgage  loans since 1990.
From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

        The  principal   business  of  EMC  since  inception  has  been   specializing   in  the   acquisition,
securitization,  servicing and disposition of mortgage loans.  EMC's servicing  portfolio consists primarily of two categories:

o       "performing  loans," or  performing  investment  quality  loans  serviced  for EMC's own account or the account of Fannie Mae,  Freddie Mac,  private  mortgage  conduits  and various  institutional investors; and

o       "non-performing  loans," or non-investment grade,  sub-performing  loans,  non-performing loans and REO properties  serviced for EMC's own account and for the account of  investors  in  securitized performing and non-performing collateral transactions.

        EMC will service the mortgage loans in accordance  with the  description  of the  applicable  servicing procedures  contained  in this  section  of the  term  sheet  supplement.  EMC has been  servicing  residential mortgage  loans since 1990.  EMC will service the mortgage  loans in  accordance  with the  description  of the
applicable  servicing  procedures  contained  in this  section  of the term  sheet  supplement.    EMC has been
servicing  residential  mortgage  loans  since  1990.  As of June 30,  2006,  EMC was  acting as  servicer  for approximately  250  series  of  residential  mortgage-backed  securities  and  other  mortgage  loans  with  an outstanding  principal  balance of approximately  $64.6 billion.  From year end 2004 to June 30, 2006, the loan count of EMC's servicing  portfolio grew by  approximately  95.9%,  and the unpaid  principal  balance of EMC's servicing portfolio grew by approximately 132.5%.

        There have been no appreciable changes to EMC's servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

        The following  table describes size,  composition and growth of EMC's total  residential  mortgage loan servicing portfolio as of the dates indicated.

                              As of December 31, 2003                            As of December 31, 2004
----------------------------------------------------------------------------------------------------------------------
   Loan Type     No. of       Dollar Amount    Percent   Percent    No. of        Dollar Amount    Percent  Percent
                                                                                                   by No.
                                               by No. of by Dollar                                    of    by Dollar
                   Loans                         Loans     Amount     Loans                         Loans    Amount
                 -----------------------------------------------------------------------------------------------------
Alta-A Arm...      2,439     $ 653,967,868.93    1.40%      4.75%      19,498   $4,427,820,707.76     7.96%   15.94%
Alta-A Fixed.     19,396     $3,651,416,056.79  11.14%     26.51%      25,539   $4,578,725,473.28    10.43%   16.48%
Prime Arm....      7,978     $ 868,798,347.46    4.58%      6.31%       8,311   $1,045,610,015.30     3.39%    3.76%
Prime Fixed..     16,377     $1,601,411,491.35   9.40%     11.63%      14,560   $1,573,271,574.42     5.95%    5.66%
Seconds......     25,290     $ 690,059,168.80   14.52%      5.01%      39,486   $1,381,961,155.08    16.13%    4.98%
Subprime.....     76,166     $5,058,932,125.93  43.73%     36.73%      114,436  $13,706,363,249.78   46.74%   49.34%
Other........     26,523     $1,249,014,372.71  15.23%      9.07%      23,010   $1,063,682,459.11     9.40%    3.83%
                 -----------------------------------------------------------------------------------------------------
Total........    174,169     $13,773,599,431.97100.00%    100.00%      244,840  $27,777,434,634.73  100.00%  100.00%

---------------------------------------------------------------------------------------------------------------------------------------------------------------

                              As of December 31, 2005                              As of June 30, 2006
----------------------------------------------------------------------------------------------------------------------
   Loan Type     No. of       Dollar Amount    Percent   Percent    No. of        Dollar Amount    Percent  Percent
                                                                                                   by No.
                                               by No. of by Dollar                                    of    by Dollar
                   Loans                         Loans     Amount     Loans                         Loans    Amount
                 -----------------------------------------------------------------------------------------------------
Alta-A Arm...     57,510     $13,625,934,321.62 12.69%     23.00%    45,369     $11,945,448,033.57   9.46%   18.50%
Alta-A Fixed.     17,680     $3,569,563,859.33   3.90%      6.03%    26,199     $5,240,887,578.52    5.46%    8.11%
Prime Arm....      7,428     $1,010,068,678.92   1.64%      1.71%     7,050     $  935,151,471.50    1.47%    1.45%
Prime Fixed..     15,975     $2,140,487,565.90   3.52%      3.61%    15,683     $2,139,403,359.36    3.27%    3.31%
Seconds......    155,510     $7,164,515,426.20  34.31%     12.10%   179,330     $8,547,703,139.94   37.38%   13.24%
Subprime.....    142,890     $20,373,550,690.52 31.53%     34.40%   139,890     $20,361,085,084.49  29.16%   31.53%
Other........     56,216     $11,347,144,055.57 12.40%     19.16%    66,235     $15,414,138,024.47  13.81%   23.87%
                 -----------------------------------------------------------------------------------------------------
Total........    453,209     $59,231,264,598.06100.00%    100.00%   479,756     $64,583,816,691.85 100.00%  100.00%

---------------------------------------------------------------------------------------------------------------

                                           MORTGAGE LOAN ORIGINATION

General

        A portion of the Bear Option ARM mortgage  loans  included in loan group I were  originated or acquired by the  Sponsor  from  various  sellers and were  originated  generally  in  accordance  with the  underwriting guidelines  established  by the  Sponsor  as set  forth  below.  The  remainder  of the Bear  Option  ARM loans included  in loan group I were  originated  by Bear  Stearns  Residential  Mortgage  Corporation,  or BSRM,  an
affiliate of the Sponsor,  the Depositor and the  Underwriter.  A portion of the Bear Option ARM mortgage loans included in loan group II were  originated or acquired by the Sponsor from various  sellers and were originated generally in accordance with the  underwriting  guidelines  established by the Sponsor as set forth below.  The remainder of the Bear Option ARM loans  included in loan group II were  originated by Bear Stearns  Residential
Mortgage Corporation, or BSRM, an affiliate of the Sponsor, the Depositor and the Underwriter.

Underwriting Guidelines

        EMC Underwriting Guidelines

        The following is a description of the underwriting  policies  customarily  employed by EMC with respect to the  residential  mortgage  loans  that EMC  originated  during the period of  origination  of the  mortgage loans.  EMC has  represented to the depositor that the mortgage loans were  originated  generally in accordance with such policies.

        The mortgage loans originated by EMC, or EMC mortgage loans, are "conventional  non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing Authority,  or FHA, or partially  guaranteed by the Veterans  Administration  or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by
first  liens  on  one-to  four-family  residential   properties.   These  loans  typically  differ  from  those
underwritten  to the  guidelines  established  by Fannie Mae and  Freddie  Mac  primarily  with  respect to the original principal balances,  loan-to-value ratios, borrower income,  required  documentation,  interest rates, borrower occupancy of the mortgaged  property,  property types and/or mortgage loans with loan-to-value  ratios over 80% that do not have primary  mortgage  insurance.  The EMC mortgage loans have either been  originated or purchased  by an  originator  and were  generally  underwritten  in  accordance  with the  standards  described herein.  Exceptions to the underwriting  guidelines are permitted when the seller's  performance  supports such action and the variance request is approved by credit management.

        Such  underwriting  standards are applied to evaluate the  prospective  borrower's  credit standing and repayment  ability and the value and adequacy of the  mortgaged  property as  collateral.  These  standards are applied  in  accordance  with the  applicable  federal  and  state  laws  and  regulations.  Exceptions  to the underwriting  standards are permitted where  compensating  factors are present and are managed through a formal exception process.

        Generally,  each mortgagor  will have been required to complete an  application  designed to provide to the lender pertinent credit  information  concerning the mortgagor.  The mortgagor will have given  information with  respect to its assets,  liabilities,  income  (except as described  below),  credit  history,  employment history and personal  information,  and will have  furnished the lender with  authorization  to obtain a credit report which  summarizes  the  mortgagor's  credit  history.  In the case of investment  properties and two- to four-unit  dwellings,  income derived from the mortgaged  property may have been  considered  for  underwriting purposes,  in addition to the income of the  mortgagor  from other  sources.  With  respect to second  homes or vacation properties, no income derived from the property will have been considered for underwriting purposes.

        With respect to purchase  money or rate/term  refinance  loans secured by single family  residences the
following  loan-to-value  ratios  and  original  principal  balances  are  allowed:   loan-to-value  ratios  at
origination  of up to 97% for EMC  mortgage  loans with  original  principal  balances of up to $375,000 if the loan is secured by the borrower's  primary  residence,  up to 95% for EMC mortgage loans secured by one-to-four family,  primary  residences and single family second homes with original principal balances of up to $650,000, up to 90% for EMC mortgage  loans  secured by  one-to-four  family,  primary  residences,  single family second homes with  original  principal  balances  of up to  $1,000,000  and up to 70% for  mortgage  loans  secured by one-to-four,  primary  residences  and single  family second homes with  original  principal  balances of up to
$2,000,000,  or super jumbos.  For cash out refinance loans, the maximum  loan-to-value  ratio generally is 95%
and the  maximum  "cash out"  amount  permitted  is based in part on the  original  amount of the  related  EMC mortgage loan.

        With respect to mortgage loans secured by investment  properties,  loan-to-value  ratios at origination of up to 90% for mortgage loans with original principal  balances up to $500,000 are permitted.  Mortgage loans secured by investment  properties may have higher original principal balances if they have lower  loan-to-value ratios at origination.  For cash out refinance loans, the maximum  loan-to-value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.

        All other EMC mortgage  loans included in the mortgage pool with a  loan-to-value  ratio at origination exceeding 80%, have primary mortgage  insurance  policies  insuring a portion of the balance of the EMC Loan at least  equal to the  product  of the  original  principal  balance of the  mortgage  loan and a  fraction,  the numerator  of which is the  excess of the  original  principal  balance of such  mortgage  loan over 75% of the lesser of the appraised  value and the selling price of the related  mortgaged  property and the denominator of which is the  original  principal  balance of the related  mortgage  loan,  plus accrued  interest  thereon and related  foreclosure  expenses  is  generally  required.  No such  primary  mortgage  insurance  policy will be required with respect to any such EMC Loan after the date on which the related  loan-to-value  ratio  decreases to 80% or less or, based upon new  appraisal,  the principal  balance of such mortgage loan  represents  80% or less of the new appraised  value.  All of the insurers that have issued  primary  mortgage  insurance  policies with respect to the EMC mortgage  loans meet Fannie Mae's or Freddie  Mac's  standard or are  acceptable to the
Rating Agencies.

        In determining  whether a prospective  borrower has sufficient monthly income available (i) to meet the borrower's  monthly  obligation on their proposed  mortgage loan and (ii) to meet the monthly housing  expenses and other financial  obligations on the proposed mortgage loan, each lender generally considers,  when required by the  applicable  documentation  program,  the ratio of such  amounts to the proposed  borrower's  acceptable stable  monthly  gross  income.  Such ratios vary  depending on a number of  underwriting  criteria,  including loan-to-value ratios, and are determined on a loan-by-loan basis.

        Each lender also  examines a  prospective  borrower's  credit  report.  Generally,  each credit  report provides a credit score for the  borrower.  Credit  scores  generally  range from 350 to 840 and are  available from three major credit bureaus:  Experian (formerly TRW Information  Systems and Services),  Equifax and Trans
Union.  If three  credit  scores are  obtained,  the  originator  applies the middle  score of the primary wage earner.  If a primary wage earner cannot be determined  because of the  documentation  type,  the lowest middle score of all borrowers is used.  Credit scores are empirically  derived from historical  credit bureau data and represent a numerical  weighing of a borrower's credit  characteristics  over a two-year period. A credit score is generated  through the  statistical  analysis of a number of  credit-related  characteristics  or variables.
Common  characteristics  include the number of credit lines (trade lines), payment history, past delinquencies, severity  of  delinquencies,  current  levels of  indebtedness,  types of credit and length of credit  history.
Attributes are the specific values of each  characteristic.  A scorecard (the model) is created with weights or points assigned to each attribute.  An individual loan applicant's  credit score is derived by summing together the attribute weights for that applicant.

        The  mortgage  loans  have  been  underwritten  under  one of  the  following  documentation  programs:
full/alternative  documentation  ("Full/Alt Doc"),  stated  income/verified  asset documentation  ("SIVA"),  no ratio documentation ("No Ratio"), and stated income/stated assets ("SISA") documentation.

        Under a stated  income/verified  asset documentation  program, more emphasis is placed on the value and adequacy of the mortgaged  property as  collateral,  credit  history and other assets of the borrower than on a verified  income of the borrower.  Although the income is not  verified,  the  originators  obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified.

        Under the no ratio  documentation  program  the  borrower's  income  is not  stated  and no ratios  are calculated.  Although the income is not stated nor verified,  lenders obtain a telephonic  verification  of the borrower's employment without reference to income. Borrower's assets are verified.

        Under the stated  income/stated  asset  documentation  program,  the  borrower's  income and assets are stated but not verified.  The  underwriting of such mortgage loans may be based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

        Under the no  income/no  asset  documentation  program,  the  borrower's  income and assets are neither stated nor  verified.  The  underwriting  of such mortgage  loans may be based  entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower

        Each mortgaged property relating to an EMC mortgage loan has been appraised by a qualified  independent appraiser who is approved by each lender.  All appraisals  are required to conform to the Uniform  Standards of
Professional  Appraisal  Practice  adopted by the Appraisal  Standard Board of the Appraisal  Foundation.  Each
appraisal must meet the  requirements of Fannie Mae and Freddie Mac. Fannie Mae and Freddie Mac require,  among other things, that the appraiser,  or its agent on its behalf,  personally inspect the property inside and out, verify  whether  the  property  was  in  good  condition  and  verify  that  construction,  if  new,  had  been substantially  completed.  The appraisal  generally will have been based on prices  obtained on recent sales of comparable  properties,  determined in accordance with Fannie Mae and Freddie Mac guidelines.  In certain cases an analysis  based on income  generated  from the property or a replacement  cost analysis based on the current cost of constructing or purchasing a similar property may be used.

        BSRM

        The following is a description of BSRM and the underwriting  policies customarily employed by BSRM with respect to the  residential  mortgage  loans that BSRM  originated  during  the  period of  origination  of the mortgage  loans.  BSRM has  represented to the depositor that the mortgage loans were  originated  generally in accordance with such policies.

        BSRM is a Delaware  corporation and a wholly-owned  subsidiary of The Bear Stearns  Companies,  Inc., a publicly  traded  financial  services  firm (under  "BSC" on the NYSE),  with an executive  and  administrative
office located  in Scottsdale, Arizona.   BSRM is a full-service  residential  mortgage banking company that is
licensed  to  originate  loans  throughout  the  United  States.   BSRM  originates  single-family  (1-4  unit)
residential  mortgage  loans for both  prime and  sub-prime  credit  borrowers  and offers a full range of loan products from 30 yr fixed rate to hybrid and short-term adjustable rate mortgages.

        BSRM has been in the  residential  mortgage  banking  business  since  March  2005.  For the first five months ending May 31, 2006,  BSRM has originated  approximately  $1.3 billion in mortgage  loans,  all of which are secured by one- to four-family residential real estate properties.

        The  following  table  describes the size and  composition  of BSRM's total  residential  mortgage loan production since it's inception through May, 2006.

--------------------- ------------------------- ----------------------- ---------------------- ------------------------ -------------- -------------------------------
     Loan Type             2nd Qtr. 2005            3rd Qtr. 2005           4th Qtr. 2005           1st Qtr. 2006       Apr-May 2006               Total
--------------------- ------------------------- ----------------------- ---------------------- ------------------------ -------------- -------------------------------
                       Loan Amount     Units     Loan Amount    Units    Loan Amount   Units    Loan Amount     Units    Loan Amount    Units    Loan Amount   Units
--------------------- --------------- --------- --------------- ------- -------------- ------- --------------- -------- -------------- -------- -------------- -------
Alt-A ARM              $38,345,211      142      $89,814,104     322    $173,110,864    586     $256,139,998      826    $189,521,195     624     $746,931,373  2,500
                      --------------- --------- --------------- ------- -------------- ------- --------------- -------- -------------- -------- -------------- -------
MTA Option ARM              $0           0        $3,512,827      7      $83,586,961    224     $149,955,670      409    $147,389,081     397    $384,444,539   1,037
                      --------------- --------- --------------- ------- -------------- ------- --------------- -------- -------------- -------- -------------- -------
5 Yr. Option ARM            $0           0            $0          0          $0          0      $  4,367,514       14    $253,217,629    772    $257,585,143      786
                      --------------- --------- --------------- ------- -------------- ------- --------------- -------- -------------- -------- -------------- -------
Alt-A Fixed             $9,970,639       44      $45,157,203     165     $65,596,814    239     $ 57,511,280      254    $ 24,213,642      101   $202,449,578     803
                      --------------- --------- --------------- ------- -------------- ------- --------------- -------- -------------- -------- -------------- -------
Alt-A Second Lien       $5,769,960      106      $16,208,131     276     $48,277,170    472     $ 74,542,985     1,052   $105,170,955    1,445   $249,969,201   3,351
                      --------------- --------- --------------- ------- -------------- ------- --------------- -------- -------------- -------- -------------- -------
Sub-Prime               $2,027,417       10       $2,977,950      21     $47,311,725    434     $ 44,504,754      254    $ 17,158,346      103    $113,980,192    822
--------------------- --------------- --------- --------------- ------- -------------- ------- --------------- -------- -------------- -------- -------------- -------
     TOTAL             $56,113,227      302      $157,670,215    791    $417,883,534   1,955    $587,022,201    2,809   $736,670,848    3,442   $1,955,360,025 9,299
--------------------- --------------- --------- --------------- ------- -------------- ------- --------------- -------- -------------- -------- -------------- -------

        BSRM Underwriting Guidelines

        The BSRM Alt-A  Underwriting  Guidelines  are  intended to ensure that (i) the loan terms relate to the borrower's  willingness  and  ability  to repay  and (ii) the  value  and  marketability  of the  property  are acceptable.  Both the Bear Option ARM loans  originated  by BSRM and the 5 Yr. Bear Secure Option ARM loans are originated pursuant to the BSRM Alt-A Underwriting Guidelines.

        The BSRM Alt-A Underwriting  Guidelines are less stringent than the standards  generally  acceptable to
Fannie Mae and Freddie Mac with regard to: (i)  documentation  parameters and (ii) debt to income  ratios.  The
BSRM Underwriting  Guidelines  establish the maximum permitted  loan-to-value ratio and maximum loan amount for each loan type based upon prior payment  history,  credit  score,  occupancy  type and other risk factors.  The maximum loan amount allowable for the Alt A program is $3,000,000.

        All of the Alt-A mortgage loans  originated by BSRM are based on loan  application  packages  submitted through the wholesale or correspondent  channel.  Based on the documentation type each loan application package has an  application  completed  by the  prospective  borrower  that  includes  information  with respect to the applicant's  assets,  liabilities,  income,  credit and employment  history,  as well as certain other personal information.  During the underwriting  process,  BSRM calculates and verifies the loan  applicant's  sources of income  (except  documentation  types,  which do not require  such  information  to be stated or  independently verified),  reviews the credit history of the applicant,  calculates the debt-to-income  ratio to determine the applicant's  ability to repay the loan,  and  reviews  the  mortgaged  property  for  compliance  with the BSRM
Underwriting  Guidelines.  The  mortgage  loan file also  contains a credit  report on each  applicant  from an approved  credit  reporting  company.  Credit  history is  measured  on credit  depth,  number of  obligations, delinquency patterns and demonstrated intent to repay debts, which can be used to underwrite any file.

        The maximum allowable  loan-to-value ratio varies based upon the income  documentation,  property type, creditworthiness,  debt  service-to-income  ratio of the applicant and the overall  risks  associated  with the loan decision.  BSRM may provide secondary  financing to a borrower  contemporaneously  with the origination of a mortgage loan, subject to a maximum combined  loan-to-value ratio of 100%. BSRM's Underwriting  Guidelines do not prohibit or otherwise  restrict a borrower  from  obtaining  secondary  financing  from lenders  other than
BSRM, whether at origination of the mortgage loan or thereafter.

        Exceptions to the BSRM Underwriting  Guidelines are considered with reasonable  compensating factors on a case-by-case  basis and at the sole discretion of senior management.  When exception loans are reviewed,  all loan  elements  are examined as a whole to  determine  the level of risk  associated  with  approving  the loan including appraisal,  credit report,  employment,  compensating factors and borrower's  willingness and ability to repay the loan.  Compensating  factors may include,  but are not limited to,  validated or  sourced/seasoned liquid reserves in excess of the program  requirements,  borrower's  demonstrated ability to accumulate savings or devote a greater  portion of income to housing  expense and  borrowers'  potential  for  increased  earnings based on education,  job training,  etc. Loan  characteristics  such as refinance  transactions where borrowers are reducing mortgage payments and lowering debt ratios may become compensating factors as well.

        Borrower Profile

        A prospective  borrower must generally  demonstrate  that the ratio of the borrower's  monthly  housing expenses  (including  principal  and interest on the proposed  mortgage  loan and, as  applicable,  the related monthly portion of property taxes,  hazard  insurance and mortgage  insurance) to the borrower's  monthly gross income and the ratio of total  monthly  debt to the  monthly  gross  income (the  "debt-to-income"  ratios) are within BSRM acceptable  limits. If the prospective  borrower has applied for a negative  amortization loan with an  initial  fixed  rate  period of less than five years (the Bear  Option  ARM  loan),  the  mortgage  payment component of the monthly housing expense  calculation is based upon the fully-indexed  rate using the principal and  interest  payment.  If the  negative  amortization  loan  allows for an initial  fixed rate period of five years or more (the 5 Yr Bear Secure Option ARM loan),  the mortgage  payment  component of the monthly  housing expense  calculation  is  based  on the  initial  Note  Rate  using  the  interest-only  payment.  The  maximum acceptable  debt-to-income  ratio, which is determined on a loan-by-loan basis, varies depending on a number of underwriting  criteria,  including the loan-to-value ratio, loan purpose, loan amount and credit history of the borrower.  Under general underwriting  guidelines,  BSRM permits a debt-to-income ratio based on the borrower's total  monthly  debt  of  up to  50%.  In  addition  to  meeting  the  debt-to-income  ratio  guidelines,  each prospective  borrower is required to have  sufficient  cash resources to pay the down payment and cover closing costs and the monthly  cash reserve requirements specified for the loan program being approved.

        Documentation Types

        The BSRM mortgage loans were originated in accordance  with guidelines  established by BSRM with one of the following  documentation  types:  "Full  Documentation";  "Limited  Documentation";  "Lite  Documentation";
"Stated  Income/Verified  Assets"; "No Ratio/Verified  Assets";  "Stated  Income/Stated  Assets"; "No Income/No
Assets  (NINA)";  "No  Doc";  and "No Doc with  Assets".  The  nature of the  information  that a  borrower  is required to disclose and whether the information is verified depends,  in part, on the documentation  type used in the origination process.

        Full  Documentation:   The  Full  Documentation  type  is  based  upon  current  year  to  date  income documentation  as well as the previous two year's income  documentation  (i.e.,  tax returns  and/or W-2 forms)
and either one recent pay-stub with current year income on pay stub or two recent  pay-stubs  within 30 days of closing if year to date income is not  provided on  pay-stub)  or bank  statements  for the previous 24 months.
Self-employed  borrowers  must be  self-employed  in the same business or have received 1099 income in the same job for the past two  years.  Borrowers  self-employed  for less  than two  years  (but at least  one year) are considered on a  case-by-case  basis  subject to a two-year  history of previous  successful  employment in the same occupation or related field.  Assets must be documented and  independently  verified by means of a written verification  of deposit (VOD) with two (2) months' average  balance;  most recent bank  statements,  stocks or securities  statements  covering  a  two-(2)  month  period.  The  borrower  must  demonstrate  that  they have sufficient  reserves  (sourced and  seasoned) of greater  than or equal to three  months  principal,  interest, taxes and insurance. A verbal verification of employment is also completed within 10 days of funding the loan.

        Limited  Documentation:  The Limited  Documentation  type is based on the recent  twelve (12) months of consecutive  bank  statements.  Self-employed  borrowers  must be  self-employed  in the same  business or have received  1099  income in the same job for the past two years.  Assets  must be  documented  and  independently verified  by means of a written  verification  of deposit  (VOD) with two (2)  months'  average  balance;  most recent bank  statements,  stocks or securities  statements  covering a two-(2) month period.  The borrower must demonstrate  that they have  sufficient  reserves  (sourced  and  seasoned)  of greater  than or equal to three months  principal,  interest,  taxes and  insurance.  A verbal  verification  of employment  is also  completed within 10 days of funding the loan.

        Lite  Documentation:  The Lite  Documentation type is based on the recent six (6) months of consecutive bank  statements.  Self-employed  borrowers  must be  self-employed  in the same business or have received 1099 income in the same job for the past two years.  Assets must be documented and  independently  verified by means of a written  verification of deposit (VOD) with two (2) months' average balance;  most recent bank statements, stocks or securities  statements  covering a two-(2) month period. The borrower must demonstrate that they have sufficient  reserves  (sourced and  seasoned) of greater  than or equal to three  months  principal,  interest, taxes and  insurance.  A verbal  verification  of  employment is also  completed  within 10 days of funding the loan.

        Stated Income:  The Stated Income  documentation  type requires the  applicant's  employment and income sources  covering the past two (2) year period to be stated on the  application.  Self-employed  borrowers must be  self-employed  in the same  business or have  received  1099 income in the same job for the past two years.
The applicant's income as stated must be reasonable for the related  occupation,  borrowers' credit profile and stated  asset,  in the loan  underwriter's  discretion.  However,  the  applicant's  income  as  stated  on the application is not independently  verified.  Assets must be documented and independently verified by means of a written  verification  of deposit  (VOD) with two (2) months'  average  balance;  most recent bank  statements, stocks or securities  statements  covering a two-(2) month period. The borrower must demonstrate that they have sufficient  reserves  (sourced and  seasoned) of greater  than or equal to three  months  principal,  interest, taxes and  insurance.  A verbal  verification  of  employment is also  completed  within 10 days of funding the loan.

        No Ratio:  The No Ratio  documentation  type requires the applicant's  employment  sources covering the past two (2) year period to be stated on the  application.  Self-employed  borrowers must be  self-employed  in the same  business  or have  received  1099  income  in the same job for the past two  years.  The  applicant's employment is  independently  verified through a verbal  verification of employment,  however the income is not stated  on the  application.  Assets  must be  documented  and  independently  verified  by means of a  written verification  of deposit (VOD) with two (2) months' average  balance;  most recent bank  statements,  stocks or securities  statements  covering  a  two-(2)  month  period.  The  borrower  must  demonstrate  that  they have sufficient  reserves  (sourced and  seasoned) of greater  than or equal to three  months  principal,  interest, taxes and insurance.

        Stated  Income/Stated   Assets:  The  Stated  Income/Stated  Assets  documentation  type  requires  the applicant's  employment  and  income  sources  covering  the past  two (2)  year  period  to be  stated  on the application.  Self-employed  borrowers must be  self-employed in the same business or have received 1099 income in the same job for the past two years.  The  applicant's  income as stated must be reasonable  for the related occupation,  borrowers' credit profile and stated asset, in the loan  underwriter's  discretion.  However,  the applicant's  income  as  stated  on the  application  is not  independently  verified.  Assets as stated on the application are not independently  verified.  The borrower must demonstrate that they have sufficient  reserves
(sourced and seasoned) of greater than or equal to three months  principal,  interest,  taxes and insurance.  A verbal verification of employment is also completed within 10 days of funding the loan.

        No Income/No Assets (NINA):  The NINA  documentation  type requires the applicant's  employment sources covering  the past two (2) year  period  to be  stated  on the  application.  Self-employed  borrowers  must be self-employed  in the same business or have  received  1099 income in the same job for the past two years.  The applicant's  employment is  independently  verified  through a verbal  verification of employment;  however the income and the assets are not  stated on the  application.  Borrower's  ability to repay the loan is based upon past credit history and FICO score.

        No Doc: The No Doc documentation  type does not require the applicant's  income,  employment sources or assets  to be  stated on the  application.  Borrower's  ability  to repay  the loan is based  upon past  credit history and FICO score.

        No Doc with  Assets:  The No Doc with  Assets  documentation  type  does not  require  the  applicant's income,  employment  sources to be stated on the  application.  Assets  must be  documented  and  independently verified  by means of a written  verification  of deposit  (VOD) with two (2)  months'  average  balance;  most recent bank  statements,  stocks or securities  statements  covering a two-(2) month period.  The borrower must demonstrate  that they have  sufficient  reserves  (sourced  and  seasoned)  of greater  than or equal to three months  principal,  interest,  taxes and  insurance.  Borrower's  ability  to repay the loan is based upon past credit history; FICO score and verified assets.

        Credit Profile

        The  mortgage  loan file also  contains  a credit  report on each  applicant  from an  approved  credit reporting  company.  Credit history is measured on credit depth,  number of obligations,  delinquency  patterns and  demonstrated  intent to repay  reports,  which can be used to  underwrite  any file. A  tri-merged  credit report is required for all loan  submissions.  The report must be from the three nationally  recognized  credit repositories and show all credit trades regardless of negative or positive status.

        The credit profile review must encompass the last twenty-four  months. If the borrower has lived in his or her current  residence  for less than  twelve  months,  credit  must be searched  using both the current and former address(es).  In assessing a prospective borrower's  creditworthiness,  BSRM may use FICO Credit Scores.
"FICO  Credit  Scores" are  statistical  credit  scores  designed to assess a borrower's  creditworthiness  and likelihood to default on a consumer  obligation  over a two-year  period based on a borrower's  credit history.
FICO  Credit  Scores  were not  developed  to  predict  the  likelihood  of  default  on  mortgage  loans  and, accordingly,  may not be  indicative  of the  ability of a borrower  to repay its  mortgage  loan.  FICO Credit
Scores range from  approximately  250 to approximately  900, with higher scores indicating an individual with a more  favorable  credit  history  compared to an  individual  with a lower score.  Underwriters  arrive at each borrower's  credit score by selecting the middle score of three credit scores or the lower of two scores,  when only two  scores  are  reported.  The  representative  score  for the loan is  determined  by the  score of the primary  wage-earner  or the  lowest-scoring  borrower  in the case in which  the  income  is not  verified  or documented.  The  minimum  representative  score  for each  loan  underwritten  to  BSRM's  Alt-A  underwriting guidelines is 620.

        Property Requirements

        The BSRM  Underwriting  Guidelines  are applied in  accordance  with a  procedure  that  complies  with applicable  federal and state laws and  regulations  and requires (i) an  appraisal of the  mortgaged  property that conforms to the Uniform  Standards of Professional  Appraisal  Practice and are generally on forms similar to those  acceptable  to Fannie  Mae and  Freddie  Mac and (ii) a review  of such  appraisal,  which  review is conducted by a BSRM underwriter.

        Properties  that secure BSRM  mortgage  loans have a valuation  appraisal  performed by a qualified and licensed appraiser.  All appraisers  providing services must comply with the respective state and federal laws.
An  appraisal  must  not be more  than  120  days old at the  Closing  Date or a  re-certification  of value is required.  The  original  appraiser  must  perform  re-certification.  As an  alternative,  a field review with comparable  properties that sold in the last three months and support the value is also acceptable,  in lieu of the  re-certification  of value. After 180 days, a new appraisal is required  regardless of whether an existing or new  construction  property.  All  combined  loan amounts  greater  than  $650,000 and less than or equal to
$1,000,000  require two original  appraisals.  The second  appraisal  must be from a BSRM  nationally  approved appraiser.  The value used to  determine  the  LTV/CLTV  will be the lesser of the two  values.  BSRM  combined loans  amounts  greater that  $1,500,000  in the state of California  will require two  appraisals;  the second appraisal  must be from a BSRM  nationally  approved  appraiser.  The value used to determine the LTV/CLTV will be the lesser of the two values.

        Each  appraisal  is  reviewed  by a  representative  of BSRM,  who has the  right to  request  a second appraisal,  additional  information  or  explanations,  lower the  approved  loan  amount,  reduce the  maximum allowable loan-to-value ratio or deny the loan based on the appraisal.

        BSRM requires that all of its BSRM mortgage  loans have title  insurance.  BSRM also requires that fire and extended  coverage casualty  insurance be maintained on the mortgaged  property in an amount at least equal to the lesser of the principal  balance of the related  mortgage loan or the replacement  cost of the mortgaged property.  BSRM also requires that all mortgage  loans where the  appraisal  has  determined  that the property lies in certain zones have flood insurance.  Manufactured homes and mobile homes are ineligible  property types under the BSRM Underwriting Guidelines.

                                               DESCRIPTION OF THE CERTIFICATES

        The trust will issue the  certificates  pursuant  to the  Agreement.  The  Certificates  consist of the classes  of  Certificates  reflected  in the  Term  Sheet,  which  we  refer  to  collectively  as the  offered certificates,  and one or more classes of Class R, Class R-X, Class XP and such other non-offered  certificates identified in the Term Sheet,  which are not offered  publicly.  The offered  certificates  may include classes of  certificates  which are only  entitled to interest  payments  and are  referred to herein as  Interest-Only
Certificates.  The  various  classes  of  Class A  Certificates  and the  Interest-Only  Certificates  are also referred  to as the  senior  certificates;  and the  various  classes  of  Class  M  Certificates  and  Class B
Certificates  are referred to herein as the Class M Certificates  or Class B  Certificates,  respectively,  or, collectively,  the  subordinate  certificates.  The  Class  A,  Class  M and  certain  classes  of the  Class B
Certificates  offered  by the Term  Sheet are  collectively  referred  to herein as the  offered  certificates.
Certain classes of grantor trust  certificates may be issued and included as offered  certificates as described
in  the  Term  Sheet  and  under  "Description  of  the  Certificates-The   Grantor  Trust  and  Grantor  Trust
Certificates."  Certain  classes  of  certificates,  the  insured  certificates,  may  have  the  benefit  of a certificate  insurance  policy  issued  by a  certificate  insurer  as  described  in the Term  Sheet and under
"Description of the Certificates-The Insured Certificates and the Certificate Insurance Policy."

        Holders of the Class R  Certificates  will be  entitled  to  receive  any  residual  cash flow from the mortgage  pool,  which is not expected to be  significant.  A holder of a Class R  Certificate  will not have a right to alter the  structure of the  transaction.  The initial owner of the Class R  Certificates  is expected to be Bear, Stearns Securities Corp.

               General

        The  certificates  issued by Bear Stearns  Mortgage  Funding Trust 2006-AR5 will consist of the offered certificates and the non-offered  certificates.  If issued, the grantor trust certificates will also be offered certificates. Only the offered certificates are offered by the Term Sheet.

        The certificates will evidence in the aggregate the entire beneficial  ownership  interest in the Trust or the grantor trust,  as applicable.  The Trust will generally  consist of (i) the mortgage  loans;  (ii) such assets as from time to time are  identified  as  deposited in respect of the  mortgage  loans in the  Custodial
Account (as defined in the  prospectus)  established  for the  collection  of  payments on the  mortgage  loans serviced by the Servicer and in the  Distribution  Account (each as defined  below) and belonging to the Trust;
(iii)  property  acquired by foreclosure  of such mortgage  loans or by deed in lieu of  foreclosure;  (iv) any standard hazard insurance policies;  (v) such other assets as described in the Agreement;  (vi) the certificate insurance  policy,  if any, for the benefit of the related class of certificates  and (vii) all proceeds of the foregoing.  The grantor  trust  certificates  will  represent  the entire  interest in the grantor  trust.  The assets of the grantor  trust will consist of the  underlying  grantor trust  certificates  and the related swap agreements.

        The  offered  certificates  (other  than the  Residual  Certificates)  will be issued,  maintained  and transferred on the book-entry  records of DTC,  Clearstream  Banking,  société anonyme and the Euroclear System and each of their  participants  in the  minimum  denominations  set  forth in the  Term  Sheet.  The  Residual
Certificates will be offered in registered,  certificated  form, in a single  certificate of $100. The Residual
Certificates  (together  with  any  Book-entry  Certificates  re-issued  as  definitive  certificates)  will be transferable  and  exchangeable  at the  offices of the  Trustee.  See Annex I hereto and  "Description  of the
Securities-Form of Securities" and "-Global Securities" in the prospectus.

        Each class of Book-Entry  Certificates  will initially be represented by one or more Global  Securities registered  in the name of a nominee of DTC. The  Depositor has been informed by DTC that DTC's nominee will be
Cede & Co.  Beneficial  interests  will be held by investors  through the  book-entry  facilities of DTC in the minimum  denominations  set  forth  in  the  Term  Sheet.  See  Annex  I to  hereto  and  "Description  of  the
Securities-Form of Securities" and "-Global Securities" in the prospectus.

        No person  acquiring  an  interest  in any class of the  Book-Entry  Certificates  will be  entitled to receive a  certificate  representing  such  person's  interest,  except as set forth below  under  "-Definitive
Certificates".  Unless and until definitive  certificates are issued under the limited circumstances  described herein,  all  references to actions by  certificateholders  with respect to the Book-Entry  Certificates  shall refer  to  actions  taken  by DTC  upon  instructions  from  its  participants  and all  references  herein  to
distributions,   notices,  reports  and  statements  to  certificateholders  with  respect  to  the  Book-Entry
Certificates  shall  refer to  distributions,  notices,  reports  and  statements  to DTC or Cede & Co., as the registered  holder of the Book-Entry  Certificates,  for distribution to Certificate  Owners in accordance with
DTC procedures. See "-Book-Entry Registration" and "-Definitive Certificates" herein.

        All  distributions  to holders of the offered  certificates,  other than the final  distribution on any class of offered  certificates,  will be made on each  distribution  date by or on behalf of the Trustee to the persons in whose names the offered  certificates  are registered at the close of business on the related Record
Date.  Distributions  will be made either (a) by check  mailed to the address of each  certificateholder  as it appears in the  certificate  register or (b) upon written  request to the Trustee at least five  business  days prior to the  relevant  Record  Date by any holder of offered  certificate,  by wire  transfer  in  immediately available funds to the account of the  certificateholders  specified in the request.  The final distribution on any class of offered  certificates will be made in like manner,  but only upon presentment and surrender of the class at the  corporate  trust  office  of the  Trustee  or any  other  location  specified  in the  notice  to certificateholders of the final distribution.

               The Grantor Trust and Grantor Trust Certificates

        Certain  classes of  certificates  may be deposited  into a grantor  trust  together  with the right to certain  payments to be made by a swap  counterparty  identified in the Term Sheet pursuant to one or more swap
agreements,  as  applicable.   These  certificates,   the  underlying  grantor  trust  certificates,   will  be
non-offered  certificates.  The grantor trust will issue certificates,  the grantor trust  certificates,  which will be offered  certificates  and will  correspond  to the  related  underlying  grantor  trust  certificates.
Distributions  of interest  and/or  principal  on the grantor  trust  certificates  will  primarily be made (i)
through  payments  received on the related  underlying  grantor  trust  certificates  from amounts  received in connection  with the related  mortgage loans (after payments of any fees and expenses of the grantor trust) and
(ii) from payments  that may be made  pursuant to the related swap  agreement.  The specific  terms,  including the pass-through rate, of the grantor trust certificates will be further described in the Term Sheet.

        The grantor trust  certificates  will represent the entire interest in the grantor trust. The assets of the grantor trust will consist of the underlying  grantor trust  certificates  and the related swap agreements.
Each class of grantor trust  certificates  will be entitled to payments from the related swap  agreement  only.
The related swap agreement may provide for payments to be made so that the related  grantor trust  certificates will receive interest  payments at a pass-through  rate equal to one-month LIBOR plus the related margin,  less interest  shortfalls  allocated to such  certificates.  In  addition,  the swap  agreement  may provide for the payment of an amount  equal to any net deferred  interest  allocated to the related  underlying  grantor  trust certificates  on each  distribution  date for payment to the related grantor trust  certificates.  Certain swap agreements  may provide for both types of payments to be made on the grantor trust  certificates.  Net deferred interest  allocated to the underlying  grantor trust  certificates  will not be added to the current  principal amount of the related  grantor  trust  certificates,  however,  realized  losses  allocated  to the  underlying grantor trust  certificates will be allocated to the related grantor trust  certificates.  On each distribution date,  distributions of principal on the grantor trust  certificates  will be made after the payment of amounts due to the related swap  counterparty  for such  distribution  date and the distribution of accrued interest on the related grantor trust certificates, each as further described in the Term Sheet.

        In the event of the termination of a swap agreement  because of a default or other event of termination by either  party  thereto,  an amount may become  due and  payable  either  from the swap  counterparty  to the grantor  trust (for  payment to the  related  grantor  trust  certificates)  or to the swap  counterparty  from amounts otherwise payable from the grantor trust to the grantor trust certificates.

The Insured Certificates and the Certificate Insurance Policy

        Certain classes of certificates  may be entitled to the benefit of a certificate  insurance  policy,  a
Policy,  issued by a  certificate  insurer  identified  in the Term  Sheet.  These  class of  certificates  are sometimes  referred to herein as the  insured  certificates.  The  certificate  insurer  will issue the related
Policy  for the  benefit  of the  holders  of the  related  certificates  only.  The  certificate  insurer,  in consideration  of the  payment  of  the  premium  and  subject  to the  terms  of the  Policy,  unconditionally guarantees  the  payment of certain  insured  amounts  set forth in the Policy  (as  further  described  in the related  Prospectus  Supplement)  to the  Trustee on behalf of the  holders of the  related  certificates.  The certificate  insurer will pay all insured  amounts  pursuant to and in accordance with the terms of the related
Policy.

        The certificate  insurer's  obligation under the Policy will be discharged to the extent that funds are received by the Trustee for payment to the holders of the related  certificates  whether or not those funds are properly  paid by the Trustee.  Payments of any insured  amounts will be made only at the time set forth in the
Policy,  and no accelerated  payments of insured  amounts will be made  regardless of any  acceleration  of the related certificates, unless the acceleration is at the sole option of the certificate insurer.

        The Policy will not cover  Prepayment  Interest  Shortfalls,  Basis Risk  Shortfalls or any  shortfalls resulting  from Net  Deferred  Interest  or from the  application  of the  Relief  Act or  similar  state  laws allocated to the related  class of  certificates,  nor does the Policy  guarantee to the holders of the related certificates any particular rate of principal payment.  In addition,  the Policy does not cover shortfalls,  if any,  attributable  to the  liability  of the trust,  any  REMIC,  the  Trustee  or any  holder of the  related certificates for withholding taxes, if any,  (including  interest and penalties in respect of any liability for withholding  taxes) nor any risk  (unless  specified in the  Policy),  including  the failure of the Trustee to make any payment  required  under the  Agreement  to the holders of the related  certificates.  The Policy will not cover any reduction in the amount of Current  Interest  payable to the holders of the related  certificates on any  distribution  date due to the  pass-through  rate for such class of certificates  exceeding the related
Net Rate Cap for such class of certificates on such distribution date.

        The  certificate  insurer  will be  subrogated  to the rights of each  holder of the  related  class of certificates to the extent of any payment by the certificate insurer under the related Policy.

        The Policy and the obligations of the certificate  insurer thereunder will terminate without any action on the part of the certificate insurer or any other person in accordance with the terms of the Policy.

               Book-Entry Registration

        DTC is a  limited-purpose  trust company organized under the laws of the State of New York, a member of the Federal  Reserve System,  a "clearing  corporation"  within the meaning of the New York Uniform  Commercial
Code,  and a "clearing  agency"  registered  pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold  securities  for its  participants  and to  facilitate  the  clearance  and  settlement  of securities  transactions  between  participants  through electronic book entries,  thereby eliminating the need for physical movement of certificates.

        Certificate Owners that are not participants or indirect  participants but desire to purchase,  sell or otherwise  transfer  ownership of, or other  interests in, the Book-Entry  Certificates  may do so only through participants  and indirect  participants.  In addition,  Certificate  Owners will receive all  distributions of principal of and interest on the Book-Entry  Certificates  from the Trustee  through DTC and DTC  participants.
The Trustee will forward  payments to DTC in same day funds and DTC will forward  payments to  participants  in next day  funds  settled  through  the New York  Clearing  House.  Each  participant  will be  responsible  for disbursing the payments.  Unless and until definitive  certificates are issued, it is anticipated that the only certificateholders  of the Book-Entry  Certificates will be Cede & Co., as nominee of DTC.  Certificate  Owners will not be  recognized  by the  Trustee  as  certificateholders,  as such  term is used in the  Agreement  and
Certificate Owners will be permitted to exercise the rights of  certificateholders  only indirectly through DTC and its participants.

        Under the Rules,  DTC is  required  to make  book-entry  transfers  of  Book-Entry  Certificates  among participants  and to receive and  transmit  distributions  of principal  of, and  interest  on, the  Book-Entry
Certificates.  Participants and indirect  participants with which Certificate Owners have accounts with respect to the Book-Entry  Certificates  similarly are required to make  book-entry  transfers and receive and transmit these payments on behalf of their respective  Certificate  Owners.  Accordingly,  although  Certificate  Owners will not possess  definitive  certificates,  the Rules provide a mechanism by which Certificate  Owners through their  participants  and  indirect  participants  will  receive  payments  and will be able to  transfer  their interest.

        Because DTC can only act on behalf of participants,  who in turn act on behalf of indirect participants and on behalf of certain  banks,  the  ability of a  Certificate  Owner to pledge  Book-Entry  Certificates  to persons or entities that do not  participate in the DTC system,  or to otherwise act with respect to Book-Entry
Certificates,  may be limited due to the absence of physical certificates for the Book-Entry  Certificates.  In addition,  under a book-entry  format,  Certificate  Owners may experience  delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

        Under  the  Rules,  DTC will  take  action  permitted  to be taken by a  certificateholders  under  the
Agreement only at the direction of one or more  participants  to whose DTC account the Book-Entry  Certificates are  credited.  Additionally,  under the Rules,  DTC will take actions with respect to specified  voting rights only at the  direction of and on behalf of  participants  whose  holdings of Book-Entry  Certificates  evidence these specified voting rights.  DTC may take conflicting  actions with respect to voting rights,  to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights authorize divergent action.

        The Depositor,  the Servicer, the Trustee and the grantor trustee will have no liability for any aspect of the records  relating to or payments made on account of  beneficial  ownership  interests in the  Book-Entry
Certificates  held by Cede & Co., as nominee for DTC, or for maintaining,  supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

Definitive Certificates

        Definitive  certificates will be issued to Certificate Owners or their nominees,  respectively,  rather than to DTC or its  nominee,  only if (1) the  Depositor  advises the Trustee in writing  that DTC is no longer willing or able to properly  discharge its  responsibilities  as clearing agency with respect to the Book-Entry
Certificates  and the Depositor is unable to locate a qualified  successor within 30 days or (2) the Depositor, at its option,  elects to terminate the book-entry  system through DTC.  Additionally,  after the occurrence of an event of default under the Agreement,  any Certificate Owner materially and adversely  affected thereby may, at its  option,  request  and,  subject to the  procedures  set forth in the  Agreement,  receive a  definitive certificate  evidencing  such  Certificate  Owner's  fractional  undivided  interest  in the  related  class of certificates.

        Upon its  receipt of notice of the  occurrence  of any event  described  in the  immediately  preceding paragraph,  the Trustee is required to request that DTC notify all Certificate  Owners through its participants of the  availability  of  definitive  certificates.  Upon  surrender  by DTC  of  the  definitive  certificates representing  the Book-Entry  Certificates and receipt of instructions  for  re-registration,  the Trustee will reissue the Book-Entry  Certificates  as definitive  certificates  issued in the respective  principal  amounts owned by individual  Certificate  Owners,  and  thereafter the Trustee will recognize the holders of definitive certificates as certificateholders under the Agreement.

               Distributions on the Certificates

        Loan Group I. On each  distribution  date, the Trustee will withdraw the available funds for loan group
I from the Distribution Account for such distribution date and apply such amounts as follows:

        First,  to pay any accrued and unpaid interest on the related Class A, Class M and Class B Certificates in the following order of priority:

1.      From  Interest  Funds  with  respect  to  loan  group  I,  to the  related  Class  A  Certificates  and
               Interest-Only  Certificates (allocated as described in the Term Sheet), the Current Interest and then any Interest Carry Forward Amount for such certificates;

2.      From  remaining  Interest  Funds with  respect to loan group I, to each class of Class M  Certificates, starting with the Class M Certificates with the lowest numerical designation,  sequentially,  in that order, the Current  Interest for each such Class, and then, from remaining  Interest Funds, to each class of Class B  Certificates,  starting with the Class M Certificates  with the lowest numerical designation,  sequentially, in that order, the Current Interest for each such Class;

3.      Any related  Excess Spread to the extent  necessary to meet a level of  overcollateralization  equal to the related  Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal  Distribution Amount and distributed in accordance with Second (A) and (B) below; and

4.      Any remaining  related Excess Spread will be the Remaining  Excess Spread from such loan group and will be applied, together with the related  Overcollateralization Release Amount, as Excess Cash from pursuant to clauses Third through Eighth below.

        On any distribution  date, any shortfalls  resulting on the related mortgage loans from the application of the Relief Act and any Prepayment  Interest  Shortfalls to the extent not covered by  Compensating  Interest
Payments  will  be  allocated,  first,  in  reduction  of  amounts  otherwise  distributable  to  the  Residual
Certificates,  and thereafter,  to the Current  Interest  payable to the Interest Only  Certificates,  Class A,
Class M and Class B Certificates in such loan group, on a pro rata basis, on such  distribution  date, based on the respective  amounts of interest  accrued on such  certificates for such  distribution  date. The holders of the  Interest  Only  Certificates,  Class  A,  Class  M and  Class  B  Certificates  will  not be  entitled  to reimbursement for any such interest shortfalls.

        Second,  to pay as  principal  on the  related  Class A, Class M and Class B  Certificates  entitled to payments of principal, in the following order of priority:

(A)     On each  distribution  date (i)  prior to the  Stepdown  Date or (ii) on  which a  Trigger  Event is in effect,  Principal Funds and the Extra Principal Distribution Amount for such distribution date will be distributed:

1.      To the Class A  Certificates  in loan group I (allocated  as  described  in the Term Sheet),  an amount equal to the  Principal  Distribution  Amount for that loan group until the Current  Principal  Amounts thereof is reduced to zero;

2.      To the Class M  Certificates  in loan group I, starting with the Class M  Certificates  with the lowest numerical  designation,  sequentially,  in that order, any remaining Principal  Distribution Amount for loan group I until the Current Principal Amount of such Class M Certificate is reduced to zero;

3.      To the Class B  Certificates  in loan group I, starting with the Class B  Certificates  with the lowest numerical  designation,  sequentially,  in that order, any remaining Principal  Distribution Amount for loan group I until the Current Principal Amount of such Class B Certificate is reduced to zero;

(B)     On each  distribution  date on or after the Stepdown Date, so long as a Trigger Event is not in effect,
        Principal  Funds  and the  Extra  Principal  Distribution  Amount  for such  distribution  date will be distributed:

1.      To the Class A  Certificates  in loan group I (allocated  as  described  in the Term Sheet),  an amount equal to the Class I-A Principal  Distribution  Amount until the Current  Principal  Amounts thereof is reduced to zero;

2.      To the Class M  Certificates  in loan group I, starting with the Class M  Certificates  with the lowest numerical  designation,  sequentially,  in that order,  such class's Class I-M  Principal  Distribution
        Amount, until the Current Principal Amount of such class is reduced to zero;

3.      To the Class B  Certificates  in loan group I, starting with the Class B  Certificates  with the lowest numerical  designation,  sequentially,  in that order,  such class's Class I-B  Principal  Distribution
        Amount, until the Current Principal Amount of such class is reduced to zero;

(C)     Notwithstanding  the provisions of clauses Second (A) and (B) above,  if on any  distribution  date the senior  certificates  in loan group I are no longer  outstanding,  the  portion of the  Principal  Distribution
Amount  or  the  Class  I-A  Principal  Distribution  Amount,  as  applicable,   otherwise  allocable  to  such
certificates  will  be  allocated  to the  outstanding  senior  certificates  in  loan  group  II and  will  be distributed among such  certificates in the manner set forth in Second (A) and (B) below, as applicable,  until the Current Principal Amount of such classes have been reduced to zero.

        Third,  from any Excess Cashflow for loan group I, to the related Class A Certificates and the Interest
Only  Certificates  (allocated  as  described in the Term  Sheet),  an amount  equal to (i) any Interest  Carry
Forward  Amount for such  classes to the extent not fully paid  pursuant  to  subclause  First 1 above and then
(ii) any Unpaid Realized Loss Amount for such classes for such distribution date;

        Fourth,  from any remaining  Excess  Cashflow,  to the related Class M certificates,  starting with the
Class M certificates  with the lowest  numerical  designation,  sequentially,  in that order an amount equal to
(a) any Interest  Carry Forward  Amount,  and then (b) any Unpaid  Realized Loss Amount for such class for such distribution date;

        Fifth,  from any remaining  Excess  Cashflow,  to the related Class B  certificates,  starting with the
Class B certificates  with the lowest  numerical  designation,  sequentially,  in that order an amount equal to
(a) any Interest  Carry Forward  Amount,  and then (b) any Unpaid  Realized Loss Amount for such class for such distribution date;

        Sixth, from any remaining Excess Cashflow, to the related Class A certificates  (allocated as described in the Term Sheet) any Basis Risk  Shortfall and any Basis Risk  Shortfall  Carry Forward Amount for such class for such distribution date;

        Seventh,  from any remaining  Excess Cashflow,  to the related Class M certificates,  starting with the
Class M  certificates  with the lowest  numerical  designation,  sequentially,  in that order,  and then to the
Class  B  certificates,  starting  with  the  Class B  certificates  with  the  lowest  numerical  designation, sequentially,  in that order,  any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward  Amount,  in
each case for such class for such distribution date; and

        Eighth, any remaining amounts to the Residual Certificates.

        Loan Group II. On each  distribution  date,  the Trustee  will  withdraw the  available  funds for loan group II from the Distribution Account for such distribution date and apply such amounts as follows:

        First,  to pay any accrued and unpaid interest on the related Class A, Class M and Class B Certificates in the following order of priority:

1.      From Interest  Funds with respect to loan group II,  first,  to the related  Class A  Certificates  and
               Interest-Only  Certificates (allocated as described in the Term Sheet), the Current Interest and then any Interest  Carry Forward Amount for such  certificates  and second,  to the  certificate insurer,  if  applicable,  certain  amounts  due  under the  related  Policy as set forth in the related Prospectus Supplement;

2.      From  remaining  Interest  Funds with respect to loan group II, to each class of Class M  Certificates, starting with the Class M Certificates with the lowest numerical designation,  sequentially,  in that order, the Current  Interest for each such Class, and then, from remaining  Interest Funds, to each class of Class B  Certificates,  starting with the Class M Certificates  with the lowest numerical designation,  sequentially, in that order, the Current Interest for each such Class;

3.      Any related  Excess Spread to the extent  necessary to meet a level of  overcollateralization  equal to the related  Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal  Distribution Amount and distributed in accordance with Second (A) and (B) below; and

4.      Any remaining  related Excess Spread will be the Remaining  Excess Spread from such loan group and will be applied, together with the related  Overcollateralization Release Amount, as Excess Cash from pursuant to clauses Third through Eighth below.

        On any distribution  date, any shortfalls  resulting on the related mortgage loans from the application of the Relief Act and any Prepayment  Interest  Shortfalls to the extent not covered by  Compensating  Interest
Payments  will  be  allocated,  first,  in  reduction  of  amounts  otherwise  distributable  to  the  Residual
Certificates,  and thereafter,  to the Current  Interest  payable to the Interest Only  Certificates,  Class A,
Class M and Class B Certificates in such loan group, on a pro rata basis, on such  distribution  date, based on the respective  amounts of interest  accrued on such  certificates for such  distribution  date. The holders of the  Interest  Only  Certificates,  Class  A,  Class  M and  Class  B  Certificates  will  not be  entitled  to reimbursement for any such interest shortfalls.

        Second,  to pay as  principal  on the  related  Class A, Class M and Class B  Certificates  entitled to payments of principal, in the following order of priority:

(A)     On each  distribution  date (i)  prior to the  Stepdown  Date or (ii) on  which a  Trigger  Event is in effect,  Principal Funds and the Extra Principal Distribution Amount for such distribution date will be distributed:

1.      To the Class A  Certificates  in loan group II  (allocated as described in the Term Sheet),  first,  an amount  equal to the  Principal  Distribution  Amount for that loan group until the  Current  Principal
        Amounts  thereof is reduced to zero and second,  to the  certificate  insurer,  if applicable,  certain amounts due under the related Policy as set forth in the related Prospectus Supplement;

2.      To the Class M Certificates  in loan group II,  starting with the Class M Certificates  with the lowest numerical  designation,  sequentially,  in that order, any remaining Principal  Distribution Amount for loan group II until the Current Principal Amount of such Class M Certificate is reduced to zero;

3.      To the Class B Certificates  in loan group II,  starting with the Class B Certificates  with the lowest numerical  designation,  sequentially,  in that order, any remaining Principal  Distribution Amount for loan group II until the Current Principal Amount of such Class B Certificate is reduced to zero;

(B)     On each  distribution  date on or after the Stepdown Date, so long as a Trigger Event is not in effect,
        Principal  Funds  and the  Extra  Principal  Distribution  Amount  for such  distribution  date will be distributed:

1.      To the Class A  Certificates  in loan group II  (allocated as described in the Term Sheet),  first,  an amount  equal to the Class I-A  Principal  Distribution  Amount  until the  Current  Principal  Amounts thereof is reduced to zero and second, to the certificate  insurer, if applicable,  certain amounts due under the related Policy as set forth in the related Prospectus Supplement;

2.      To the Class M Certificates  in loan group II,  starting with the Class M Certificates  with the lowest numerical  designation,  sequentially,  in that order,  such class's Class I-M  Principal  Distribution
        Amount, until the Current Principal Amount of such class is reduced to zero;

3.      To the Class B Certificates  in loan group II,  starting with the Class B Certificates  with the lowest numerical  designation,  sequentially,  in that order,  such class's Class I-B  Principal  Distribution
        Amount, until the Current Principal Amount of such class is reduced to zero;

(C)     Notwithstanding  the provisions of clauses Second (A) and (B) above,  if on any  distribution  date the senior  certificates  in loan group II are no longer  outstanding,  the portion of the  Principal  Distribution
Amount  or  the  Class  I-A  Principal  Distribution  Amount,  as  applicable,   otherwise  allocable  to  such
certificates will be allocated to the outstanding  senior  certificates in loan group I and will be distributed among such  certificates  in the manner set forth in Second (A) and (B) above with  respect to loan group I, as applicable, until the Current Principal Amount of such classes have been reduced to zero.

        Third,  from any  Excess  Cashflow  for loan  group II, to the  related  Class A  Certificates  and the
Interest  Only  Certificates  (allocated  as described in the Term Sheet),  an amount equal to (i) any Interest
Carry  Forward  Amount for such classes to the extent not fully paid  pursuant to  subclause  First 1 above and then (ii) first,  any Unpaid Realized Loss Amount for such classes for such  distribution  date and second,  to the  certificate  insurer,  if  applicable,  certain  amounts due under the related  Policy as set forth in the related Prospectus Supplement;

        Fourth,  from any remaining  Excess  Cashflow,  to the related Class M certificates,  starting with the
Class M certificates  with the lowest  numerical  designation,  sequentially,  in that order an amount equal to
(a) any Interest  Carry Forward  Amount,  and then (b) any Unpaid  Realized Loss Amount for such class for such distribution date;

        Fifth,  from any remaining  Excess  Cashflow,  to the related Class B  certificates,  starting with the
Class B certificates  with the lowest  numerical  designation,  sequentially,  in that order an amount equal to
(a) any Interest  Carry Forward  Amount,  and then (b) any Unpaid  Realized Loss Amount for such class for such distribution date;

        Sixth, from any remaining Excess Cashflow, to the related Class A certificates  (allocated as described in the Term Sheet) any Basis Risk  Shortfall and any Basis Risk  Shortfall  Carry Forward Amount for such class for such distribution date;

        Seventh,  from any remaining  Excess Cashflow,  to the related Class M certificates,  starting with the
Class M  certificates  with the lowest  numerical  designation,  sequentially,  in that order,  and then to the
Class  B  certificates,  starting  with  the  Class B  certificates  with  the  lowest  numerical  designation, sequentially,  in that order,  any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward  Amount,  in
each case for such class for such distribution date; and

        Eighth, any remaining amounts to the Residual Certificates.

        On each  distribution  date,  all amounts  representing  prepayment  charges in respect of the mortgage loans received during the related  Prepayment Period will be withdrawn from the Distribution  Account and shall not be  available  for  distribution  to the  holders of the  offered  certificates.  Prepayment  charges  with respect to the mortgage  loans will be distributed  to the Class XP  Certificates  or the Servicer as set forth in the Agreement.

        When a borrower  prepays all or a portion of a mortgage  loan  between  due dates,  the  borrower  pays interest on the amount prepaid only to the date of prepayment.  Accordingly,  an interest shortfall will result equal to the  difference  between the amount of interest  collected  and the amount of interest that would have been due absent such prepayment.  We refer to this interest shortfall as a Prepayment Interest  Shortfall.  Any
Prepayment  Interest  Shortfalls  resulting  from a prepayment in full or in part that are  distributed  to the certificateholders  in the calendar month  following the month in which the prepayment was made are required to be paid by the  Servicer,  but only to the  extent  that such  amount  does not  exceed  the  aggregate  of the
Servicing  Fees on the mortgage  loans  serviced by it for the  applicable  distribution  date. The Servicer is not obligated to fund  interest  shortfalls  resulting  from the  application  of the Relief Act and any Policy issued by the certificate  insurer will not cover such shortfalls for the related  certificates.  The amount of the Servicing Fees used to offset such  Prepayment  Interest  Shortfalls is referred to herein as  Compensating
Interest Payments.

Monthly Advances

        If the  minimum  payment  of  interest  on a  mortgage  loan  which  was due on a  related  Due Date is delinquent  other than as a result of  application of the Relief Act or similar state law, the Servicer will be required to deposit in to the  Custodial  Account on the date  specified  in the  Agreement  an amount equal to such  delinquency,  net of the  Servicing  Fee Rate,  except to the extent  the  Servicer  determines  any such advance to be  nonrecoverable  from  Liquidation  Proceeds,  Insurance  Proceeds or from future payments on the mortgage  loan for which such advance was made.  Subject to the  foregoing,  such  advances will be made by the
Servicer or  subservicer,  if applicable,  through final  disposition  or liquidation of the related  mortgaged property.  Any failure of the Servicer to make such  advances  would  constitute  an Event of Default under the
Agreement,  in which  case the  Trustee,  as  successor  Servicer,  will be  required  to make such  advance in accordance with the Agreement.  See "The  Agreements-Events of Default and Rights Upon Event of Default" in the
prospectus.

        All  Monthly  Advances  will be  reimbursable  to the  party  making  such  Monthly  Advance  from late collections,  Insurance  Proceeds and Liquidation  Proceeds from the mortgage loan as to which the unreimbursed
Monthly  Advance was made. In addition,  any Monthly  Advances  previously made in respect of any mortgage loan that are  deemed  by the  Servicer  or a  subservicer  to be  nonrecoverable  from  related  late  collections,
Insurance  Proceeds or  Liquidation  Proceeds may be reimbursed to such party out of any funds in the Custodial
Account prior to the distributions on the Certificates.

Reports to Certificateholders

        On each distribution  date, the Trustee will make available a report setting forth certain  information with respect to the composition of the payment being made, the Current  Principal  Amount or notional  balance, as applicable,  for each class of certificates  following the payment and certain other information relating to the  Certificates  and the  mortgage  loans (and,  at its option,  any  additional  files  containing  the same information in an alternative  format), to be provided to each holder of Certificates,  the certificate insurer and the Rating  Agencies via the  Trustee's  internet  website,  which can be obtained by calling the Trustee's customer  service  desk at (301)  815-6600.  Parties that are unable to use the above  distribution  option are entitled to have a paper copy mailed to them via first class mail by calling  the  Trustee's  customer  service desk and  indicating  such.  The Trustee will have the right to change the way such reports are  distributed in order to make such  distribution  more  convenient  and/or more accessible to the above parties and the Trustee will provide timely and adequate notification to all above parties regarding any such changes.

Allocation of Realized Losses

        Subordination  provides the holders of  certificates  having a higher payment  priority with protection against  Realized  Losses  on the  mortgage  loans.  In  general,  this  loss  protection  is  accomplished  by allocating  any  Realized  Losses  in loan  group  in  excess  of  available  excess  spread  and  any  current overcollateralization  (if any)  among  the  related  subordinate  certificates,  beginning  with  the  related subordinate  certificates  with the  lowest  payment  priority  until  the  Current  Principal  Amount  of that subordinate class has been reduced to zero.

        The  Applied  Realized  Loss  Amount for each loan group  shall be  allocated  to the  related  Class B
Certificates,  starting with the Class B Certificate with the highest numerical designation,  then to the Class
M Certificates,  starting with the Class M Certificate  with the highest  numerical  designation (in each case, so long as their respective  Current Principal  Amounts have not been reduced to zero) and thereafter  Realized
Losses  with  respect  to the  mortgage  loans  in a loan  group  shall be  allocated  to the  related  Class A
Certificates,  in the order of priority described in the Term Sheet, until the Current Principal Amount thereof has been reduced to zero.  Such  subordination  will increase the  likelihood of timely  receipt by the holders of the  certificates  with higher relative payment priority of the maximum amount to which they are entitled on any  distribution  date and will provide such holders  protection  against  losses  resulting  from defaults on mortgage  loans to the  extent  described  herein.  The  depositor  will  allocate a loss to a  certificate  by reducing its principal amount by the amount of the loss.

        In the event that the  Servicer  or any  sub-servicer  recovers  any amount in respect of a  liquidated mortgage loan with respect to which a Realized Loss has been incurred  after  liquidation  and  disposition  of such  mortgage  loan,  any such  amount,  which  is  referred  to  herein  as a  Subsequent  Recovery,  will be distributed as part of available  funds in accordance with the priorities  described under  "Description of the
Certificates-Distributions  on the  Certificates"  herein.  Additionally,  the Current Principal Amount of each class  of  subordinate  certificates  that  has been  reduced  by the  allocation  of a  Realized  Loss to such certificate will be increased,  in order of seniority,  by the amount of such Subsequent  Recovery,  but not in excess of the  amount of any  Realized  Losses  previously  allocated  to such  class of  certificates  and not previously  offset by Subsequent  Recoveries.  Holders of such certificates will not be entitled to any payment in respect of Current  Interest on the amount of such increases for an Interest  Accrual  Period  preceding the distribution date on which such increase occurs.

        Subsequent  Recoveries  received  on the  mortgage  loans  related to the insured  certificates  may be allocated first to the certificate insurer for payment of certain  reimbursement  amounts for such distribution date,  but only to the  extent of the  portion  of  Subsequent  Recoveries  that  were paid by the  certificate insurer for Realized Losses that were allocated to the related Certificates paid by the certificate insurer.

               Excess Spread and Overcollateralization Provisions

        Excess  Spread in each loan group will be  required  to be applied as an Extra  Principal  Distribution
Amount  with  respect  to the  related  Class  A,  Class  M and  Class  B  Certificates  whenever  the  related
Overcollateralization  Amount  is  less  than  the  related  Overcollateralization  Target  Amount.  If on  any distribution  date,  after giving effect to  allocations of the related  Principal  Distribution  Amounts,  the aggregate Current Principal Amount of the related offered  certificates  exceeds the aggregate Stated Principal
Balance of the  related  mortgage  loans for such  distribution  date,  the  Current  Principal  Amounts of the related  subordinate  certificates will be reduced,  in inverse order of seniority  (beginning with the Class B
Certificates  with the highest  numerical  designation)  by an amount equal to such excess.  Any such reduction is an Applied Realized Loss Amount.

               Pass-Through Rates

        The pass-through  rate per annum for the Class A, Class M and Class B Certificates will be equal to the least of:

1.      (i) the London interbank  offered rate for one month United States dollar  deposits,  which we refer to as One-Month  LIBOR,  calculated as described below under  "-Calculation  of One-Month LIBOR" or
               (ii) One-Year MTA,  calculated as described below under  "-Calculation  of One-Year MTA, in each case, plus the related Margin;

2.      the fixed rate set forth in the Term Sheet, if any; and

3.      the related Net Rate Cap.

       The  grantor  trust  certificates  and  the  Interest  Only  Certificates,  if  issued,  will  have  the pass-through rate set forth in the Term Sheet.

Calculation of One-Year MTA

        The Trustee will  determine  One-Year MTA for the related  Interest  Accrual Period as published by the
Federal Reserve Board in the Federal Reserve Statistical  Release 'Selected Interest Rates (H.15)',  determined by averaging the monthly yields for the most recently  available  twelve  months.  The One-Year MTA figure used to determine the pass-through  rate on the applicable  certificates will be based on One-Year MTA as of fifteen days before the  beginning of the related  Interest  Accrual  Period.  If One-Year MTA is no longer  available, the index  used to  determine  the  pass-through  rate on the  applicable  certificates  will be the same index selected to determine the interest rates on the related  mortgage loans.  The  establishment of One-Year MTA on each  interest  determination  date by the Trustee and the  Trustee's  calculation  of the  pass-through  rates applicable  to the related  certificates  for the related  Interest  Accrual  Period  shall,  in the absence of manifest error, be final and binding.

               Calculation of One-Month LIBOR

        On the second LIBOR  business day preceding the  commencement  of each Interest  Accrual Period for the offered  certificates,  which date we refer to as an interest  determination  date,  the Trustee will determine
One-Month  LIBOR for such Interest  Accrual  Period on the basis of such rate as it appears on Telerate  Screen
Page 3750, as of 11:00 a.m.  London time on such interest  determination  date. If such rate does not appear on such  page,  or such other  page as may  replace  that page on that  service,  or if such  service is no longer offered,  such other  service for  displaying  LIBOR or comparable  rates as may be reasonably  selected by the
Trustee,  One-Month  LIBOR for the  applicable  Interest  Accrual Period will be the Reference Bank Rate. If no such  quotations  can be  obtained  and no  Reference  Bank  Rate is  available,  One-Month  LIBOR  will be the
One-Month LIBOR applicable to the preceding Interest Accrual Period.

        The  Reference  Bank Rate with respect to any  Interest  Accrual  Period,  means the  arithmetic  mean, rounded  upwards,  if  necessary,  to the nearest whole  multiple of 0.03125%,  of the offered rates for United
States dollar deposits for one month that are quoted by the Reference  Banks,  as described  below, as of 11:00
a.m., New York City time, on the related  interest  determination  date to prime banks in the London  interbank market for a period of one month in amounts  approximately  equal to the aggregate  Current Principal Amount of all  Classes  of  offered  certificates  for such  Interest  Accrual  Period,  provided  that at least two such
Reference  Banks provide such rate. If fewer than two offered  rates  appear,  the Reference  Bank Rate will be the arithmetic mean,  rounded upwards,  if necessary,  to the nearest whole multiple of 0.03125%,  of the rates quoted by one or more major banks in New York City,  selected by the Trustee,  as of 11:00 a.m.,  New York City time,  on such date for loans in U.S.  dollars to leading  European  banks for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of all Classes of offered  certificates.  As used in this  section,  LIBOR  business day means a day on which banks are open for dealing in foreign  currency and exchange in London and New York City;  and  Reference  Banks means  leading  banks  selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

1.      with an established place of business in London;
2.      which have been designated as such by the Trustee; and

3.      which are not controlling, controlled by, or under common control with, the Depositor or the Sponsor.

        The  establishment  of  one-month  LIBOR on each  interest  determination  date by the  Trustee and the
Trustee's  calculation  of the  pass-through  rates  applicable  to the related  offered  certificates  for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

               Optional Purchase of Defaulted Loans

        With  respect to any  mortgage  loan which as of the first day of a Fiscal  Quarter  is  delinquent  in payment by 90 days or more or is an REO  Property,  the Sponsor  shall have the right to purchase such mortgage loan from the trust at a price equal to the Repurchase  Price;  provided,  however  (i) that such mortgage loan is  still 90 days or more  delinquent  or is an REO  Property  as of the date of such  purchase  and  (ii) this purchase  option,  if not  theretofore  exercised,  shall  terminate  on the date  prior to the last day of the related Fiscal Quarter.  This purchase  option,  if not exercised,  shall not be thereafter  reinstated  unless the delinquency is cured and the mortgage loan  thereafter  again becomes 90 days or more delinquent or becomes an REO  Property,  in which case the option shall again become  exercisable  as of the first day of the related
Fiscal Quarter.

                                             YIELD AND PREPAYMENT CONSIDERATIONS

        General

        The yield to maturity and weighted  average life of each class of certificates  will be affected by the amount and timing of principal  payments on the related  mortgage  loans,  the allocation of available funds to such class of  certificates,  the applicable  Pass-Through  Rate for such class of  certificates,  the purchase price paid for such certificates and the amount of Excess Spread.  In addition,  the yields on the certificates will be adversely  affected by Realized  Losses and interest  shortfalls  on the related  mortgage  loans.  The interaction of the foregoing  factors may have different  effects on the various classes of  certificates,  and may have  varying  effects  with  respect to any one class of  certificates  during the life of such class.  No representation  is made as to the anticipated  rate of prepayments on the mortgage loans, the amount and timing of  Realized  Losses  or  interest  shortfalls  or as to the  anticipated  yield to  maturity  of any  class of certificates.  Prospective  investors are urged to consider their own estimates as to the  anticipated  rate of future  prepayments  on the  mortgage  loans  and the  suitability  of the  certificates  to  their  investment objectives.  Investors  should  carefully  consider the associated  risks discussed below and under the heading
"Legal   Investment"  herein  and  under  the  headings  "Yield   Considerations,"   "Maturity  and  Prepayment
Considerations" and "Legal Investment Matters" in the prospectus.

        The mortgage  interest rates on the mortgage loans will adjust monthly,  semi-annually or annually,  as applicable,  after the expiration of the applicable  initial fixed-rate period, and may vary significantly over time.  When a mortgage loan begins its  adjustable  period,  increases  and decreases in the mortgage  interest rate on that  mortgage  loan will be  calculated  for each  monthly  accrual  period based on the index as of a specified date. The index may not rise and fall  consistently  with mortgage  interest rates. As a result,  the mortgage  interest  rates on the  mortgage  loans at any time may not equal the  prevailing  mortgage  interest rates for similar  adjustable-rate  loans and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.  Moreover, each mortgage loan is subject to a maximum interest rate.

        Although  mortgage interest rates will increase (subject to a maximum interest rate) or decrease as the index changes (following the initial fixed-rate  period),  the monthly payments on the mortgage loans generally will adjust  only once a year.  As a result,  an increase or decrease in the index will cause the  amortization of the mortgage loans to decelerate or accelerate,  thereby causing a corresponding  change in the amortization of the  certificates.  In the event that an increase in the index causes the  interest  due on a mortgage  loan for a given month to exceed the current  minimum  monthly  payment for that month,  the  shortfall  in interest will be added to the outstanding  principal  balance of that mortgage loan as Deferred  Interest.  In addition, because the initial  minimum  monthly payment is set based on the initial fixed rate rather than the sum of the margin and  then-current  Index,  it is likely that the minimum  monthly payment will be less than the interest due on that mortgage  loan during at least the first year (or during the first five years,  with respect to the
5 Yr. Bear Secure Option ARM loans) of a mortgage  loan. If a mortgagor only pays the minimum  monthly  payment due, there will likely be negative  amortization  on the mortgage loan until such time that the minimum monthly payment will be reset to a fully amortizing amount.

Prepayment Considerations

        The rate of  principal  payments  on each  class of  offered  certificates,  the  aggregate  amount  of distributions  on each  class of  offered  certificates  and the yield to  maturity  of each  class of  offered certificates  will be related to the rate and timing of payments of  principal on the related  mortgage  loans.
The rate of principal  payments on the mortgage  loans will in turn be affected by the  amortization  schedules of the related  mortgage  loans and by the rate and timing of  Principal  Prepayments  on the related  mortgage loans  (including for this purpose  payments  resulting from  refinancings,  liquidations of the mortgage loans due to defaults,  casualties,  condemnations  and  repurchases,  whether  optional or  required).  The mortgage loans generally may be prepaid by the mortgagors at any time;  however,  as described under "The Mortgage Pool"
herein,  with  respect to some of the  mortgage  loans,  a  prepayment  may subject the related  mortgagor to a prepayment  charge.  Prepayment  charges may be  restricted  under some state laws as  described  under  "Legal
Aspects of Mortgage Loans - Enforceability of Certain  Provisions" in the prospectus.  Prepayment  charges with respect to the  mortgage  loans will not be paid to the  holders of the  offered  certificates.  Generally  the mortgage loans will contain due-on-sale clauses.

        Because the  interest  rate on each  mortgage  loan adjusts  monthly,  semi-annually  or  annually,  as applicable,  (after any initial fixed period) and the minimum monthly payment adjusts annually,  the portion of the monthly payment that will be applied to reduce the principal balance of the mortgage loan may vary.

        The negative  amortization feature of the mortgage loans may affect the yield on the related classes of certificates.  As a result of the  negative  amortization  of the mortgage  loans,  the  outstanding  principal balance of a  mortgage  loan will  increase  by the amount of  Deferred  Interest  as  described  herein  under
"Description  of the  Certificates-Interest."  During periods in which the outstanding  principal  balance of a mortgage loan is increasing due to the addition of Deferred Interest,  the increasing  principal balance of the mortgage loan may approach or exceed the value of the related  mortgaged  property,  thus  increasing  both the likelihood  of  defaults  and the  risk of  loss on any  mortgage  loan  that  is  required  to be  liquidated.
Furthermore,  each mortgage loan provides for the payment of any  remaining  unamortized  principal  balance of such  mortgage  loan (due to the  addition  of  Deferred  Interest,  if any,  to the  principal  balance of the mortgage  loan) in a single  payment at the maturity of the mortgage  loan.  Because the  mortgagors  may be so required to make a larger single payment upon maturity,  it is possible that the default risk  associated  with the  mortgage  loans is  greater  than that  associated  with  fully  amortizing  mortgage  loans.  The rate of
Deferred  Interest on the mortgage  loans will also affect the rate of principal  distributions  on the related certificates because scheduled and unscheduled  principal  collections on the mortgage loans will be applied to cover Deferred Interest on the mortgage loans.

        Principal  Prepayments,  liquidations  and  repurchases  of the related  mortgage  loans will result in distributions  in respect of principal to the holders of the related  class or classes of offered  certificates then entitled to receive these principal  distributions  that otherwise would be distributed over the remaining terms of the mortgage loans.  See "Maturity and Prepayment  Considerations"  in the prospectus.  Since the rate and timing of  payments  of  principal  on the  mortgage  loans will  depend on future  events and a variety of factors (as described more fully herein and in the prospectus  under "Yield  Considerations"  and "Maturity and
Prepayment  Considerations"),  no assurance  can be given as to the rate of Principal  Prepayments.  The extent to which the yield to maturity of any class of offered  certificates  may vary from the anticipated  yield will depend  upon the  degree to which they are  purchased  at a  discount  or  premium  and the degree to which the timing of payments on the offered  certificates is sensitive to prepayments on the mortgage loans.  Further, an investor  should  consider,  in the case of any offered  certificate  purchased at a discount,  the risk that a slower than  anticipated  rate of Principal  Prepayments  on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any offered  certificate  purchased at a premium,  the risk that a faster than  anticipated  rate of principal  payments  could result in an actual yield to the  investor  that is lower than the  anticipated  yield.  In general,  the earlier a  prepayment  of principal  on the mortgage  loans,  the greater will be the effect on the  investor's  yield to maturity.  As a result,  the effect on an  investor's  yield of principal  payments  occurring at a rate higher (or lower) than the rate  anticipated  by the  investor  during the period  immediately  following  the issuance of the offered certificates  would not be fully offset by a subsequent  like  reduction (or increase) in the rate of principal payments.

        It is highly  unlikely that the mortgage  loans will prepay at any constant rate until maturity or that all of the mortgage  loans will prepay at the same rate.  Moreover,  the timing of  prepayments on the mortgage loans may significantly  affect the actual yield to maturity on the related offered  certificates,  even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

        Because principal  distributions are paid to some classes of offered certificates before other classes, holders of classes of offered  certificates  having a later  priority of payment  bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

        The rate of payments  (including  prepayments) on pools of mortgage loans is influenced by a variety of economic,  geographic,  social and other factors.  If prevailing  mortgage rates fall  significantly  below the mortgage rates on the mortgage loans, the rate of prepayment (and  refinancing)  would be expected to increase.
Conversely,  if prevailing  mortgage rates rise  significantly  above the mortgage rates on the mortgage loans, the  rate of  prepayment  on the  mortgage  loans  would be  expected  to  decrease.  Other  factors  affecting prepayment of mortgage  loans include  changes in  mortgagors'  housing  needs,  job  transfers,  unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions.  In addition,  the existence of the applicable  periodic rate cap,  maximum  mortgage rate and minimum  mortgage rate may effect the  likelihood of prepayments  resulting  from  refinancings.  There can be no  certainty  as to the rate of  prepayments  on the mortgage  loans  during  any  period  or over the life of the  certificates.  See  "Yield  Considerations"  and
"Maturity and Prepayment Considerations" in the prospectus.

        In general,  defaults on mortgage  loans are  expected to occur with  greater  frequency in their early years.  In  addition,  default  rates  generally  are higher for  mortgage  loans used to refinance an existing mortgage  loan.  In the event of a  mortgagor's  default on a mortgage  loan,  there can be no  assurance  that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

        The Sponsor  may,  from time to time,  implement  programs  designed to  encourage  refinancing.  These programs may include,  without limitation,  modifications of existing loans, general or targeted solicitations, the  offering of  pre-approved  applications,  reduced  origination  fees or closing  costs or other  financial incentives.  Targeted solicitations may be based on a variety of factors,  including the credit of the borrower or the location of the  mortgaged  property.  In addition,  the Sponsor may encourage  assumptions  of mortgage loans,  including  defaulted  mortgage  loans,  under  which  creditworthy  borrowers  assume  the  outstanding indebtedness  of the mortgage  loans which may be removed from the related  mortgage pool. As a result of these programs,  with respect to the mortgage pool  underlying  any trust,  the rate of Principal  Prepayments of the mortgage  loans in the  mortgage  pool may be higher than would  otherwise  be the case and in some cases,  the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Pass-Through Rates

        The yields to maturity on the offered  certificates will be affected by their  pass-through  rates. The pass-through  rates on the offered  certificates  will be sensitive  to the  adjustable  mortgage  rates on the related  mortgage loans. As a result,  these  pass-through  rates will be sensitive to the index on the related mortgage loans, any periodic caps, maximum and minimum rates and the related gross margins.

Yield Sensitivity Of The Subordinate Certificates

        As the Current  Principal  Amount of a class of subordinate  certificates is reduced to zero, the yield to maturity on the next most junior  class of  subordinate  certificates  will become  extremely  sensitive  to losses on the mortgage  loans (and the timing  thereof) that are covered by  subordination,  because the entire amount of losses on the  mortgage  loans will be  allocated  such  class of  subordinate  certificates.  If the
Current  Principal  Amounts of the Class B Certificates in a loan group have been reduced to zero, the yield to maturity  on the Class M  Certificates  in such loan group will  become  extremely  sensitive  to losses on the related  mortgage loans (and the timing thereof) that are covered by  subordination,  because the entire amount of losses on the related  mortgage  loans will be allocated  to the Class M  Certificates,  beginning  with the class  of  Class  M  Certificates  with  the  highest  numerical  designation.  Investors  in  the  subordinate certificates  should fully  consider the risk that Realized  Losses on the related  mortgage loans could result in the failure of these investors to fully recover their investments.  For additional  considerations  relating to the  yield on the  subordinate  certificates,  see  "Yield  Considerations"  and  "Maturity  and  Prepayment
Considerations" in the prospectus.

Yield Sensitivity of the Interest Only Certificates

        The notional amount of the Interest Only  Certificates  will equal the Current  Principal Amount of the related class or classes of certificates.  Therefore,  the yield to maturity on the Interest Only  Certificates will be  extremely  sensitive  to both the timing of receipt of  prepayments  and the overall rate of principal prepayments  and defaults on the  mortgage  loans in the related  loan group.  Investors  in the Interest  Only
Certificates  should fully  consider  the risk that a rapid rate of  prepayments  on the mortgage  loans in the related loan group could result in the failure of such investors to fully recover their investments.

               Assumed Final Distribution Date

        The assumed final  distribution  date for each class of certificates is as set forth in the Term Sheet.
Since the rate of payment  (including  prepayments)  of  principal  on the  mortgage  loans can be  expected to exceed the  scheduled  rate of payments,  and could exceed the  scheduled  rate by a  substantial  amount,  the disposition of the last remaining mortgage loan may be earlier,  and could be substantially  earlier,  than the assumed final distribution date. Furthermore,  the actual final distribution date with respect to each class of offered  certificates  could occur  significantly  earlier  than the assumed  final  distribution  date because
Excess Spread to the extent  available  will be applied as an  accelerated  payment of principal on the offered certificates to the extent  described  herein.  In addition,  the depositor or its designee may, at its option, repurchase  all the  mortgage  loans from the Trust on or after any  distribution  date on which the  aggregate unpaid  principal  balances of the mortgage  loans are less than a percentage  (as set forth in the Term Sheet)
of the aggregate  Stated  Principal  Balance of the mortgage loans as of the Cut-off Date. See "The Pooling and
Servicing Agreement-Termination" herein.

               Weighted Average Life

        The weighted  average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be  distributed to the investor.  The weighted  average life of a certificate is determined by (a) multiplying  the amount of the reduction,  if any, of the Current  Principal Amount of such certificate from one distribution  date to the next  distribution date by the  number of years from the date of  issuance  to the second  such  distribution  date,  (b)  summing  the results and (c) dividing the sum by the aggregate  amount of the reductions in the Current  Principal Amount of such certificate  referred to in clause (a). The weighted  average life of the certificates  will be influenced by,  among  other  factors,  the rate at which  principal  is paid on the  related  mortgage  loans.  Principal payments  of  mortgage  loans may be in the form of  scheduled  amortization,  prepayments,  liquidations  as a result of foreclosure  proceedings or otherwise,  or by virtue of the purchase of a mortgage loan in advance of its stated  maturity as required or permitted by the Agreement.  The actual  weighted  average life and term to maturity of each class of  certificates,  in general,  will be  shortened if the level of such  prepayments  of principal on the related mortgage loans increases.

                                             THE POOLING AND SERVICING AGREEMENT

        General

        The  certificates  will be issued pursuant to the Agreement,  a form of which is filed as an exhibit to the  registration  statement.  A current report on Form 8-K relating to the  certificates  containing a copy of the Agreement as executed will be filed by the Depositor  with the Securities  and Exchange  Commission  within fifteen days of the initial  issuance of the  certificates.  The trust fund created  under the  Agreement  will consist of (1) all of the  Depositor's  right,  title and  interest in and to the mortgage  loans,  the related mortgage notes,  mortgages and other related  documents,  including all interest and principal due with respect to the mortgage  loans after the Cut-off  Date,  but  excluding any payments of principal or interest due on or prior  to the  Cut-off  Date,  (2) any  mortgaged  properties  acquired  on  behalf  of  certificateholders  by foreclosure  or by deed in lieu of  foreclosure  and any  revenues  received  thereon,  (3) the  rights  of the
Trustee under all insurance  policies  required to be maintained  pursuant to the Agreement,  (4) the rights of the  Depositor  under the Mortgage  Loan Purchase  Agreement  between the  Depositor and the Sponsor,  (5) such assets  relating  to the  mortgage  loans as from  time to time may be held in the  Custodial  Account  and the
Distribution  Account,  (6) the Policy, if any, for the benefit of the related insured certificates and (7) any proceeds of the foregoing.  Reference is made to the  prospectus for important  information in addition to that set forth  herein  regarding  the  trust  fund,  the terms and  conditions  of the  Agreement  and the  offered certificates.  The offered  certificates  will be transferable  and exchangeable at the corporate trust offices of the Trustee,  for these purposes and for purposes of presentment  and surrender  located at Sixth Street and
Marquette  Avenue,  Minneapolis,  Minnesota  55479,  Attention:  Corporate Trust Group,  Bear Stearns  Mortgage
Funding  2006-AR5 and for all other purposes  located at 9062 Old Annapolis  Road,  Columbia,  Maryland  21045,
Attention:  Client Manager,  Bear Stearns Mortgage Funding 2006-AR5.  The Depositor will provide to prospective or actual  certificateholders  without charge, on written request,  a copy (without exhibits) of the Agreement.
Requests should be addressed to Structured  Asset Mortgage  Investments II Inc., 383 Madison Avenue,  New York,
New York 10179.

               Assignment of the Mortgage Loans

        At the time of issuance of the  certificates,  the Depositor  will cause the mortgage  loans,  together with all  principal  and interest due on or with respect to such  mortgage  loans after the Cut-off Date, to be sold to the  trust.  The  mortgage  loans  will be  identified  in a  schedule  appearing  as an exhibit to the
Agreement (as amended).  Such schedule will include  information  as to the principal  balance of each mortgage loan as of the Cut-off Date, as well as information  including,  among other things, the mortgage rate, the Net
Rate, the Monthly Payment, the maturity date of each mortgage note and the loan-to-value Ratio.

               Representations and Warranties

        In the Mortgage Loan Purchase  Agreement  pursuant to which the Depositor  purchased (or will purchase)
the mortgage  loans from the Sponsor,  the Sponsor made (or will make) certain  representations  and warranties to the Depositor  concerning the mortgage  loans.  The Trustee,  on behalf of the  certificateholders,  will be assigned all right,  title and interest in the Mortgage Loan Purchase  Agreement  insofar as it relates to such representations and warranties made by the Sponsor.

        The  representations  and warranties of the Sponsor with respect to the mortgage  loans  generally will include the following, among others:

        (1)    The  information  set forth in the mortgage loan  schedule is true,  complete and correct in all material respects as of the date such representation was made;

        (2)    Immediately  prior to the sale of the  related  mortgage  loans  pursuant to the  Mortgage  Loan
Purchase  Agreement,  the  Sponsor  was the sole  owner of  beneficial  title and holder of each  mortgage  and mortgage note relating to the related  mortgage loans as of the Closing Date or as of another  specified  date, is conveying the same to the  Depositor  free and clear of any  encumbrance,  equity,  participation  interest, lien,  pledge,  charge,  claim or security  interest  and the Sponsor has full right and  authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

        (3)    As of the Closing Date,  there is no monetary default existing under any mortgage or the related mortgage  note and  there  is no  material  event  which,  with  the  passage  of time or with  notice  and the expiration  of any grace or cure period,  would  constitute  a default,  breach or event of  acceleration;  and neither the Sponsor nor any of its respective  affiliates has taken any action to waive any default,  breach or event of  acceleration;  and no  foreclosure  action is  threatened or has been  commenced  with respect to the mortgage loan.

        Generally,  the Mortgage  Loan  Purchase  Agreement  will provide  that, in the case of a breach of any representation  or warranty set forth above which  materially and adversely  affects the value of the interests of  certificateholders  or the Trustee in any of the mortgage loans,  within 90 days from the date of discovery or notice from the Trustee,  the Depositor or the Sponsor,  the Sponsor will either (i) cure such breach in all material  respects,  (ii)  provide  the Trustee  with a  substitute  mortgage  loan (if within two years of the
Closing Date) or (iii) purchase the related mortgage loan at the applicable  Repurchase  Price. The obligations of the Sponsor to cure,  purchase or  substitute  shall  constitute  the Trustee's  sole and  exclusive  remedy respecting a breach of such representations and warranties.

Custodial Arrangements

        Wells Fargo Bank,  National  Association  ("Wells  Fargo  Bank") is acting as custodian of the mortgage loan files  pursuant to the Custodial  Agreement.  In that  capacity,  Wells Fargo Bank is  responsible to hold and  safeguard  the mortgage  notes and other  contents of the mortgage  files on behalf of the Trustee and the
Certificateholders.  Wells Fargo  Bank maintains  each mortgage loan file in a separate file folder marked with
a unique  bar code to assure  loan-level  file  integrity  and to assist in  inventory  management.   Files are
segregated by  transaction  or investor.   Wells Fargo Bank has been engaged in the mortgage  document  custody business for more than 25 years.  Wells Fargo Bank maintains  document  custody  facilities in its Minneapolis,
Minnesota,  headquarters and in three regional  offices located in Richfield,  Minnesota,  Irvine,  California, and Salt Lake City,  Utah. As of June 30, 2006,  Wells Fargo Bank maintains  mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

        Wells  Fargo  Bank  serves or may have  served  within  the past two years as loan file  custodian  for various  mortgage  loans owned by the Sponsor or an affiliate of the Sponsor and  anticipates  that one or more of those mortgage loans may be included in the Trust.  The terms of any custodial  agreement  under which those services are provided by Wells Fargo Bank are customary  for the  mortgage-backed  securitization  industry and provide for the delivery,  receipt,  review and safekeeping of mortgage loan files.  For a general  description of Wells Fargo, see the description herein under "The Trustee."

               The Trustee

        Wells Fargo Bank will act as Trustee for the certificates  pursuant to the Agreement.  Wells Fargo Bank is a national  banking  association  and a  wholly-owned  subsidiary  of Wells Fargo & Company.  A  diversified financial  services  company with  approximately  $482  billion in assets,  23 million  customers  and 153,000+
employees as of December 31, 2005,  Wells Fargo & Company is a U.S. bank holding  company,  providing  banking, insurance,  trust,  mortgage and consumer  finance services  throughout the United States and  internationally.
Wells Fargo Bank provides  retail and commercial  banking  services and corporate  trust,  custody,  securities lending,  securities  transfer,  cash  management,  investment  management  and other  financial  and fiduciary
services.   The  Depositor,   the  Sponsor  and  the  Servicer  may  maintain   banking  and  other  commercial
relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains  principal  corporate trust offices located at 9062 Old Annapolis  Road,  Columbia,  Maryland  21045-1951  (among other  locations) and its office for  certificate  transfer  services  is located at Sixth  Street  and  Marquette  Avenue,  Minneapolis,
Minnesota 55479.

        Wells Fargo Bank has provided  corporate  trust services  since 1934. As of June 30, 2006,  Wells Fargo
Bank acts as a trustee  for a variety of  transactions  and asset  types,  including  corporate  and  municipal bonds,  mortgage-backed and asset-backed  securities and collateralized debt obligations.  As of June 30, 2006,
Wells  Fargo  Bank was  acting  as  trustee  on  approximately  1,230  series  of  residential  mortgage-backed securities with an aggregate principal balance of approximately $282,142,062,265.

        Wells  Fargo Bank  serves or has served  within the past two years as  warehouse  master  servicer  for various  mortgage  loans owned by the Sponsor or an affiliate of the Sponsor and  anticipates  that one or more of those mortgage loans may be included in the Trust.  The terms of the warehouse  master  servicing  agreement under  which  those  services  are  provided  by  Wells  Fargo  Bank  are  customary  for  the  mortgage-backed securitization industry.

        The Trustee will be entitled to a fee as  compensation  for its services as specified in the Agreement.
The  Agreement  will  provide  that the Trustee (in its capacity as Trustee and  Custodian)  and any  director, officer,  employee  or agent of the  Trustee  will be entitled  to recover  from the  Distribution  Account all reasonable  out-of pocket expenses,  disbursements  and advances and expenses of the Trustee in connection with any Monthly Advance,  Event of Default, any breach of the Agreement or any loss, liability,  expense,  claim or legal action  (including  any pending or threatened  claim or legal action)  incurred or made by the Trustee in its capacity as Trustee or Custodian  in the  administration  of the trust  created  pursuant to the  Agreement
(including  the  reasonable  compensation  and  disbursements  of its  counsel),  other than any such  expense, disbursement or advance as may arise from the Trustee's  negligence or intentional  misconduct or for which the certificateholders have agreed in writing to be responsible.

        If an event of  default  has not  occurred  (or has  occurred  but is no longer  continuing)  under the
Agreement,  then the Trustee will perform only such duties as are  specifically  set forth in the  Agreement as being the duties to be performed by the Trustee prior to the  occurrence (or following the  discontinuance)  of an event of default  thereunder.  If an event of default  occurs and is  continuing  under the  Agreement,  the
Trustee is required  to exercise  such of the rights and powers  vested in it by the  Agreement,  such as (upon the  occurrence  and during the  continuance  of certain  events of  default)  either  acting as the  successor servicer or appointing a successor  servicer,  and use the same degree of care and skill in their exercise as a prudent  investor  would  exercise  or use  under the  circumstances  in the  conduct  of such  investor's  own affairs.  Subject to certain  qualifications  specified  in the  Agreement,  the Trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

        The Trustee's duties and  responsibilities  under the Agreement  include,  upon receipt of resolutions, certificates  and reports  which are  specifically  required to be furnished  to it pursuant to the  Agreement, examining  them to determine  whether they are in the form required by the  Agreement,  providing to the Rating
Agencies  notices of the occurrence of certain  events of default under the  Agreement,  appointing a successor servicer, and effecting any optional termination of the trust.

        The  Trustee  may resign at any time,  in which  event the  Depositor  will be  obligated  to appoint a successor  trustee.  The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the Agreement  and fails to resign after written  request  therefor by the Depositor or if the
Trustee  becomes  insolvent.  Upon becoming  aware of those  circumstances,  the Depositor will be obligated to appoint a  successor  trustee.  The  Trustee  may also be  removed at any time by the  holders of  certificates evidencing not less than 51% of the aggregate  voting rights in the related trust.  Any  resignation or removal of the Trustee and  appointment  of a successor  trustee  will not become  effective  until  acceptance  of the appointment by the successor trustee as set forth in the Agreement.

        On and after the time the Servicer  receives a notice of  termination  pursuant to the  Agreement,  the
Trustee  shall become the  successor  to the  Servicer,  or shall  appoint a successor  servicer (as  described below) with  respect to the  transactions  set forth or provided  for in the  Agreement  and after a transition period  (not to exceed  90  days),  shall be  subject  to all the  responsibilities,  duties,  liabilities  and limitations  on  liabilities  relating  thereto  placed on the  Servicer  by the terms  and  provisions  of the
Agreement;  provided,  however,  that the  Trustee  shall have no  obligation  whatsoever  with  respect to any liability  (other than advances  deemed  recoverable  and not  previously  made) incurred by the Servicer at or prior to the time of  termination.  Effective  on the  date of such  notice  of  termination,  as  compensation therefor,  the Trustee shall be entitled to all  compensation,  reimbursement  of expenses and  indemnification that the Servicer  would have been entitled to if it had continued to act pursuant to the Agreement  except for those amounts due the Servicer as  reimbursement  permitted  under this Agreement for advances  previously made or expenses previously  incurred.  Notwithstanding the foregoing,  the Trustee may, if it shall be unwilling to so act, or shall,  if it is prohibited by applicable law from making  advances or if it is otherwise  unable to so act,  appoint,  or petition a court of competent  jurisdiction  to appoint,  any  established  mortgage loan servicing  institution  the  appointment  of which does not  adversely  affect the then  current  rating of the certificates  by each rating agency as the successor to the pursuant to the Agreement in the  assumption of all or any part of the  responsibilities,  duties or  liabilities of the Servicer  pursuant to the  Agreement.  Any successor  Servicer  shall be an  established  housing and home finance  institution  which is a Fannie Mae- or
Freddie  Mac-approved  servicer  and shall have a net worth of not less than  $10,000,000;  provided,  that the
Trustee  shall obtain a letter from each Rating  Agency that the ratings,  if any, on each of the  Certificates will not be lowered as a result of the  selection of the  successor  to the  Servicer.  If the Trustee  assumes the duties and  responsibilities  of the  Servicer,  the Trustee shall not resign as successor  servicer  until another servicer has been appointed and has accepted such  appointment.  Pending  appointment of a successor to the Servicer under the Agreement,  the Trustee,  unless the Trustee is prohibited by law from so acting,  shall act in such capacity as provided in the Agreement.  In connection with such  appointment  and  assumption,  the
Trustee may make such  arrangements  for the  compensation  of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree;  provided that such  compensation  shall not be in excess of that which the Servicer  would have been entitled to if the Servicer had continued to act under the  Agreement, and that such successor shall  undertake and assume the obligations of the Servicer to pay  compensation to any third Person acting as an agent or  independent  contractor in the  performance  of servicing  responsibilities under the Agreement.  The Trustee and such successor shall take such action,  consistent with the Agreement, as shall be necessary to effectuate any such succession.

        The costs and expenses of the Trustee in connection with the  termination of the Servicer,  appointment of a successor servicer and any transfer of servicing,  including,  without limitation,  all costs and expenses associated with the complete  transfer of all servicing data and the completion,  correction or manipulation of such  servicing  data as may be  required  by the  Trustee to  correct  any  errors or  insufficiencies  in the servicing  data or otherwise  enable the Trustee or successor  servicer to service the mortgage  loans properly and  effectively,  to the  extent  not paid by the  terminated  servicer,  will be  payable by the Trust to the
Trustee  pursuant to the Agreement.  Any successor  Servicer shall give notice to the applicable  mortgagors of such change of servicer and will, during the term of its service as successor  servicer,  maintain in force the policy or policies that the Servicer is required to maintain pursuant to the Agreement.

        If the Trustee  will succeed to any duties of the Servicer  respecting  the mortgage  loans as provided herein,  it will do so in a  separate  capacity  and not in its  capacity  as  Trustee  and,  accordingly,  the provisions of the Agreement  concerning the Trustee's  duties will be inapplicable to the Trustee in its duties as the  successor  to the Servicer in the  servicing  of the mortgage  loans  (although  such  provisions  will continue to apply to the Trustee in its capacity as Trustee);  the provisions of the Agreement  relating to the
Servicer, however, will apply to the Trustee in its capacity as successor servicer.

        Upon any  termination  or  appointment  of a successor  to the  Servicer,  the Trustee will give prompt written notice thereof to the Rating Agencies.

               Servicing and Other Compensation and Payment of Expenses

        The Servicer will be entitled to receive a Servicing Fee as compensation  for its activities  under the
Agreement  equal to 1/12 of the  Servicing  Fee Rate  multiplied  by the  Scheduled  Principal  Balance of each mortgage  loan as of the first day of the related Due Period.  The  Servicing  Fee Rate for each  mortgage loan will be as indicated in the Term Sheet.

        In  addition  to the primary  compensation  described  above,  the  Servicer  may be entitled to retain assumption  fees, tax service fees and late payment  charges,  all to the extent  collected from mortgagors and as provided in the Agreement.

        The Servicer will pay all related expenses  incurred in connection with its servicing  responsibilities
(subject to limited reimbursement as described in the Agreement).

Servicing Responsibilities

        The Servicer will be responsible  for servicing the mortgage loans in accordance with the provisions of the Agreement.  The responsibilities generally include:

o       communicating with borrowers;

o       sending monthly remittance statements to borrowers;

o       collecting payments from borrowers;

o       recommending  a loss  mitigation  strategy  for  borrowers  who have  defaulted  on their  loans  (i.e.
               repayment plan, modification, foreclosure, etc.);

o       accurate and timely  accounting,  reporting and  remittance  of the principal and interest  portions of monthly  installment  payments to the  trustee,  together  with any other sums paid by borrowers that are required to be remitted;

o       accurate and timely accounting and administration of escrow and impound accounts, if applicable;

o       accurate and timely reporting of negative amortization amounts, if any;

o       paying escrows for borrowers, if applicable;

o       calculating and reporting payoffs and liquidations;

o       maintaining an individual file for each loan; and

o       maintaining primary mortgage insurance commitments or certificates if required,  and filing any primary mortgage insurance claims.

Table of Fees

        The following  table indicates the fees expected to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

        All fees are expressed in basis points,  at an annualized  rate,  applied to the outstanding  aggregate principal balance of the mortgage loans.

                Item                    Fee                         Paid From
          Servicing Fee(1)       0.375% per annum           Mortgage Loan Collections
          Trustee Fee((2))       To be Determined           Mortgage Loan Collections
            Premium((3))         To be Determined           Mortgage Loan Collections

        ----------------------------------------------------------------------------------
        (1) The servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.
        ((2))   The Trustee fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

        ((3))   Any premium on the insurance policy is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Realization Upon Defaulted Mortgage Loans

        The Servicer  will take such action as it deems to be in the best interest of the trust with respect to defaulted  mortgage  loans and  foreclose  upon or otherwise  comparably  convert the  ownership of  properties securing  defaulted  mortgage loans as to which no  satisfactory  collection  arrangements  can be made. To the extent set forth in the  Agreement,  the  Servicer  will  service the  property  acquired by the trust  through foreclosure  or  deed-in-lieu  of  foreclosure  in accordance  with  procedures  that the Servicer  employs and exercises in servicing and  administering  mortgage loans for its own account and which are in accordance  with accepted mortgage servicing practices of prudent lending institutions.

        Since  Insurance  Proceeds  cannot  exceed  deficiency  claims and  certain  expenses  incurred  by the
Servicer,  no insurance  payments will result in a recovery to  certificateholders  which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

Modifications

        In  instances  in which a mortgage  loan is in default or if  default is  reasonably  foreseeable,  the
Servicer may permit  servicing  modifications  of the mortgage loan rather than  proceeding  with  foreclosure.
However,  the Servicer's  ability to perform  servicing  modifications  will be subject to some  limitations as described in the related  Servicing  Agreement,  including  but not limited to, the Servicer may not (i) permit any modification  that would change the related  Mortgage  Interest Rate, (ii) forgive the payment of principal or  interest,  (iii)  reduce or increase  the  outstanding  principal  balance  (except for actual  payments of principal) or change the final maturity date of such Mortgage Loan.

Evidence as to Compliance

        The Agreement will provide that on or before March 1 of each year,  beginning with the first year after the year in which the Cut-off Date occurs,  each party  participating in the servicing function will provide to the  Servicer,  the  Depositor  and the  Trustee a report  on an  assessment  of  compliance  with the  minimum servicing  criteria  established  in Item  1122(a)  of  Regulation  AB (the "AB  Servicing  Criteria").  The AB
Servicing   Criteria  include  specific   criteria   relating  to  the  following  areas:   general   servicing
considerations,  cash  collection  and  administration,  investor  remittances  and  reporting,  and pool-asset administration.  Such report will  indicate that the AB Servicing  Criteria  were used to test  compliance on a platform level basis and will set out any material instances of noncompliance.

        The Agreement will also provide that each party  participating  in the servicing  function will deliver to the  Servicer,  the  Depositor  and the  Trustee  along  with its report on  assessment  of  compliance,  an attestation  report from a firm of independent  public  accountants on the assessment of compliance with the AB
Servicing Criteria.

        The Agreement  will also provide for delivery on or before March 1 of each year,  of a separate  annual statement of compliance  from the Servicer and any  sub-servicer  to the effect that, to the best  knowledge of the signing  officer,  such person has fulfilled in all material  respects its obligations  under the Agreement or related  servicing  agreement  throughout the preceding year or, if there has been a material failure in the fulfillment  of any such  obligation,  the  statement  will  specify  such  failure  and the  nature and status thereof.  This  statement  may be provided as a single form making the required  statements as to more than one
Agreement or related servicing agreement.

        Copies of the annual  reports of assessment  of  compliance,  attestation  reports,  and  statements of compliance may be obtained by  certificateholders  without  charge upon written  request to the Servicer at the address of the  Servicer  set forth  above  under "The  Servicer."  These  items will be filed with the Issuing
Entity's annual report on Form 10-K, to the extent required under Regulation AB.

The Custodial Account

        The  Servicer  will  establish  and  maintain  in the  name  of the  Trustee,  for the  benefit  of the certificateholders,  an account,  referred to herein as the Custodial Account, into which it will deposit daily all  collections  of  principal  and  interest on any mortgage  loans,  including  but not limited to Principal
Prepayments,  Insurance  Proceeds,  Liquidation  Proceeds  (less  amounts  reimbursable  to the Servicer out of
Liquidation  Proceeds  in  accordance  with  the  Agreement),  the  Repurchase  Price  for any  mortgage  loans repurchased and Monthly  Advances made from the Servicer's own funds (less the Servicing Fee) and  Compensating
Interest  Payments.  The amount at any time credited to the Custodial Account,  if invested,  shall be invested in the name of the Trustee in permitted  investments  selected by the  Servicer.  The Servicer will be entitled to any amounts earned on permitted  investments in the Custodial  Account.  The Servicer will also deposit into the  Custodial  Account any amounts  required to be deposited  with respect to losses on Permitted  Investments and any other amounts  received by the Servicer and required to be deposited in the Custodial  Account pursuant to the  Agreement.  The  Custodial  Account  and amounts at any time  credited  thereto  shall  comply with the requirements of the Agreement and shall meet the requirements of the Rating Agencies.

The Distribution Account

        The  Trustee  shall  establish  and  maintain  in the  name  of the  Trustee,  for the  benefit  of the certificateholders,  an  account,  referred  to herein as the  Distribution  Account,  into which on the second business  day  prior  to each  distribution  date,  all  available  funds  in the  Custodial  Account  for such distribution  date will be  transferred  by the Servicer.  All amounts  deposited to the  Distribution  Account shall be held in the name of the  Trustee in trust for the  benefit  of the  certificateholders  in  accordance with the terms and provisions of the Agreement.  The amount at any time credited to the  Distribution  Account, if  invested,  shall be invested in the name of the Trustee in permitted  investments  selected by the Trustee.
The Trustee will be entitled to any amounts  earned and will be liable for any losses on permitted  investments in the  Distribution  Account.  To the extent grantor trust  certificates  are issued, a separate Grantor Trust
Distribution Account will be established.

        On each  distribution  date,  the  Trustee  shall pay the  certificateholders  in  accordance  with the provisions set forth under "Description of the Certificates-Distributions on the Certificates" herein.

Voting Rights

        Voting rights of the trust in general will be allocated among the classes of  certificates  (other than the Residual Certificates) as set forth in the Agreement.

        For so long as there does not exist a failure  by the  certificate  insurer to make a required  payment under the related Policy,  the certificate  insurer may exercise all rights,  including  voting rights,  of the holders of the related insured certificates under the Agreement without any consent of such holders.

Termination

        The  obligations  of the Trustee and the Servicer  created by the Agreement will terminate upon (i) the later of the making of the final  payment or other  liquidation  or any advance  with respect  thereto,  of the last mortgage loan subject thereto or the disposition of all property  acquired upon  foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage  loans,  (ii) the payment to  certificateholders  and the certificate  insurer,  if any, of all amounts  required to be paid to them  pursuant to the  Agreement or (iii)
the  repurchase by or at the  direction of the  Depositor or its designee of all of the mortgage  loans and all related REO Property in the trust, as further discussed below.

        On any distribution  date on which the aggregate  Scheduled  Principal Balance of the mortgage loans is less than a percentage  (as set forth in the Term Sheet) of the aggregate  Scheduled  Principal  Balance of the mortgage  loans as of the Cut-off Date,  the  Depositor or its  designee,  or any other person set forth in the
Agreement,  may  repurchase  from the trust all  mortgage  loans  remaining  outstanding  and any REO  Property remaining  in the  trust at a  purchase  price  equal to the sum of (a) the  unpaid  principal  balance  of the mortgage  loans (other than  mortgage  loans  related to REO  Property),  net of the  principal  portion of any unreimbursed  Monthly  Advances  relating to the mortgage loans made by the purchaser,  plus accrued but unpaid interest  thereon  at the  applicable  mortgage  rate to,  but not  including,  the  first  day of the month of repurchase,  (b) the  appraised  value of any REO  Property,  less the good faith  estimate of the  Servicer of liquidation  expenses to be incurred in  connection  with its  disposal  thereof  (but not more than the unpaid principal  balance of the related  mortgage loan,  together with accrued but unpaid interest on that balance at the applicable  mortgage rate, but not including the first day of the month of  repurchase),  (c)  unreimbursed out-of-pocket  costs of the Servicer,  including  unreimbursed  servicing advances and the principal portion of any  unreimbursed  Monthly  Advances,  made on the mortgage loans prior to the exercise of such  repurchase and
(d) any unreimbursed  costs and expenses of the Trustee and the Custodian  payable in accordance with the terms of the Agreement.  Such person  exercising  this right,  if not the Depositor or an affiliate,  shall be deemed to represent  that one of the  following  will be true and  correct:  (i) the exercise of such option shall not result in a non-exempt  prohibited  transaction  under ERISA or Section 4975 of the Code or (ii) such  designee is (A) not a party in interest  with respect to any Plan and (B) is not a "benefit plan  investor"  (other than a plan  sponsored or maintained  by the  designee,  provided that no assets of such plan are invested or deemed to be invested in the  certificates).  If the holder of the option is unable to exercise  such option by reason of the preceding  sentence,  then the Depositor may exercise such option.  Any such  repurchase  will result in the retirement of all of the  certificates  and termination of the trust.  The trust may also be terminated and the certificates  retired on any distribution  date upon the Depositor's  determination,  based upon an opinion of counsel,  that the status of the trust fund as a REMIC has been lost or that a substantial  risk exists that such  status  will be lost for the then  current  taxable  year.  In no event  will the  trust  created  by the
Agreement  continue  beyond the  expiration  of 21 years from the death of the survivor of the persons named in the Agreement.  See "The Agreements-Termination; Retirement of Securities" in the prospectus.

        No such  purchase  by the  Depositor  or its  designee  will be  permitted  without  the consent of the certificate  insurer if a draw on the related  Policy  will be made or if any  amounts  due to the  certificate insurer would remain unreimbursed on the final distribution date under the related Policy.

                                              FEDERAL INCOME TAX CONSIDERATIONS

        Upon the  issuance of the offered  certificates,  Orrick,  Herrington & Sutcliffe  LLP,  counsel to the
Depositor,  will deliver its opinion generally to the effect that,  assuming  compliance with all provisions of the Agreement,  for federal  income tax purposes,  each REMIC election made by the Trust Fund will qualify as a
REMIC  under the  Internal  Revenue  Code of 1986,  or the Code.  The  certificates  (other  than the  Residual
Certificates)  will be  designated as regular  interests in a REMIC and are herein  referred to as the "Regular
Certificates"  or the "REMIC Regular  Certificates."  Each of the Residual  Certificates  will be designated as the residual  interest in the related REMIC and are herein  referred to as the "Residual  Certificates"  or the
"REMIC Residual  Certificates".  All certificateholders are advised to see "Federal Income Tax Consequences" in the prospectus for a discussion of the anticipated  federal income tax consequences of the purchase,  ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

        Because the Regular  Certificates will be considered  regular interests in a REMIC, they generally will be taxable as debt  obligations  under the Code,  and  interest  paid or accrued on the  Regular  Certificates, including  original  issue  discount  with  respect to any  Regular  Certificates  issued with  original  issue discount,  will be  taxable  to  certificateholders  in  accordance  with the  accrual  method  of  accounting, regardless of their usual method of accounting.  It is anticipated that, for federal income tax purposes,  some or all of the  Regular  Certificates  may be issued with  original  issue  discount.  See  "Federal  Income Tax
Consequences-REMICS-Taxation   of  Owners  of  REMIC  Regular  Certificates-Original  Issue  Discount"  in  the
prospectus.  The Internal Revenue Service,  or the IRS, has issued OID regulations  under Sections 1271 to 1275 of the Code  generally  addressing  the  treatment of debt  instruments  issued with  original  issue  discount
(hereafter  referred to as the OID  Regulations).  All  purchasers of REMIC Regular  Certificates  are urged to consult their tax advisors for advice regarding the effect,  in any, of the original issue discount  provisions and  regulations on the purchase of the Regular  Certificates.  The prepayment  assumption that will be used in determining the rate of accrual of original issue discount with respect to the  certificates  will be set forth in the related prospectus  supplement.  The prepayment  assumption  represents a rate of payment of unscheduled principal on a pool of mortgage  loans,  expressed as an  annualized  percentage of the  outstanding  principal balance of such mortgage loans at the beginning of each period.  However,  no  representation is made as to the rate at which prepayments actually will occur.

        In certain  circumstances  the OID  Regulations  permit the holder of a debt  instrument  to  recognize original issue discount under a method that differs from that used by the Issuing  Entity.  Accordingly,  it is possible  that the  holder of a Regular  Certificate  may be able to select a method for  recognizing  original issue discount that differs from that used by the Trustee in preparing  reports to the  certificateholders  and the IRS.

        Certain  classes of the Regular  Certificates  may be treated for federal income tax purposes as having been  issued at a  premium.  Whether  any holder of such a class of  certificates  will be treated as holding a certificate  with  amortizable  bond premium  will depend on such  certificateholder's  purchase  price and the
distributions   remaining  to  be  made  on  such   certificate  at  the  time  of  its   acquisition  by  such
certificateholder.  Holders of such classes of  certificates  should  consult their tax advisors  regarding the
possibility    of   making   an   election   to   amortize    such   premium.    See   "Federal    Income   Tax
Consequences-REMICS-Taxation  of Owners of REMIC Regular Certificates-  Original Issue Discount" and "-Premium"
in the prospectus.

               Characterization of the Offered Certificates

        All holders of the offered  certificates  will be entitled  (subject to specific  priorities and to the extent of related Basis Risk Shortfall Carry Forward  Amounts) to amounts  deposited into the reserve fund from excess cash flow. In addition,  all holders of the offered  certificates  will be entitled (subject to specific priorities  and to the extent of related Basis Risk  Shortfall  Carry  Forward  Amounts,  Unpaid  Realized Loss
Amounts and Current  Interest and Interest  Carry Forward  Amounts) to amounts  deposited into the reserve fund from the related Cap Contracts.  Accordingly,  holders of the offered  certificates will be treated for federal income tax purposes as owning a regular  interest in a REMIC and a beneficial  ownership  interest in the right to receive  payments  from the reserve  fund,  which is not  included in any REMIC.  The  treatment  of amounts received  by the  certificateholder  with  respect  to such  certificateholder's  right to  receive  Basis Risk
Shortfall  Carry  Forward  Amounts as a result of the  application  of the Net Rate Cap,  will  depend upon the portion of such  certificateholder's  purchase  price  allocable  thereto.  Under the REMIC  regulations,  each certificateholder  of an offered  certificate must allocate its purchase price for its certificate  between its undivided  interest in the related  REMIC  regular  interest and its interest in the right to receive  payments from the reserve fund in respect of any Basis Risk  Shortfall  Carry  Forward  Amounts in  accordance  with the relative  fair market  values of each  property  right.  Holders of the offered  certificates  may also have to allocate  basis to the reserve fund on account of the right to receive  Unpaid  Realized Loss Amounts,  Current
Interest and Interest Carry Forward Amounts,  although  pursuant to the Agreement,  the Trustee will treat such payments as advances  (in which event it is likely that no basis  should be  allocated  to such  rights).  Such allocations  will be used for, among other things,  purposes of computing any original issue  discount,  market discount or premium,  as well as for determining gain or loss on disposition.  No  representation is or will be made as to the relative fair market values thereof.  Generally,  payments made to certificates  with respect to any Basis Risk  Shortfall  Carry  Forward  Amounts will be included in income based on, and the purchase  price allocated to the reserve  fund may be  amortized  in  accordance  with,  the  regulations  relating to notional principal contracts.  In the case of non-corporate  holders of the offered certificates the amortization of the purchase price may be subject to limitations  as an itemized  deduction,  and may not be useable at all, if the taxpayer is subject to the  alternative  minimum tax.  However,  regulations  have  recently been proposed that modify the taxation of notional  principal  contracts  that contain  contingent  nonperiodic  payments.  As the application  of such  regulations  (i.e.,  whether  they  apply,  and if so, how they apply) are, at this time, unclear,  holders of the offered  certificates  should  consult with their own tax advisors with respect to the proper treatment of their interest in the reserve fund.

        We make no representation  on whether the offered  certificates (or what, if any, portion thereof) will constitute "real estate assets" or whether the interest (or any portion)  thereon will be considered  "interest on obligations  secured by mortgages on real  property",  in each case for real estate  investment  trusts,  or
REITs. In addition,  we make no  representation  on whether the offered  certificates (or what, if any, portion thereof)  will  constitute  a "regular  interest  in a REMIC"  under  section  7701(a)(19)(C)  for  purposes of domestic building and loan associations.

Penalty Protection

        If penalties  were asserted  against  purchasers of the  Certificates  offered  hereunder in respect of their treatment of the  Certificates for tax purposes,  the summary of tax  considerations  contained,  and the opinions stated,  herein and in the prospectus may not meet the conditions  necessary for purchasers'  reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                                    METHOD OF DISTRIBUTION

        Subject to the terms and conditions set forth in the underwriting agreement,  the offered certificates, will be purchased from the Depositor by the Underwriter  upon issuance.  The Underwriter is an affiliate of the
Depositor,  the Sponsor and BSRM. The offered  certificates  will be offered by the Underwriter (only as and if issued and  delivered to and  accepted by the  Underwriter)  from time to time in  negotiated  transactions  or otherwise at varying  prices to be determined at the time of sale. In connection  with the purchase and sale of the offered  certificates,  the Underwriter may be deemed to have received  compensation  from the Depositor in the form of an underwriting discount.

        The Depositor will indemnify the Underwriter against certain civil liabilities,  including  liabilities under the Securities Act of 1933, as amended,  or will  contribute to payments the  Underwriter may be required to make in respect thereof.

        The Underwriter may effect these  transactions by selling the  underwritten  certificates to or through dealers,  and those dealers may receive  compensation  in the form of  underwriting  discounts,  concessions or commissions  from the underwriter  for whom they act as agent. In connection with the sale of the  underwritten certificates,  the  Underwriter may be deemed to have received  compensation  from the Depositor in the form of underwriting  compensation.  The  Underwriter  and any dealers that  participate  with the  underwriters in the distribution of the related  underwritten  certificates  may be deemed to be underwriters and any profit on the resale of the  underwritten  certificates  positioned  by them may be deemed to be  underwriting  discounts and commissions under the Securities Act.

        There is currently no secondary  market for the  certificates  and no  assurances  are made that such a market will develop.  The  Underwriter  intends to establish a market in the offered  certificates,  but is not obligated to do so. Any such market, even if established, may or may not continue.

                                               SECONDARY MARKET

        There can be no assurance that a secondary market for the offered  certificates  will develop or, if it does develop,  that it will continue.  The primary source of information  available to investors concerning the offered  certificates  will be the  monthly  statements  supplied  to  certificateholders,  which will  include information as to the Current  Principal  Amount of the offered  certificates  and the status of the applicable form of credit  enhancement.  There can be no assurance that any additional  information  regarding the offered certificates  will be  available  through any other  source.  In  addition,  the  Depositor is not aware of any source  through  which price  information  about the offered  certificates  will be  generally  available on an ongoing basis.  The limited nature of information  regarding the offered  certificates may adversely affect the liquidity  of the  offered  certificates,  even if a  secondary  market for the  offered  certificates  becomes available.

                                                        LEGAL MATTERS

        Legal  matters  relating to the offered  certificates  will be passed  upon for the  Depositor  and the
Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                               LEGAL PROCEEDINGS

        There are no material  legal  proceedings  pending  against the  Depositor,  the  Trustee,  the Issuing
Entity,  BSRM, the  certificate  insurer or the Custodian,  or with respect to which the property of any of the foregoing  transaction parties is subject,  that are material to the  certificateholders.  No legal proceedings against any of the foregoing  transaction  parties is known to be  contemplated  by  governmental  authorities, that are  material to the  certificateholders.  We refer you to "The  Sponsor" and  "Servicing  of the Mortgage
Loans-The Servicer" for a description of the legal proceedings against the Sponsor and the Servicer.

                             AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

        The Sponsor,  the Issuing Entity, the underwriter,  BSRM and the Depositor are affiliated parties.  The
Custodian and the Trustee are the same entity.  There are no affiliations  between the Sponsor,  the Depositor, the  underwriter,  BSRM  or the  Issuing  Entity  and  any of  the  Trustee,  the  certificate  insurer  or the
Custodian.  There are no  affiliations  among the Trustee,  the certificate  insurer and any 10%  concentration originator  or  the  servicer.  There  are  currently  no  business  relationships,  agreements,  arrangements, transactions  or  understandings  between (a) the Sponsor,  the Depositor or the Issuing  Entity and (b) any of
the parties referred to in the preceding  sentence,  or any of their respective  affiliates,  that were entered into  outside  the normal  course of business  or that  contain  terms other than would be obtained in an arm's length  transaction with an unrelated third party and that are material to the investor's  understanding of the certificates,  or, except as disclosed  herein,  that relate to the certificates or the pooled assets.  No such business  relationship,  agreement,  arrangement,  transaction or understanding has existed during the past two years,  other than as described  under "The Pooling and Servicing  Agreement-Custodial  Arrangement"  and "-The
Trustee" herein.

                                                    RATINGS

        It is a condition to the issuance of each class of offered  certificates  that it receives at least the ratings set forth in the Term Sheet by one or more rating agencies including S&P, Moody's and/or Fitch.

        The ratings  assigned to mortgage  pass-through  certificates  address the likelihood of the receipt of all  distributions  on the mortgage loans by the related  certificateholders  under the agreements  pursuant to which such  certificates  were issued.  The ratings take into  consideration  the credit quality of the related mortgage pool,  structural and legal aspects  associated  with such  certificates,  and the extent to which the payment  stream in the  mortgage  pool is adequate  to make  payments  required  under such  certificates.  The ratings on the certificates do not, however,  constitute a statement  regarding frequency of prepayments on the mortgages.

        The ratings do not address the  possibility  that, as a result of principal  prepayments  or recoveries certificateholders might suffer a lower than anticipated yield.

        The  ratings  assigned to the offered  certificates  should be  evaluated  independently  from  similar ratings on other types of  securities.  A rating is not a  recommendation  to buy, sell or hold  securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

        The Depositor has not  requested a rating of the offered  certificates  by any rating agency other than the Rating  Agencies.  However,  there can be no assurance as to whether any other rating  agency will rate the offered  certificates  or, in such event,  what rating  would be assigned to the offered  certificates  by such other rating  agency.  The ratings  assigned by such other  rating  agency to the offered  certificates  may be lower than the ratings assigned by the Rating Agencies.

       The  fees  paid  by  the  Depositor  to the  Rating  Agencies  at  closing  include  a fee  for  ongoing surveillance by the Rating  Agencies for so long as any Offered  Certificates  are  outstanding.  However,  the
Rating  Agencies  are under no  obligation  to the  Depositor to continue to monitor or provide a rating on the
Offered Certificates.

                                                   LEGAL INVESTMENT

        It is  anticipated  that the classes of offered  certificates  that are rated in one of the two highest rating  categories  by a nationally  recognized  statistical  rating  organization  will  constitute  "mortgage related  securities" for purposes of the Secondary  Mortgage Market  Enhancement Act of 1984 (or SMMEA) and, as
such,  will be legal  investments for certain  entities to the extent provided in SMMEA,  subject to state laws overriding  SMMEA.  Certain  states have enacted  legislation  overriding  the legal  investment  provisions of
SMMEA.  Classes  of  offered  certificates  not  rated in one of the two  highest  rating  categories  will not
constitute  "mortgage  related  securities"  for  purposes  of  SMMEA,  or  the  Non-SMMEA  Certificates.   The
appropriate  characterization of the Non-SMMEA  Certificates under various legal investment  restrictions,  and thus the  ability of  investors  subject to these  restrictions  to  purchase  Non-SMMEA  Certificates,  may be subject to significant interpretative uncertainties.

        The Office of Thrift  Supervision,  or the OTS, has issued Thrift Bulletins 73a, entitled "Investing in
Complex  Securities,"  or TB  73a,  which  is  effective  as of  December  18,  2001  and  applies  to  savings associations  regulated  by  the  OTS,  and  13a,  entitled  "Management  of  Interest  Rate  Risk,  Investment
Securities,  and Derivatives  Activities," or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

        One of the  primary  purposes  of TB 73a is to  require  savings  associations,  prior  to  taking  any investment  position,  to  determine  that the  investment  position  meets  applicable  regulatory  and policy requirements  (including  those set forth TB 13a (see  below)) and  internal  guidelines,  is suitable  for the institution,  and is safe and sound.  The OTS  recommends,  with respect to  purchases of specific  securities, additional  analysis,  including,  among  others,  analysis  of  repayment  terms,  legal  structure,  expected performance  of the  issuing  entity and any  underlying  assets as well as  analysis of the effects of payment priority,  with respect to a security  which is divided into  separate  tranches  with  unequal  payments,  and collateral  investment  parameters,  with  respect to a security  that is  prefunded  or  involves a  revolving period.  TB 73a reiterates the OTS's due diligence  requirements for investing in all securities and warns that if a savings  association makes an investment that does not meet the applicable  regulatory  requirements,  the savings  association's  investment practices will be subject to criticism,  and the OTS may require divestiture of such securities.  The OTS also recommends,  with respect to an investment in any "complex  securities," that savings  associations should take into account quality and suitability,  interest rate risk, and classification factors.  For the purposes of each of TB 73a and TB 13a,  "complex  security"  includes  among other things any collateralized  mortgage obligation or real estate mortgage investment conduit security,  other than any "plain vanilla" mortgage  pass-through  security (that is, securities that are part of a single class of securities in the related  pool that are  non-callable  and do not have any special  features).  Accordingly,  all Classes of the  offered  certificates  would  likely be viewed as  "complex  securities."  With  respect  to  quality  and suitability  factors,  TB 73a warns (i) that a savings  association's  sole  reliance  on outside  ratings  for material  purchases of complex  securities is an unsafe and unsound practice,  (ii) that a savings  association should only use ratings and analyses from nationally  recognized  rating  agencies in conjunction  with, and in validation  of, its own  underwriting  processes,  and (iii) that it should not use ratings as a substitute for its own thorough  underwriting  analyses.  With respect the interest rate risk factor,  TB 73a recommends  that savings associations should follow the guidance set forth in TB 13a.

        One of the  primary  purposes  of TB 13a  is to  require  thrift  institutions,  prior  to  taking  any investment  position,  to (i)  conduct a  pre-purchase  portfolio  sensitivity  analysis  for any  "significant transaction" involving securities or financial  derivatives,  and (ii) conduct a pre-purchase price sensitivity analysis  of any  "complex  security"  or  financial  derivative.  The  OTS  recommends  that  while  a  thrift institution should conduct its own in-house  pre-acquisition  analysis, it may rely on an analysis conducted by an independent  third-party as long as management  understands the analysis and its key  assumptions.  Further,
TB 13a recommends that the use of "complex  securities with high price  sensitivity" be limited to transactions and strategies  that lower a thrift  institution's  portfolio  interest rate risk. TB 13a warns that investment in complex  securities  by thrift  institutions  that do not have  adequate risk  measurement,  monitoring  and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

        All investors whose  investment  activities are subject to legal  investment laws and regulations or to review by certain  regulatory  authorities may be subject to  restrictions  on investment in the  certificates.
Any such  institution  should consult its own legal  advisors in  determining  whether and to what extent there may be  restrictions  on its  ability to invest in the  certificates.  See "Legal  Investment  Matters"  in the prospectus.

                                                     ERISA CONSIDERATIONS

        Fiduciaries of employee  benefit plans subject to Title I of the Employee  Retirement  Income  Security
Act of  1974,  as  amended,  or  ERISA,  should  consider  the  ERISA  fiduciary  investment  standards  before authorizing an investment by a plan in the  certificates.  In addition,  fiduciaries of employee  benefit plans subject to Title I of ERISA,  as well as certain plans or other  retirement  arrangements  that are not subject to Title I of ERISA but are subject to Section  4975 of the Code (such as  individual  retirement  accounts and
Keogh plans covering only a sole proprietor or partners),  or any entity whose  underlying  assets include plan assets by reason of a plan or  account  investing  in such  entity,  including  an  insurance  company  general account (hereafter  collectively referred to as Plan(s)), are encouraged to consult with their legal counsel to determine  whether an investment in the  certificates  will cause the assets of the Trust, or Trust Assets,  to be considered  plan assets  pursuant to the plan asset  regulations set forth at 29 C.F.R. § 2510.3-101 (or the
Plan Asset  Regulations),  thereby subjecting the Plan to the prohibited  transaction rules with respect to the
Trust  Assets and the Trustee or the Servicer to the  fiduciary  investments  standards of ERISA,  or cause the excise tax  provisions of Section 4975 of the Code to apply to the Trust Assets,  unless a statutory  exemption or an exemption granted by the DOL applies to the purchase, sale, transfer or holding of the certificates.

        The DOL has  issued  Prohibited  Transaction  Exemption  90-30 (as  amended by  Prohibited  Transaction
Exemption 97-34,  2000-58 and 2002-41) (or  Underwriter's  Exemption) to the Underwriter which may apply to the offered  certificates.  However, the Underwriter's  Exemption contains a number of conditions which must be met for the exemption to apply,  including the  requirements  that (i) the  investing  Plan must be an  "accredited investor" as defined in Rule  501(a)(1) of Regulation D of the  Securities  and Exchange  Commission  under the
Securities  Act and (ii) the  offered  certificates  be rated at  least  "BBB-"  (or its  equivalent)  by Fitch
Rating,  S&P or Moody's,  at the time of the Plan's  purchase,  provided  that no  mortgage  loan has an LTV in excess of 100% on the  Closing  Date.  See  "ERISA  Considerations"  in the  prospectus.  The DOL  amended  the
Underwriter's  Exemption,  as well as the essentially  identical  exemptions  issued to certain other financial institutions,  in PTE 2002-41 (67 Fed.  Reg.  54487,  September 22, 2002) to allow the trustee to be affiliated with the underwriter in spite of the restriction in PTE 2000-58 to the contrary.

        The Underwriter's  Exemption is expected to apply to the certificates if the conditions described above are satisfied.  Therefore,  each beneficial owner of a Subordinate Certificate or any interest therein shall be deemed to have  represented,  by virtue of its acquisition or holding of that certificate or interest  therein, that  either (i) that  certificate  was rated at least  "BBB-" at the time of  purchase,  (ii) such  beneficial owner is not a benefit  plan  investor as defined in Section  3(42) of ERISA,  or (iii) (1) it is an  insurance company,  (2) the source of funds used to acquire or hold the certificate or interest  therein is an "insurance company general  account," as such term is defined in PTCE 95-60,  and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

        If any  Subordinate  Certificate  or any  interest  therein is  acquired  or held in  violation  of the conditions  described  in the  preceding  paragraph,  the next  preceding  permitted  beneficial  owner will be treated as the beneficial  owner of that  Subordinate  Certificate,  retroactive to the date of transfer to the purported  beneficial  owner. Any purported  beneficial owner whose  acquisition or holding of that certificate or interest  therein was effected in violation of the  conditions  described in the preceding  paragraph  shall indemnify and hold harmless the sponsor,  the trustee,  the servicer,  any subservicer,  and the trust from and against  any and all  liabilities,  claims,  costs or expenses  incurred  by those  parties as a result of that acquisition or holding.

        The Class R Certificates do not satisfy the requirements of the Underwriter's  Exemption and may not be purchased by or on behalf of, or with plan assets of, any Plans.

        The  Underwriter's  Exemption may not directly apply to the acquisition or holding of the Grantor Trust
Certificates,  if issued,  but if the  conditions  described  above are  satisfied,  it is expected to apply to interests in the underlying  certificates  indirectly acquired by Plan investors that acquire the Grantor Trust
Certificates.  Accordingly,  the  acquisition  of the Grantor  Trust  Certificates  by a Plan could result in a prohibited  transaction unless another statutory or administrative  exemption to ERISA's prohibited transaction rules  is  applicable.  Section  408(b)(17)  of ERISA or one or more  alternative  exemptions  ("Investor-Based
Exemptions")  may be available  with respect to the  purchase  and holding of the Grantor  Trust  Certificates, including, but not limited to:

o       Prohibited Transaction Class Exemption 96-23,  regarding  transactions  negotiated by certain "in-house asset managers";

o       Prohibited  Transaction  Class  Exemption  95-60,  regarding  investments by insurance  company general accounts;

o       Prohibited  Transaction  Class Exemption  91-38,  regarding  investments by bank collective  investment funds;

o       Prohibited  Transaction  Class  Exemption  90-1,  regarding  investments  by insurance  company  pooled separate accounts; and

o       Prohibited  Transaction  Class  Exemption  84-14,  regarding  transactions  negotiated  by  independent
        "qualified professional asset managers."

       Each  beneficial  owner of a Grantor Trust  Certificate  or any interest  therein,  if issued,  shall be deemed to have  represented,  by virtue of its acquisition or holding of that certificate or interest  therein, that any of  Section  408(b)(17)  of  ERISA  or at  least  one  Investor-Based  Exemption  or other  applicable exemption  applies to the purchase  and holding of the Grantor  Trust  Certificates.  A Plan  fiduciary  should also consider its general  fiduciary  obligations  under ERISA in  determining  whether to purchase any Grantor
Trust Certificate on behalf of a Plan in reliance upon the Investor-Based Exemptions.

         Any Plan fiduciary  that proposes to cause a Plan to purchase a certificate  are encouraged to consult
with  its  counsel  with  respect  to  the  potential   applicability  to  such  investment  of  the  fiduciary
responsibility  and prohibited  transaction  provisions of ERISA and the Code to the proposed  investment.  For further  information  regarding  the  ERISA  considerations  of  investing  in  the  certificates,  see  "ERISA
Considerations" in the prospectus.

        A  governmental  plan,  as  defined in Section  3(32) of ERISA,  is not  subject to Title I of ERISA or
Section  4975 of the Code.  However,  such  governmental  plan may be subject to Federal,  state and local law, which is, to a material  extent,  similar to the  provisions  of  Section  406 of ERISA or Section  4975 of the
Code, or Similar Law. A fiduciary of a governmental  plan should make its own determination as to the propriety of such  investment  under  applicable  fiduciary  or  other  investment  standards,  and the  need for and the availability of any exemptive relief under any Similar Law.

        The sale of any certificates to a Plan is in no respect a  representation  by the Underwriter that such an investment  meets all relevant legal  requirements  with respect to  investments  by Plans  generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

                                             AVAILABLE INFORMATION

        The  Depositor is subject to the  informational  requirements  of the  Exchange  Act and in  accordance therewith files reports and other  information with the Commission.  Reports and other information filed by the
Depositor  can be inspected  and copied at the Public  Reference  Room  maintained  by the  Commission at 100 F
Street NE,  Washington,  DC 20549,  and its Regional Offices located as follows:  Chicago Regional Office,  500
West Madison, 14th Floor, Chicago,  Illinois 60661; New York Regional Office, 233 Broadway,  New York, New York
10279.  Copies of the material can also be obtained from the Public Reference Section of the Commission,  100 F
Street NE,  Washington,  DC 20549, at prescribed rates and electronically  through the Commission's  Electronic
Data Gathering,  Analysis and Retrieval system at the Commission's  Website  (http://www.sec.gov).  Information about the  operation  of the Public  Reference  Room may be  obtained by calling the  Securities  and  Exchange
Commission at (800)  SEC-0330.  Exchange Act reports as to any series filed with the  Commission  will be filed under the Issuing  Entity's name.  The Depositor  does not intend to send any financial  reports to certificate holders.

        The Issuing  Entity's annual reports on Form 10-K  (including  reports of assessment of compliance with the AB Servicing  Criteria,  attestation  reports,  and statements of compliance,  discussed in "Description of
the   Certificates-Reports  to  Certificateholders"  and  "Servicing  of  the  Mortgage  Loans-Evidence  as  to
Compliance",  required to be filed under Regulation AB), periodic  distribution  reports on Form 10-D,  current reports on Form 8-K and  amendments to those reports,  together with such other reports to certificate  holders or  information  about the  certificate  as shall have been filed with the  Commission  by the Trustee  will be posted on the Trustee's  internet web site as soon as reasonably  practicable after it has been  electronically filed with, or furnished to, the Commission.  The address of the website is: www.ctslink.com.

                                         REPORTS TO CERTIFICATEHOLDERS

        So long as the Issuing  Entity is required to file reports under the Exchange  Act,  those reports will be made available as described above under "Available Information".

        If the  Issuing  Entity  is no  longer  required  to file  reports  under the  Exchange  Act,  periodic distribution  reports will be posted on the Trustee's  website  referenced above under "Available  Information"
as  soon  as  practicable.  Annual  reports  of  assessment  of  compliance  with  the AB  Servicing  Criteria, attestation  reports,  and  statements  of  compliance  will be provided to  registered  holders of the related securities  upon request free of charge.  See  "Servicing  of the Mortgage  Loans - Evidence as to  Compliance"
and "Description of the Certificates - Reports to Certificateholders."

                                   INCORPORATION OF INFORMATION BY REFERENCE

        There are incorporated  into this term sheet  supplement by reference all documents,  including but not limited to the financial  statements  and reports filed or caused to be filed or  incorporated  by reference by the  depositor  with respect to a trust fund  pursuant to the  requirements  of Sections  13(a) or 15(d) of the
Exchange Act,  prior to the  termination  of the offering of the offered  certificates  of the related  series;
provided,  however,  this  prospectus  does not  incorporate  by reference any of the issuing  entity's  annual reports filed on Form 10-K with respect to a trust fund.

        The  Depositor  will  provide or cause to be provided  without  charge to each person to whom this term sheet  supplement is delivered in connection with the offering of one or more classes of offered  certificates, upon written or oral request of the person,  a copy of any or all the reports  incorporated  in this term sheet supplement,  in each case to the  extent  the  reports  relate to one or more of such  classes  of the  offered certificates,  other than the exhibits to the documents,  unless the exhibits are specifically  incorporated by reference in the documents.  Requests  should be directed in writing to Structured  Asset Mortgage  Investments
Inc., 383 Madison Avenue, New York, New York 10179,  Attention:  Secretary,  or by telephone at (212) 272-2000.
The  Depositor  has  determined  that its  financial  statements  will not be material  to the  offering of any offered certificates.

                                                   GLOSSARY

        Below are  abbreviated  definitions of significant  capitalized  terms used herein.  Capitalized  terms used herein but not defined herein shall have the meanings assigned to them in the accompanying prospectus.

Agreement - The Pooling and Servicing Agreement,  which will be entered into by the Depositor,  the Sponsor and
Servicer and the Trustee.

Applied  Realized Loss Amount - With respect to any class of offered  certificates  and as to any  distribution date, the sum of the Realized  Losses with respect to the related  mortgage  loans,  which have been applied in reduction of the Current  Principal  Amount of such Class, in an amount equal to the amount,  if any, by which,
(i) the aggregate  Current  Principal Amount of all of the certificates  (after all  distributions of principal on such  distribution  date) exceeds (ii) the aggregate Stated Principal Balance of the mortgage loans for such distribution date.

Basis Risk Shortfall Carry Forward Amount - As of any distribution date for the offered  certificates,  the sum of the  Basis  Risk  Shortfall  for such  distribution  date and the  Basis  Risk  Shortfall  for all  previous distribution  dates not  previously  paid,  together  with interest  thereon at a rate equal to the  applicable pass-through rate for such distribution date.

Basis Risk Shortfall - If on the distribution  date the  pass-through  rate for a class of Class A, Class M and
Class B Certificates is based upon the Net Rate Cap, the excess, if any of:

         1.    The  amount of Current  Interest  that such class  would have been  entitled  to receive on such distribution  date had the applicable  pass-though  rate been  calculated at a per annum rate equal to the  lesser of (i)  One-Month  LIBOR  plus the  related  Margin  and (ii) a rate set forth in the Term
         Sheet, over

         2.    The amount of Current  Interest on such class  calculated  using a pass-though rate equal to the
         Net Rate Cap for such distribution date.

Book-Entry Certificates - All certificates other than the physical certificates.

Business  Day -  Generally  any day  other  than a  Saturday,  a Sunday  or a day on which  the New York  Stock
Exchange  or  Federal  Reserve  is  closed  or on  which  banking  institutions  in  New  York  City  or in any jurisdiction  in which the  Trustee,  Custodian,  any  certificate  insurer  or the  Servicer  is  located  are obligated by law or executive order to be closed.

Cede - Cede & Co.

certificate insurer - The certificate insurer under the Policy, as identified in the Term Sheet.

Certificate Owner - Any person who is the beneficial owner of a Book-entry Certificate.

Class A Certificates - Any one of the certificates with a "Class A" designation in the Term Sheet.

Class A  Principal  Distribution  Amount - The  Class I-A  Principal  Distribution  Amount  or the  Class  II-A
Principal Distribution Amount, as applicable.

Class B  Principal  Distribution  Amount - The  Class I-B  Principal  Distribution  Amount  or the  Class  II-B
Principal Distribution Amount, as applicable.

Class M  Principal  Distribution  Amount - The  Class I-M  Principal  Distribution  Amount  or the  Class  II-M
Principal Distribution Amount, as applicable.

Class I-A Principal Distribution Amount - The definition set forth in the Term Sheet.

Class  I-B  Principal  Distribution  Amount  - For  each  class of  Class B  Certificates  in loan  group I, as applicable, the related definition set forth in the Term Sheet.

Class  I-M  Principal  Distribution  Amount  - For  each  class of  Class M  Certificates  in loan  group I, as applicable, the related definition set forth in the Term Sheet.

Class II-A Principal Distribution Amount - The definition set forth in the Term Sheet.

Class  II-B  Principal  Distribution  Amount - For each  class of Class B  Certificates  in loan  group  II, as applicable, the related definition set forth in the Term Sheet.

Class  II-M  Principal  Distribution  Amount - For each  class of Class M  Certificates  in loan  group  II, as applicable, the related definition set forth in the Term Sheet.

Class XP Certificates- Any one of the certificates with a "Class XP" designation in the Term Sheet.

Closing Date - As set forth in the Term Sheet.

Current  Interest  - With  respect  to each  class  of  Class  A,  Class M and  Class B  Certificates  and each distribution  date,  the interest  accrued at the  applicable  pass-through  rate for the  applicable  Interest
Accrual  Period on the  Current  Principal  Amount of such class plus any amount  previously  distributed  with respect to  interest  for such class that is  recovered  as a voidable  preference  by a trustee in  bankruptcy reduced by (x) any Net  Deferred  Interest  allocated  to such class in the manner  described in the Term Sheet and (y) any Prepayment  Interest Shortfall to the extent not covered by Compensating  Interest Payments and any shortfalls  resulting  from the  application  of the Relief Act, in each case to the extent  allocated  to such class of certificates as described  under clause First in  "Description  of the  Certificates-Distributions  on
the Certificates" herein.

Current  Principal Amount - With respect to any class of offered  certificates  and any distribution  date, the original  current  principal  amount of such  class  plus the  amount of any Net  Deferred  Interest  allocated thereto  on the  related  distribution  date  and  all  previous  distribution  dates  and,  in the  case  of a
Subordinate  Certificate,  any Subsequent Recoveries added to the Current Principal Amount of such certificate, as described under  "Description of the  Certificates-Allocation  of Realized  Losses" herein,  less the sum of
(i) all amounts in respect of principal  distributed to such class on previous  distribution dates and (ii) any
Applied Realized Loss Amounts allocated to such class on previous distribution dates.

Current Specified  Overcollateralization  Percentage - For any distribution date, a percentage  equivalent of a fraction,  the numerator of which is the related  Overcollateralization  Target Amount and the  denominator  of which is the aggregate Stated Principal Balance of the related mortgage loans for such distribution date.

Custodial  Agreement - The  Custodial  Agreement  to be entered  into among the  Depositor,  the  Sponsor,  the
Trustee and the Custodian.

Cut-off Date - As set forth in the Term Sheet.

Deferred  Interest  - The  amount of  interest  which is  deferred  and  added to the  principal  balance  of a mortgage loan due to the negative amortization feature as described in this term sheet supplement.

DOL -  United States Department of Labor.

Due Date - With respect to each mortgage  loan,  the date in each month on which its Monthly  Payment is due if such due date is the first day of a month and  otherwise is deemed to be the first day of the  following  month or such other date specified in the Servicing Agreement.

Due Period - As set forth in the Term Sheet.

Excess Cashflow - With respect to any  distribution  date and each loan group,  the sum of (i) Remaining Excess
Spread  for such loan  group and such  distribution  date and (ii) the  related  Overcollateralization  Release
Amount for such distribution date.

Excess Spread - With respect to any distribution  date and each loan group, the excess,  if any, of the related
Interest  Funds  for such  distribution  date  over the sum of the  Current  Interest  on the  related  offered certificates and Interest Carry Forward Amounts on the related senior certificates on such distribution date.

EMC - EMC Mortgage Corporation.

Extra  Principal  Distribution  Amount - With respect to any  distribution  date and each loan group, an amount derived  from the  related  Excess  Spread  equal to the  lesser  of (a) the  excess,  if any,  of the  related
Overcollateralization  Target Amount for such distribution date over the related  Overcollateralization  Amount for such distribution date and (b) the related Excess Spread for such distribution date.

Insurance  Proceeds - All proceeds of any  insurance  policies,  to the extent such proceeds are not applied to the  restoration  of the  property  or released to the  mortgagor  in  accordance  with the  servicer's  normal servicing  procedures,  other than proceeds that represent  reimbursement  of the servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

insured certificates - The classes of Certificates, if any, entitled to the benefits of the Policy.

Interest Accrual Period - As set forth in the Term Sheet.

Interest Carry Forward Amount - With respect to each class of offered  certificates and the first  distribution date, zero, and for each distribution date thereafter, the sum of:

        1.     the excess of

               (a)    Current Interest for such class with respect to prior distribution dates; over

               (b)    the amount  actually  distributed to such class with respect to interest on or after such prior distribution dates, and

        2.     interest on such excess (to the extent  permitted by  applicable  law) at the  applicable  pass-
               through rate for the related  Interest  Accrual  Period  including the Interest  Accrual  Period relating to such distribution date.

Interest Funds - With respect to any distribution date, the sum, without duplication, of:

        1.     all scheduled  interest  collected in respect of the related  mortgage  loans during the related
               Due Period,  less the Servicing Fee, if any, and any related  amounts  required to be reimbursed to EMC, the Servicer, the Trustee and the Custodian as provided in the Agreement;

        2.     all advances relating to interest on the related mortgage loans made by the Servicer;

        3.     all Compensating Interest Payments with respect to the related mortgage loans;

        4.     Insurance  Proceeds,  Liquidation  Proceeds and  Subsequent  Recoveries  received on the related mortgage  loans during the related  Prepayment  Period,  to the extent such  proceeds  relate to interest, less all non-recoverable advances relating to interest and certain expenses;

        5.     the interest portion of proceeds from the related  mortgage loans that were  repurchased  during the related Due Period; and

        6.    the  interest  portion of the purchase  price of the assets of the Trust upon  exercise by EMC or its designee of its optional termination right;

              minus

        7.    any amounts  required to be reimbursed to EMC, the Depositor,  the Servicer,  the Trustee and the
              Custodian, as provided in the Agreement; and

        8.    the portion of the premium  payable to the  certificate  insurer,  if applicable,  as provided in the Agreement.

Issuing Entity or Trust - Bear Stearns Mortgage Funding Trust 2006-AR5.

Liquidation  Proceeds - All net  proceeds,  other than  Insurance  Proceeds,  received in  connection  with the partial or complete  liquidation of the related  mortgage loans,  whether through  trustee's sale,  foreclosure sale or  otherwise,  or in  connection  with any  condemnation  or  partial  release of a  mortgaged  property, together with the net proceeds  received with respect to any mortgaged  properties  acquired by the servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted  mortgage loans,  other than the amount of such net proceeds  representing  any profit  realized by the Servicer in connection  with the disposition of any such properties, and  Subsequent Recoveries.

Margin - The applicable margin for the related class of certificates as set forth in the Term Sheet.

Moody's - Moody's Investors Service, Inc., and any successor in interest.

Monthly  Advance - The aggregate of all payments of interest,  net of the  Servicing  Fee, that were due during the  related  Due Period on the  mortgage  loans and that were  delinquent  on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly  Payments - For any mortgage  loan and any month,  the  scheduled  payment or payments of principal (if any) and  interest due during such month on such  mortgage  loan which either is payable by a mortgagor in such month under the related mortgage note or in the case of any mortgaged  property  acquired  through  foreclosure or deed in lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Mortgage  Loan Purchase  Agreement - The Mortgage  Loan Purchase  Agreement to be entered into by the Depositor and the Sponsor.

Net Deferred  Interest - On any distribution  date, the Deferred  Interest on the related mortgage loans during the related Due Period net of prepayments in full, partial prepayments,  net liquidation  proceeds,  repurchase proceeds  and  scheduled  principal  payments,  in that  order,  available  to be  distributed  on the  related
Certificates on that distribution date.

Net Rate Cap - For each class of certificates in each loan group, as defined in the Term Sheet.

Net Rate - For any mortgage  loan,  the then  applicable  mortgage  rate thereon  less the  Servicing  Fee Rate expressed as a per annum rate.

Overcollateralization Amount - With respect to each loan group, as defined in the Term Sheet.

Overcollateralization Release Amount -  With respect to each loan group, as defined in the Term Sheet.

Overcollateralization Target Amount - With respect to each loan group, as defined in the Term Sheet.

Policy - A  certificate  insurance  policy,  to be dated as of the Closing  Date,  endorsed by the  certificate insurer to the Trustee on behalf of the holders of the related insured certificates.

Prepayment  Period - With respect to a  distribution  date and (i) principal  prepayments  in full,  the period from the  sixteenth day of the calendar  month  preceding the calendar  month in which such  distribution  date occurs  through the close of business on the  fifteenth  day of the calendar  month in which such  distribution date  occurs,  or (ii)  Liquidation  Proceeds,  Realized  Loss,  Subsequent  Recoveries  and partial  principal prepayments, the calendar month preceding the month in which such distribution date occurs.

Principal Distribution Amount - As defined in the Term Sheet.

Principal  Funds - With  respect to each  distribution  date and each loan  group,  the greater of (i) zero and
(ii) the sum, without duplication, of:

        1.     the  principal  collected  on the  related  mortgage  loans  during the related Due Period on or before the servicer advance date;

        2.     prepayments  in respect of the related  mortgage  loans,  exclusive of any  prepayment  charges, collected in the related Prepayment Period;

        3.     the  Stated  Principal  Balance  of each  related  mortgage  loan  that was  repurchased  by the
               Depositor or the Servicer during the related Due Period;

        4.     the amount, if any, by which the aggregate unpaid principal balance of any replacement  mortgage loans is less  than the  aggregate  unpaid  principal  balance  of any  deleted  mortgage  loans delivered  by the  Servicer in  connection  with a  substitution  of a mortgage  loan during the related Due Period;

        5.     Insurance Proceeds,  all Liquidation Proceeds and Subsequent Recoveries collected on the related mortgage loans during the related  Prepayment  Period on the mortgage  loans, to the extent such
               Liquidation Proceeds relate to principal,  less all related non-recoverable advances relating to principal reimbursed during the related Due Period;

        6.     the principal  portion of the purchase price of the assets of the Trust upon the exercise by EMC or its designee of its optional termination right; minus

        7.     any amounts required to be reimbursed to EMC, the Depositor,  the Servicer,  the Trustee and the
               Custodian, as provided in the Agreement; and

        8      if applicable,  any premium payable to the certificate insurer, to the extent not available from
               Interest Funds and as provided in the Agreement.

Rating Agencies - As specified in the Term Sheet.

Record Date - As set forth in the Term Sheet.

Realized  Loss - The  excess  of the  Stated  Principal  Balance  of a  defaulted  mortgage  loan  over the net
Liquidation Proceeds with respect thereto that are allocated to principal.

Regular Certificates - All classes of certificates other than the Residual Certificates.

Remaining  Excess  Spread - With respect to any  distribution  date and each loan group,  the Excess Spread for such loan group remaining  after the  distribution  of any Extra  Principal  Distribution  Amount for such loan group and such distribution date.

Repurchase  Price - With respect to any mortgage  loan required to be  repurchased,  an amount equal to the sum of (i) (a) 100% of the  Outstanding  Principal  Balance of such mortgage loan plus accrued but unpaid  interest on the  Outstanding  Principal  Balance at the related  mortgage rate through and including the last day of the month of repurchase  reduced by (b) any portion of the  Servicing  Fee or advances  payable to the purchaser of the mortgage  loan and (ii) any costs and damages  incurred by the trust in  connection  with any  violation of such mortgage loan of any predatory lending laws.

Residual  Certificates  - The  Class R  certificates.  There  will be a  separate  Class R  certificate  with a specific designation for each REMIC election that is made.

Rules - The rules, regulations and procedures creating and affecting DTC and its operations.

S&P - Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Scheduled Monthly Payments - As defined in the Term Sheet.

Servicer - EMC Mortgage Corporation.

Servicing  Fee - With respect to each  mortgage  loan, a fee that accrues at the Servicing Fee Rate on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate - As set forth in the Term Sheet.

Sponsor - EMC Mortgage Corporation.

Stated  Principal  Balance - For any mortgage  loan,  with  respect to any  distribution  date,  the sum of the principal  balance  thereof as of the Cut-off Date plus any amount by which the principal  balance  thereof has been  increased for Deferred  Interest  pursuant to the terms of the related  mortgage note on or prior to such distribution date, minus the sum of:

        1.     the  principal  portion of the  scheduled  Monthly  Payments due from  mortgagors  (if any) with respect to such mortgage loan due during each Due Period ending prior to such  distribution date
               (and irrespective of any delinquency in their payment);

        2.     all  prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment  Period,  and all liquidation  proceeds to the extent applied by the Servicer as  recoveries of principal in accordance  with the  Agreement or the Servicing  Agreement  that were received by the Servicer as of the close of business on the last day of the calendar  month related to such distribution date; and

        3.     any Realized Loss thereon incurred prior to or during the related Prepayment Period.

        The Stated Principal Balance of any liquidated mortgage loan is zero.

Stepdown Date - As defined in the Term Sheet.

Subsequent  Recoveries - As of any distribution  date,  amounts received during the prior calendar month by the
Servicer or surplus amounts held by the Servicer to cover estimated  expenses  (including,  but not limited to, recoveries in respect of the  representations  and warranties  made by the Sponsor)  specifically  related to a liquidated  mortgage  loan or  disposition  of an REO  property  prior to the  related  Prepayment  Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Term Sheet - The New Issue Computational  Materials for Bear Stearns Mortgage Funding Trust 2006-AR5,  Mortgage
Pass-Through Certificates, Series 2006-AR5, Group I and Group II delivered by Bear, Stearns & Co. Inc.

Trigger Event - As defined in the Term Sheet.

Trust - The Trust identified in the Term Sheet.

Trustee - Wells Fargo Bank, National Association.

Unpaid  Realized Loss Amount - With respect to any class of Class A, Class M and Class B  Certificates  in each loan group and as to any distribution date, the excess of

        1.     Applied Realized Loss Amounts for such loan group with respect to such class; over

        2.     the sum of all  distributions in reduction of the Applied Realized Loss Amounts on for such loan group all previous distribution dates.

       Any  amounts  distributed  to a class of offered  certificates  in respect of any Unpaid  Realized  Loss
Amount will not be applied to reduce the Current Principal Amount of such class.

                                                    ANNEX I

                         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

        Except in  certain  limited  circumstances,  the  certificates,  which are  referred  to as the  global securities,  will be available only in book-entry form.  Investors in the global  securities may hold interests in  these  global  securities  through  any of  DTC,  Clearstream  or  Euroclear.  Initial  settlement  and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding interests in global securities  through  Clearstream and  Euroclear  will be  conducted  in  accordance  with their normal  rules and  operating  procedures  and in accordance with conventional  eurobond  practice.  Secondary market trading between investors holding interests in global  securities  through DTC will be conducted  according to the rules and procedures  applicable to U.S.
corporate debt obligations.

        Secondary  cross-market  trading  between  investors  holding  interests in global  securities  through
Clearstream or Euroclear and investors  holding  interests in global  securities  through DTC participants will be effected on a  delivery-against-payment  basis  through  the  respective  depositories  of  Clearstream  and
Euroclear, in such capacity and other DTC participants.

        Although DTC, Euroclear and Clearstream are expected to follow the procedures  described below in order to  facilitate  transfers  of interests in the global  securities  among  participants  of DTC,  Euroclear  and
Clearstream,  they are under no  obligation  to  perform or  continue  to perform  those  procedures  and those procedures  may be  discontinued  at any time.  None of the  Depositor,  the Servicer nor the Trustee will have any responsibility  for the performance by DTC,  Euroclear and Clearstream or their respective  participants or indirect  participants  of their  respective  obligations  under  the  rules  and  procedures  governing  their obligations.

        Non-U.S.  holders of global  securities will be subject to U.S.  withholding taxes unless those holders meet certain  requirements and deliver appropriate U.S. tax documents to the securities clearing  organizations or their participants.

Initial Settlement

        The global  securities  will be  registered  in the name of Cede & Co. as  nominee  of DTC.  Investors'
interests in the global securities will be represented  through financial  institutions  acting on their behalf as direct and indirect  participants  in DTC.  Clearstream and Euroclear will hold positions on behalf of their participants through their respective  depositories,  which in turn will hold such positions in accounts as DTC participants.

        Investors  electing  to hold  interests  in global  securities  through DTC  participants,  rather than through Clearstream or Euroclear accounts,  will be subject to the settlement  practices  applicable to similar issues of  mortgage-backed  certificate.  Investors'  securities  custody  accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors  electing to hold interests in global securities  through  Clearstream or Euroclear  accounts will follow the  settlement  procedures  applicable  to  conventional  eurobonds,  except that there will be no temporary  global  security and no "lock-up"  or  restricted  period.  Interests in global  securities  will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

        Since the purchaser  determines the place of delivery,  it is important to establish at the time of the trade where both the  purchaser's  and seller's  accounts are located to ensure that  settlement can be made on the desired value date.

        Transfers between DTC  Participants.  Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of certificate in same-day funds.

        Transfers  between  Clearstream  and/or  Euroclear  Participants.   Secondary  market  trading  between
Clearstream  participants or Euroclear  participants  and/or investors  holding  interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Transfers  between  DTC Seller  and  Clearstream  or  Euroclear  Purchaser.  When  interests  in global securities  are to be  transferred  on behalf of a seller from the account of a DTC  participant to the account of a Clearstream  participant or a Euroclear participant for a purchaser,  the purchaser will send instructions to Clearstream or Euroclear  through a Clearstream  participant or Euroclear  participant at least one business day prior to  settlement.  Clearstream  or the Euroclear  operator will instruct its  respective  depository to receive an interest in the global  securities  against  payment.  Payment will include  interest accrued on the global  securities  from and  including the last payment date to but excluding  the  settlement  date.  Payment will  then be made by the  respective  depository  to the DTC  participant's  account  against  delivery  of an interest in the global  securities.  After this  settlement has been  completed,  the interest will be credited to the respective  clearing system and by the clearing system, in accordance with its usual procedures,  to the
Clearstream  participant's or Euroclear  participant's  account. The credit of this interest will appear on the next  business day and the cash debit will be  back-valued  to and the interest on the global  securities  will accrue  from,  the value date,  which  would be the  preceding  day when  settlement  occurred in New York.  If settlement is not completed  through DTC on the intended value date,  i.e., the trade fails, the Clearstream or
Euroclear cash debit will be valued instead as of the actual settlement date.

        Clearstream  participants  and Euroclear  participants  will need to make  available to the  respective clearing system the funds  necessary to process  same-day funds  settlement.  The most direct means of doing so is to  pre-position  funds for  settlement  from cash on hand, in which case the  Clearstream  participants  or
Euroclear  participants  will take on credit exposure to Clearstream or the Euroclear  operator until interests in the global securities are credited to their accounts one day later.

        As an  alternative,  if  Clearstream  or the Euroclear  operator has extended a line of credit to them,
Clearstream  participants or Euroclear  participants can elect not to pre-position  funds and allow that credit line to be drawn upon.  Under this  procedure,  Clearstream  participants or Euroclear  participants  receiving interests in global  securities for purchasers  would incur  overdraft  charges for one day, to the extent they cleared the  overdraft  when  interests in the global  securities  were  credited to their  accounts.  However, interest on the global  securities would accrue from the value date.  Therefore,  the investment  income on the interest in the global  securities  earned during that one-day  period would tend to offset the amount of these
overdraft  charges,   although  this  result  will  depend  on  each  Clearstream  participant's  or  Euroclear participant's particular cost of funds.

        Since the settlement  through DTC will take place during New York business hours,  DTC participants are subject to DTC  procedures for  transferring  interests in global  securities to the  respective  depository of
Clearstream  or Euroclear  for the benefit of  Clearstream  participants  or Euroclear  participants.  The sale proceeds will be available to the DTC seller on the  settlement  date.  Thus,  to the seller  settling the sale through a DTC  participant,  a cross-market  transaction  will settle no differently than a sale to a purchaser settling through a DTC participant.

        Finally,  intra-day  traders that use Clearstream  participants  or Euroclear  participants to purchase interests  in global  securities  from DTC  participants  or sellers  settling  through  them for  delivery  to
Clearstream  participants or Euroclear  participants  should note that these trades will  automatically fail on the sale side unless  affirmative  action is taken. At least three techniques  should be available to eliminate this potential condition:

o       borrowing  interests in global  securities  through  Clearstream  or Euroclear  for one day,  until the purchase side of the intra-day  trade is reflected in the relevant  Clearstream or Euroclear  accounts,  in accordance with the clearing system's customary procedures;

o       borrowing  interests in global securities in the United States from a DTC participant no later than one day prior to  settlement,  which would give  sufficient  time for such  interests  to be  reflected  in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

o       staggering  the  value  dates for the buy and sell  sides of the  trade so that the value  date for the purchase  from  the DTC  participant  is at  least  one day  prior  to the  value  date for the sale to the
    Clearstream participant or Euroclear participant.

        Transfers  between  Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor,  Clearstream  participants and Euroclear  participants  may employ their customary  procedures for transactions in which interests in global  securities are to be transferred by the respective  clearing system, through the respective  depository,  to a DTC participant.  The seller will send instructions to Clearstream or the Euroclear  operator  through a Clearstream  participant or Euroclear  participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct its respective  depository,  to credit an interest in the global  securities to the DTC  participant's  account  against  payment.  Payment will include  interest accrued on the global  securities  from and including  the last payment date to but  excluding  the  settlement date.  The  payment  will  then be  reflected  in the  account  of the  Clearstream  participant  or  Euroclear participant  the following  business day and receipt of the cash proceeds in the Clearstream  participant's  or
Euroclear  participant's  account would be  back-valued  to the value date,  which would be the preceding  day, when  settlement  occurred  through DTC in New York. If settlement is not completed on the intended value date,
i.e.,  the  trade  fails,  receipt  of  the  cash  proceeds  in  the  Clearstream  participant's  or  Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial  owner who is an individual or corporation  holding the global  security on its own behalf of global securities holding  securities  through  Clearstream or Euroclear or through DTC if the holder has an address  outside the U.S., will be subject to the 30% U.S.  withholding tax that typically  applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

o       each  clearing  system,  bank or other  institution  that holds  customers'  securities in the ordinary course of its trade or business in the chain of  intermediaries  between the beneficial  owner or a foreign corporation  or foreign  trust and the U.S.  entity  required  to withhold  tax  complies  with  applicable certification requirements; and

o       the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o       Exemption for Non-U.S.  Persons-Form W-8BEN.  Beneficial holders of global securities that are Non-U.S.
    persons  generally can obtain a complete  exemption from the withholding tax by filing a signed Form W-8BEN or Certificate of Foreign Status of Beneficial  Owner for United States Tax Withholding.  Non-U.S.  persons residing in a country  that has a tax treaty with the United  States can obtain an exemption or reduced tax rate,  depending  on the treaty  terms,  by filing Form  W-8BEN.  If the  information  shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o       Exemption for Non-U.S.  persons with  effectively  connected  income-Form  W-8ECI.  A Non-U.S.  person, including a non-U.S.  corporation or bank with a U.S. branch,  for which the interest income is effectively connected  with its conduct of a trade or business in the United  States,  can obtain an exemption from the withholding  tax by filing  Form  W-8ECI or  Certificate  of  Foreign  Person's  Claim for  Exemption  from
    Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

o       Exemption for U.S.  Persons-Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 or Payer's Request for Taxpayer Identification Number and Certification.

        U.S.  Federal  Income Tax  Reporting  Procedure.  The holder of a global  security or, in the case of a
Form W-8BEN or Form W-8ECI filer,  his agent,  files by submitting the  appropriate  form to the person through whom it holds the  security-the  clearing  agency,  in the case of persons holding directly on the books of the clearing  agency.  Form W-8BEN and Form W-8ECI  generally are  effective  until the third  succeeding  calendar year from the date the form is signed.  However,  the W-8BEN and W-8ECI with a taxpayer  identification  number will remain  effective until a change in  circumstances  makes any information on the form incorrect,  provided that the  withholding  agent reports at least annually to the beneficial  owner on Form 1042-S.  The term "U.S.
person" means:

o       a citizen or resident of the United States;

o       a corporation,  partnership or other entity treated as a corporation or a partnership for United States federal  income tax  purposes  organized  in or under the laws of the United  States or any state  thereof, including for this purpose the District of Columbia, unless, in the case of a partnership,  future Treasury regulations provide otherwise;

o       an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o       a  trust  if a  court  within  the  United  States  is  able to  exercise  primary  supervision  of the administration  of the trust and one or more  United  States  persons  have the  authority  to control  all substantial decisions of the trust.

If the  information  shown on Form  W-8BEN  or Form  W-8ECI  changes,  a new Form  W-8BEN  or Form  W-8ECI,  as applicable,  must be filed within 30 days of the change.  Certain  trusts not  described in the final bullet of the  preceding  sentence in  existence  on August 20, 1996 that elect to be treated as a United  States  Person will also be a U.S.  person.  The term  "Non-U.S.  person"  means any  person  who is not a U.S.  person.  This summary does not deal with all aspects of U.S.  federal income tax withholding  that may be relevant to foreign holders of the global  securities.  Investors  are advised to consult  their own tax  advisors for specific tax advice concerning their holding and disposing of the global securities.